UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SERITAGE GROWTH PROPERTIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Fifth Avenue

Suite 1530

New York, NY 10110

(212) 355-7800

September 14, 2022

Dear Shareholder:

The Board of Trustees (the “Board”) and officers of Seritage Growth Properties (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”) are pleased to invite you to attend the 2022 annual meeting of the Company’s shareholders (the “Annual Meeting”) on October 24, 2022 at 10:00 a.m. (Eastern Time). Due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to support the health and wellbeing of our shareholders and others, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting www.meetnow.global/MR25HDD. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying proxy statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “virtual” or “in person” attendance, means attending by remote communication via live webcast on the Internet.

In March 2022, we publicly announced that the Board had commenced a process to review a broad range of strategic alternatives to enhance shareholder value and had appointed a special committee of the Board (the “Special Committee”), comprised solely of independent trustees to oversee the process. In connection with the Special Committee’s review of alternatives with its advisors, including its financial advisor, Barclays Capital, Inc. (“Barclays”), the Special Committee and the Board have determined that, in light of the diversified nature of our portfolio, the Company may be best able to maximize value for our shareholders by seeking to sell the Company’s different assets to different potential buyers. Accordingly, the Special Committee and the Board have authorized Barclays and third-party brokers to seek potential buyers for different assets and/or portfolios of assets of the Company, in addition to Barclays’ seeking a potential merger transaction in which the whole Company would be acquired. In light of the foregoing, the Special Committee and the Board have determined that seeking and obtaining approval from our shareholders at the Annual Meeting for a general plan of sale of our assets and dissolution (“plan of sale”) would provide us with optimal flexibility to maximize shareholder value. The approval of the plan of sale would allow us to engage potential buyers and complete sales of assets through individual-asset, multiple-asset or portfolio sales without the need to subject any such future transaction to the delay and conditionality that would be associated with having to seek and obtain shareholder approval in connection with these future asset sales. The Special Committee and the Board believe that not having to subject any potential transaction to such delay and conditionality will result in a greater number of potential buyers for the Company’s assets thus resulting in a more competitive sale process. Accordingly, in addition to the other proposals to be presented at our annual meetings, the Board will, at the Annual Meeting, seek your approval for a proposal to adopt the plan of sale, which will grant us the authority and flexibility to sell all of our assets, pay our liabilities, distribute the net proceeds to our shareholders and liquidate the Company. Notwithstanding the approval of the plan of sale by shareholders, the Special Committee and the Board intend to continue to seek and explore potential merger transactions in which the whole Company would be acquired.

In addition, in response to shareholder input, the Board has approved and, at the Annual Meeting, will seek your approval of an amendment to our Declaration of Trust to declassify our Board. If this amendment is approved by shareholders, all members of our Board will stand for election annually beginning at our 2023 annual meeting of shareholders. The Board will also seek your approval of an amendment to our Declaration of Trust to provide for the timing of our future Annual Meetings, as more fully described in this proxy statement.

The formal notice of this Annual Meeting and the proxy statement appear on the following pages. After reading the proxy statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail by October 21, 2022 to ensure they will be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via telephone or the Internet. You may authorize a proxy to vote your shares electronically via telephone or the Internet up to the time the polls close at the virtual meeting. Please review the instructions on each of your voting options described in this proxy statement.

Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares.

Sincerely,

Andrea L. Olshan
Chief Executive Officer and President
Seritage Growth Properties 500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES

500 Fifth Avenue

Suite 1530

New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 24, 2022

10:00 a.m. Eastern Time

We invite you to attend the 2022 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1. The election of Adam Metz and Mitchell Sabshon as Class I trustees, to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified;

2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022;

3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as more fully described in the proxy statement;

4. The approval of the plan of sale of all of the assets and dissolution of the Company attached as Annex A hereto (the “plan of sale”) granting the Company the authority to sell all of our assets, pay our liabilities, distribute the net proceeds to our shareholders and liquidate, dissolve and wind up the Company (the “Plan of Sale Proposal”);

5. An advisory, non-binding resolution to approve the compensation that may become payable to our named executive officers in connection with the transactions contemplated by the plan of sale, as more fully described in the proxy statement;

6. The approval of an amendment to our Declaration of Trust to declassify our Board of Trustees;

7. The approval of an amendment to our Declaration of Trust to provide shareholders with the ability to seek the holding of any future annual meeting of shareholders if not held by the earlier of June 15 of that year or 13 months after the prior year’s annual meeting; and

8. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on July 28, 2022. Only shareholders of record or their duly authorized proxies at that date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying proxy statement.

Due to the continuing public health impact of by the coronavirus pandemic (COVID-19) and to support the health and wellbeing of our shareholders and others, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the virtual Annual Meeting by visiting www.meetnow.global/MR25HDD. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying proxy statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the record date may vote their shares online at the virtual Annual Meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by submitting your enclosed proxy card at any time prior to meeting. If you do not attend the meeting but your vote is submitted by telephone or Internet before 10:00 a.m., Eastern Time, on October 24, 2022, your vote will be cast as if you were personally present at the meeting.

If you are a shareholder of record as of the close of business on the record date or hold a legal proxy from a shareholder of record and attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

Sincerely,

Matthew Fernand
Chief Legal Officer and Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains, in addition to historical information, forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “anticipates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Among many other examples, the following are examples of the forward-looking statements in this proxy statement:

•	predictions with respect to the amount or timing of distributions to be received by shareholders;

•	statements regarding how our Board will implement the plan of sale;

•	estimates regarding the timing of asset dispositions and the sales prices or other terms we expect to receive for assets; and

•

estimates regarding future cash flows, future business prospects, future revenues, future working capital, the amount of expenses expected to be incurred, the amount or existence of future contingent liabilities, the amount of cash reserves to be established in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the plan of sale.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to various known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described in the section entitled “Risk Factors Related to Plan of Sale” beginning on page 84 as well as throughout this proxy statement, and you should consider these important cautionary factors as you read this proxy statement.

The forward-looking statements contained in this proxy statement reflect our current estimates regarding future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or implied in any forward-looking statement. We are not able to predict all of the factors that may affect future results. For a discussion of these and other factors that could cause actual results to differ materially from any forward-looking statements, see the risk factors discussed below in the section entitled “Risk Factors Related to Plan of Sale” beginning on page 84 and in Item 1A, “Risk Factors,” in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and other risks and uncertainties detailed in such annual report and our other reports and filings with the SEC. These risks, contingencies and uncertainties include:

•	uncertainties relating to the amounts and timing of our sales of assets and shareholder distributions;

•

whether the revocation of our real estate investment trust (“REIT”) election under the Internal Revenue Code of 1986, as amended (the “Code”), and our revised capital allocation strategy can be implemented in a cost-effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders;

•	availability of qualified personnel;

•	uncertainties relating to our asset portfolio;

•	uncertainties relating to our operations;

•	uncertainties relating to domestic and international economic and political conditions;

•	uncertainties regarding the impact of regulations, changes in government policy and industry competition;

•	unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the plan of sale;

•

changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets, including events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations;

•	actual or potential conflicts of interest which certain of our executive officers and our trustees have in connection with the plan of sale;

•	changes in governmental regulations, tax laws and rates, and similar matters; and

•	other risks detailed from time to time in our reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

The cautionary statements contained or incorporated by reference into this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

QUESTIONS AND ANSWERS

What is included in these proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2022 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland REIT that is taxed as a C corporation (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this proxy statement, our 2021 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on July 28, 2022.

A “proxy statement” is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is a legal document designating another person to cast the votes entitled to be cast by the holder of the shares. That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”

We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint each of Andrea Olshan, John Garilli and Matthew Fernand as your proxy at the Annual Meeting (the “proxies”), with full power of substitution by any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or, if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this proxy statement have been approved by our Board of Trustees (“Board”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on September 14, 2022. Any reference in this proxy statement to attending the Annual Meeting, including any reference to “virtual” or “in person” attendance, means attending by remote communication via live webcast on the Internet.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders will be asked to consider and vote upon:

•

The election of Adam Metz and Mitchell Sabshon as Class I trustees, to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified (the “Election of Trustees Proposal”);

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year 2022 (the “Appointment of Independent Auditors Proposal”);

•	An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers (the “Advisory Approval of Executive Compensation”);

•

The approval of the plan of sale granting the Company the authority to sell all of our assets, pay our liabilities, distribute the net proceeds to our shareholders and liquidate, dissolve and wind up the Company (the “Plan of Sale Proposal”);

•	An advisory vote on named executive sale-related compensation (“Advisory Approval of Sale-Related Compensation”);

•	The approval of an amendment to our Declaration of Trust to declassify our Board of Trustees (“Declassification Proposal”);

•

The approval of an amendment to our Declaration of Trust to provide shareholders with the ability to seek the holding of an annual meeting of shareholders in future years if it is not held by the earlier of June 15 of that year or 13 months after the prior year’s annual meeting (“Annual Meeting Timing Proposal”); and

•	Any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?

The Board recommends that you vote as follows:

•	FOR the Election of Trustees Proposal;

•	FOR the Appointment of Independent Auditors Proposal;

•	FOR the Advisory Approval of Executive Compensation;

•	FOR the Plan of Sale Proposal;

•	FOR the Advisory Approval of Sale-Related Compensation;

•	FOR the Declassification Proposal; and

•	FOR the Annual Meeting Timing Proposal.

What does it mean to vote by proxy?

It means that you authorize another person to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the Election of Trustees Proposal;

•	FOR the Appointment of Independent Auditors Proposal;

•	FOR the Advisory Approval of Executive Compensation;

•	FOR the Plan of Sale Proposal;

•	FOR the Advisory Approval Sale-Related Compensation;

•	FOR the Declassification Proposal; and

•	FOR the Annual Meeting Timing Proposal.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only holders of our Class A common shares $0.01 par value per share (“Class A Shares,” “Class A common shares,” or “common shares”) at the close of business on July 28, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share is entitled to one vote per share. There were 56,032,381 Class A Shares outstanding on the Record Date.

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometimes referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” (sometimes referred to as a “beneficial shareholder”) and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I authorize a proxy to vote my shares by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet following the instructions in the proxy card. If you are a street-name shareholder, your broker or other nominee has provided you a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

May I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from our Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary. The last proxy received prior to the Annual Meeting will be the one that will be counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

May I revoke a proxy?

Yes, a registered shareholder may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders wishing to revoke their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one proxy or voting instruction form?

It means your shares are registered in more than one account. For all copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 462 South 4th Street, Suite 1600, Louisville, KY 40202 (1-866-455-9772). Street-name shareholders should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to transact business at the Annual Meeting.

What is the required vote to approve each of the proposals?

Proposal 1: The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) as to a nominee at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualified. Cumulative voting is not permitted.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Proposal 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of the votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Proposal 4: The affirmative vote of at least two-thirds of all the votes entitled to be cast (i.e., outstanding common shares) on the matter is required to approve the Plan of Sale Proposal.

Proposal 5: Approval of the advisory vote on sale-related compensation requires the affirmative vote of a majority of the votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Proposal 6: The affirmative vote of at least two-thirds of all the votes entitled to be cast (i.e., outstanding common shares) on the matter is required to approve the Declassification Proposal.

Proposal 7: The affirmative vote of at least two-thirds of all the votes entitled to be cast (i.e., outstanding common shares) on the matter is required to approve the Annual Meeting Timing Proposal.

Edward S. Lampert, our former Chairman, who beneficially owned approximately 29.1% of the Company’s outstanding Class A common shares as of July 28, 2022, the Record Date for the Annual Meeting, has entered into a Voting and Support Agreement with the Company, pursuant to which Mr. Lampert has agreed to, among other things, vote in favor of the Plan of Sale Proposal.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are not votes cast and will have no effect on the election of trustees, on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, on the advisory vote on the Company’s executive compensation or on the advisory vote on sale-related compensation. Abstentions will have the same effect as a vote “against” the Plan of Sale Proposal, the Declassification Proposal and the Annual Meeting Timing Proposal.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner and there is at least one matter on the proxy card on which brokers are permitted to vote, your shares represent “broker non-votes.” Under the rules of the New York Stock Exchange, brokers are not entitled to vote on (i) the election of trustees (Proposal 1), (ii) the advisory vote on the Company’s executive compensation (Proposal 3), (iii) the Plan of Sale Proposal (Proposal 4), (iv) the advisory vote on sale-related compensation (Proposal 5), (v) the Declassification Proposal (Proposal 6), (vi) or the Annual Meeting Timing Proposal (Proposal 7), unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares even if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2). Because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the election of trustees (Proposal 1), the advisory vote on the Company’s executive compensation (Proposal 3), and the advisory vote on sale-related compensation (Proposal 5). Broker non-votes will have the same effect as a vote “against” the Plan of Sale Proposal (Proposal 4), the Declassification Proposal (Proposal 6) and the Annual Meeting Timing Proposal (Proposal 7). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Why are you holding a virtual Annual Meeting?

Due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to support the health and wellbeing of our shareholders and others, this year’s Annual Meeting will be held by remote communication in a virtual meeting format only. In addition, we believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders and the Company.

The Annual Meeting will convene at 10:00 a.m. Eastern Time on October 24, 2022. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

How do I attend and vote shares at the Annual Meeting?

Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting. If you are a registered shareholder, you do not need to register to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetnow.global/MR25HDD. You also will be able to vote your shares electronically as part of the Annual Meeting webcast. Please follow the instructions on the proxy card that you received.

To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting by remote communication via webcast, you must submit a legal proxy from your broker or nominee as proof of your power to authorize your vote. Obtaining a legal proxy from your broker or nominee may take several days. Requests for registration must be labeled as “Legal Proxy” and be should be received by Computershare via email or by mail using the instructions below by no later than 5:00 PM, Eastern Time on October 20, 2022 to ensure ample time to provide your confirmation of registration to be admitted to the meeting

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Seritage Legal Proxy

P.O. Box 43006

Providence, RI 02940-3006

The Annual Meeting will convene at 10:00 a.m. Eastern Time on October 24, 2022. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Innisfree M&A Incorporated (“Innisfree”) to distribute and solicit proxies on our behalf and will pay Innisfree a fee of approximately $40,000-$60,000, plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC and is authorized under Maryland law. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our Company by reducing printing and postage costs.

If you wish to receive separate copies of proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Why is the plan of sale being proposed at the Annual Meeting?

Pursuant to our declaration of trust, the sale by us of all or substantially all of our assets and our dissolution requires shareholder approval.

In March 2022, we publicly announced that the Board had commenced a process to review a broad range of strategic alternatives to enhance shareholder value and had appointed the Special Committee, comprised solely of independent trustees to oversee the process. In connection with the Special Committee’s review of alternatives with its advisors, including its financial advisor, Barclays, the Special Committee and the Board have determined that, in light of the diversified nature of our portfolio the Company may be best able to maximize value for our shareholders by seeking to sell the Company’s different assets to different potential buyers. Accordingly, the Special Committee and the Board have authorized Barclays and third-party brokers to seek potential buyers for different assets and/or portfolios of assets of the Company, in addition to Barclays’ seeking a potential merger transaction in which the whole Company would be acquired. In light of the foregoing, the Special Committee and the Board have determined that seeking and obtaining approval from our shareholders at the Annual Meeting for a general plan of sale of our assets and dissolution (“plan of sale”) would provide us with optimal flexibility to maximize shareholder value. The approval of the plan of sale would allow us to engage potential buyers and complete sales of assets through individual-asset, multiple-asset or portfolio sales without the need to subject any such future transaction to the delay and conditionality that may be associated with having to seek and obtain shareholder approval in connection with these future asset sales The Board and the Special Committee believe that not having to subject any potential transaction to such delay and conditionality will result in a greater number of potential buyers for the Company’s assets thus resulting in a more competitive sale process. Accordingly, in addition to the proposals customarily presented at our annual meetings, the Board will, at the Annual Meeting, seek your approval for the proposal to adopt the plan of sale, which will grant us the authority to sell all or part of our assets, pay our liabilities, distribute the net proceeds to our shareholders and liquidate, dissolve and wind up the Company.

Regardless of whether the Company’s shareholders approve the plan of sale, the Special Committee and the Board intend to continue to seek and explore potential merger transactions in which the whole Company would be acquired. The Company will not effect such a merger or other transaction that would require shareholder approval under Maryland law without circulating a proxy statement that would comply with Item 14 of Schedule 14A of the SEC and seeking and obtaining approval of that transaction from the Company’s shareholders.

In addition, as of the date of this proxy statement, neither Mr. Lampert nor any of its affiliates has expressed interest as a potential bidder in the purchase of any assets of the Company, However, if Mr. Lampert or any of his affiliates were to propose a transaction with the Company that would constitute a Rule 13e-3 transaction under the rules of the SEC and the Company were to decide to engage in such a transaction with Mr. Lampert or any of his affiliates, the Company would circulate a proxy statement, which would comply with the requirements of SEC Rule 13e-3 and seek separate shareholder approval for that transaction, regardless of whether the Company’s shareholders approve the plan of sale.

What are the key provisions of the plan of sale?

The plan of sale provides, in pertinent part, that, among other things:

•

We will be authorized (but not obligated) to sell all of our assets, liquidate and dissolve the Company and its subsidiaries, establish a liquidating trust or similar liquidating entity and distribute the net proceeds of such plan of sale to our shareholders (either directly or through a liquidating trust or similar liquidating entity) in accordance with the provisions of our declaration of trust, including the articles supplementary classifying and designating our 7.00% Series A cumulative redeemable preferred shares of beneficial interest (the “Series A Preferred Shares”), our bylaws and the laws of the State of Maryland. We will be authorized to wind up our business, pay or establish a reserve fund for our debts and distribute our assets to our shareholders (either directly or through a liquidating trust or similar liquidating entity), all in accordance with our declaration of trust and our bylaws and the plan of sale.

•

We will be authorized to satisfy any contractual obligations (including any capital call requirements), pay for tenant improvements and capital expenditures at our real estate properties (including real estate properties owned by joint ventures in which the Company owns an interest) if our Board so chooses and make protective acquisitions or advances with respect to our assets.

•

We will be authorized to provide for the payment of any and all claims and obligations of ours, including all contingent, conditional or contractual claims known to us. We may do so through the creation of a reserve fund or in other ways.

•

Once we make our final distribution and dissolve (including by establishing a liquidating trust or similar liquidating entity, in which case our shares would be cancelled and our shareholders will receive interests in the liquidating trust or other liquidating entity), all of our outstanding common shares will be cancelled, and we will cease to exist.

•

Until we are dissolved, the Board may terminate the plan of sale without shareholder approval at the Board’s discretion and authorize us to continue to operate and engage in business activities. Notwithstanding approval of the plan of sale by our shareholders, the Board may modify or amend the plan of sale without further action by our shareholders

The plan of sale does not require us to complete the sale of all or substantially all of our assets or dissolve the Company, or to pursue any specific transaction or strategic alternative.

What is a liquidating trust? What other liquidating entity may be formed?

A liquidating trust is a trust established for the primary purpose of liquidating and distributing the assets transferred to it after paying any of the remaining liabilities. We may determine, instead, to convert the Company into another type of liquidating entity in accordance with Maryland law. That entity may be a limited liability company, a partnership or a trust. If we form a liquidating trust or convert the Company into another type of liquidating entity, at the time of the formation or conversion, our shares will be cancelled and our shareholders will receive interests in the liquidating trust or other liquidating entity. Such interests in the liquidating trust or other liquidating entity (i) will not be transferable (except by will, intestate succession or operation of law) and (ii) will not be represented by certificates. In determining the timing of the establishment of any liquidating trust or other liquidating entity, the Board will take into account the resulting loss of shareholders’ ability to continue to transfer their interests in the Company, in addition to considering the costs that will be avoided by establishing such liquidating trust or other liquidating entity and other relevant factors.

What will I receive in the sale and dissolution, if completed?

Based upon management’s review and evaluation with its advisors, including CBRE Group, Inc. (“CBRE”), and with input from the Special Committee’s financial advisor, Barclays, if the plan of sale is approved by our shareholders and we are able to successfully implement the plan of sale, we have estimated, based on data and information reviewed by Company management as of or prior to early June 2022 (without taking into account macroeconomic, market or other factors after June 7, 2022), that the net proceeds that will be distributed to our Class A shareholders over time (directly or through a liquidating trust or other liquidating entity) from the plan of sale and taking into account: (a) repayment of our Senior Secured Term Loan, (b) the redemption of the Company’s outstanding Series A Preferred Shares, (c) an estimated amount of settlement of certain financial obligations, (d) the estimated debt service and dividends on Series A Preferred Shares prior to repayment and redemption, (e) the estimated fees and expenses incurred in connection with the sale of our assets, (f) an estimate of the expenses and capital expenditures to be incurred and revenue to be generated from our properties prior to disposition and estimates of the general administrative expenses, (g) wind-down costs of the Company and (h) the Company’s estimated taxes, will be between $18.50 and $29.00 per share (our “Estimated Total Shareholder Distributions Range”), as described in more detail under “Proposal Four: Plan of Sale and Dissolution — Estimated Shareholder Distributions — Calculation of Estimated Shareholder Distributions.”

Our Estimated Total Shareholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our shareholders will receive in shareholder distributions, and the actual amount may be more or less than the Estimated Total Shareholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” Amounts available for distribution to shareholders are dependent on a number of factors and assumptions, including actual proceeds from the sale of our assets, the amount of settlement of certain financial obligations, the amount of debt service and dividends on the Series A Preferred Shares prior to repayment and redemption, fees and expenses incurred in connection with the sale of our assets, expenses incurred and revenue generated in the administration of our properties prior to disposition, general administrative expenses and wind-down costs of the Company, taxes and other liabilities that may be incurred by the Company. Specifically, the amount of the debt service on our Senior Secured Term Loan, dividends we pay on our Series A Preferred Shares and our expenses and wind-down costs will necessarily be greater the longer it takes to complete our plan of sale. In addition, the Estimated Total

Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including litigation arising from our historical transactions with Sears Holdings. Our Estimated Total Shareholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our shareholders will receive in shareholder distributions. The preparation of these estimates involved judgments and assumptions with respect to the plan of sale process and such estimates may not be realized. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimates prepared. See “Risk Factors Related to Plan of Sale” beginning on page 84 for more information.

We will make shareholder distributions in one or more payments after we have repaid in full our existing Senior Secured Term Loan and redeemed our outstanding Series A Preferred Shares. However, we cannot be sure how many shareholder distributions will be made or when they will be made. The actual timing of the shareholder distributions depends on a number of factors outside of our control that are discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale” beginning on page 84.

When will I receive my shareholder distributions?

If our shareholders approve the plan of sale, we will seek to sell all of our assets and make shareholder distributions as soon as practicable in order to maximize shareholder value, and we estimate, based on the information available as of the date of this proxy statement, such sales will be completed within 18 to 30 months after the plan of sale is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to assets representing approximately half of the aggregate value of all our assets, with such sales currently targeted to be completed or under contract by the end of 2022. There are no assurances that sales of assets will be completed within that timeframe, which may be impacted by, among other things, market conditions, the nature and terms of the proposals received from third parties and what the Board determines to be in the best interests of the Company and its shareholders. We may make shareholder distributions to our shareholders during the sale process after we have repaid our existing Senior Secured Term Loan and there are no longer any outstanding Series A Preferred Shares. We expect to make the final shareholder distribution after we sell all of our assets, make reasonable provisions for all known claims and obligations, including all contingent, conditional or contractual claims, as well as provisions that are reasonably likely to be sufficient to resolve or provide compensation for any claim against us, our operating partnership, Seritage Growth Properties, L.P. (our “OP”), or its or our subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, our OP or any of their respective subsidiaries is a party, including our current litigation arising from historical transactions with Sears Holding Corporation (“Sears Holdings”), as further described in more detail in this proxy statement under “Risk Factors Related to Plan of Sale” on page 84.

If we establish a reserve fund, we may make a final distribution of any funds remaining in the reserve fund after we determine that all of our liabilities have been paid.

The actual amounts and times of the shareholder distributions will be determined by the Board. If you transfer your shares during the sale and dissolution, the right to receive shareholder distributions will transfer with those shares, unless you held your shares as of the record date for the applicable distribution in which case you will be entitled to receive such distribution notwithstanding the transfer of your shares.

How was the Estimated Total Shareholder Distributions Range calculated?

Our Estimated Total Shareholder Distributions Range was derived from the estimated total gross asset sale proceeds, less:

•

the Company’s debt under its Senior Secured Term Loan (the Company’s consolidated outstanding indebtedness under the Senior Secured Term Loan as of March 31, 2022 was $1.44 billion and as of the date of this proxy statement is $1.34 billion),

•	the liquidation preference of the Series A Preferred Shares ($70 million) as of March 31, 2022,

•	an estimated amount of settlement of certain financial obligations,

•	the estimated debt service and dividends on Series A Preferred Shares until repayment in full or redemption in full, as applicable,

•	the estimated fees and expenses incurred in connection with the sale of our assets,

•	the estimated expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,

•	the estimated operational and general administrative expenses of the Company, and

•	the estimated wind-down costs of the Company and the Company’s estimated taxes.

The preparation of these estimates involved judgments and assumptions with respect to the plan of sale process and such estimates may not be realized. A significant majority of the value of the Company’s assets is based on estimated sale prices of undeveloped land, unoccupied buildings, and projects in development, none of which generate any cash flow. As compared to developed assets which generate cash flows, due to the uncertainties inherent in the entitlement, construction and leasing phases and the assumptions about future outcomes built into the projects, these assets have a wider range of potential outcomes with respect to timing and proceeds.

For further discussion of our Estimated Total Shareholder Distributions Range, please see “Proposal 4: Plan of Sale and Dissolution” on page 60. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimates prepared. In addition, the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including litigation arising from our historical transactions with Sears Holdings.

What recent developments may adversely affect the achievability of the Estimated Total Shareholder Distribution Range?

As noted above, the Estimated Total Shareholder Distributions Range of between $18.50 and $29.00 was derived based on data and information reviewed by Company management and advisors as of or prior to early June 2022, and was designed to reflect a range to account for potential fluctuations to the inputs used to derive the range and, as a result, variability to the amount that will ultimately be distributed to our Class A shareholders. Throughout 2022, and in particular during the spring and summer, there have been persistent negative macro-economic headwinds, including increased interest rates, softening credit markets, persistent inflation, continued global uncertainty and ongoing speculation regarding a potential U.S. economic recession, all of which negatively affect the cost and availability of debt and equity capital and therefore the prices that buyers are willing and able to pay for commercial real estate assets. The offers we have received for certain of our assets since the date we determined the estimated range generally reflected valuations below the valuations implied by the upper half of the Estimated Total Shareholder Distributions Range. Although the Company continues to believe the Estimated Total Shareholder Distributions Range, and the assumptions and estimates (including expectations with respect to Seritage’s operations and performance) utilized by the Company in deriving the Estimated Total Shareholder Distributions Range, are reasonable, in light of the macro-economic headwinds and the offers we have received to date, we believe, as of the date of this proxy statement, that, unless these market conditions improve, it is unlikely that the net proceeds ultimately distributed to our Class A shareholders from the plan of sale will fall within the upper portion of the $18.50 and $29.00 per share Estimated Total Shareholder Distributions Range. Additionally, there remains the risk that the net proceeds that will ultimately be distributed to our Class A shareholders could potentially be below the Estimated Total Shareholder Distribution Range. In the event that the Company becomes aware, prior to the Annual Meeting, that the net proceeds that will ultimately be distributed to our Class A shareholders will be below the Estimated Total Shareholder Distribution Range or otherwise determines, in light of material changes in circumstances that have occurred or are anticipated to occur, it is necessary to update statements made in this proxy statement or in any other communications made by the Company in connection with the Annual Meeting to ensure that the information provided to the Company’s Class A shareholders in connection with the Annual Meeting is not false or misleading, including with regard to the Estimated Total Shareholder Distribution Range, the Company would expect to issue necessary supplemental disclosure in the form of additional soliciting materials prior to the Annual Meeting.

At the time we determined the Estimated Total Shareholder Distributions Range the costs and liabilities related to the litigation arising from our historical transactions with Sears Holdings could not be estimated. Accordingly, the Estimated Total Shareholder Distributions Range does not reflect an estimate of those costs and liabilities. On August 9, 2022, the Company and the other parties to the litigation entered into an agreement for the settlement of the litigation arising from our historical transactions with Sears Holdings, pursuant to which, the Company will contribute approximately $35 million, or approximately $0.62 per share, not taking account recovery from the Company’s insurance carrier. On September 2, 2022, the United States Bankruptcy Court for the Southern District of New York entered an order approving the settlement, which order is subject to a 14-day appeals period that expires on September 16, 2022.

What alternatives to a sale and dissolution have you considered and are you considering?

In January 2022, the Board appointed the Special Committee comprised solely of independent trustees to oversee the process of reviewing our strategic alternatives, and, in March 2022, we publicly announced that we had commenced a process to review a broad range of strategic alternatives to enhance shareholder value. As part of this process, at the direction of the Board and the Special Committee and with input from the Company’s outside advisors and other representatives of the Company, we have considered, and are continuing to evaluate, a number of potential alternatives, including:

•	a sale or merger of the Company;

•	other entity-level transactions;

•	seeking to dispose of one or more of our assets through individual asset sales or portfolio sales; and

•	continuing to operate our business.

In connection with the Special Committee’s review of these alternatives with its advisors, including its financial advisor, Barclays, the Special Committee and the Board have determined that, in light of the diversified nature of our portfolio the Company may be best able to maximize value for our shareholders by seeking to sell the Company’s different assets to different potential buyers, while minimizing the risk that such future transaction would be delayed or subject to needing separate shareholder approval. Accordingly, the Special Committee and the Board have authorized Barclays and third-party brokers to seek potential buyers for different assets and/or portfolios of assets of the Company, in addition to Barclays’ seeking a potential merger transaction in which the whole Company would be acquired. In light of the foregoing, the Special Committee and the Board have determined that seeking and obtaining approval from our shareholders at the Annual Meeting for the plan of sale would provide us with optimal flexibility to maximize shareholder value. For further information, please see the section entitled “Proposal Four: Plan of Sale and Dissolution — Background of the Plan of Sale” on page 62.

What will happen to my common shares if the plan of sale is approved?

As noted elsewhere in this proxy statement, if the plan of sale is approved, the Company intends to continue to review its strategic alternatives. If we elect to sell all or substantially all of the assets and we pay the shareholder distributions and complete the plan of sale and dissolution, all of our common shares owned by you will be cancelled at the end of the plan of sale and dissolution process.

What will happen if the plan of sale is not approved by our shareholders?

If the plan of sale is not approved by our shareholders, the Board and the Special Committee will continue to pursue the available strategic alternatives that are in the best interests of the Company, including, without limitation, selling our multi-tenant retail and other assets to repay our outstanding indebtedness and potentially continuing to operate the business.

Can the plan of sale be abandoned to pursue a merger (or for any other reason)?

Yes. The Board may (i) terminate the plan of sale without shareholder approval at the Board’s discretion, and (ii) authorize us to continue to operate and engage in business activities. In addition, if the Board approves a merger transaction that is also approved by shareholders, the Board will terminate the plan of sale and proceed with the merger. Moreover, notwithstanding approval of the plan of sale by our shareholders, the Board may modify or amend the plan of sale without further action by our shareholders.

Do you currently have agreements to sell your assets?

As of the date of this proxy statement, we have not entered into any binding agreements to sell any of our assets, other than for the disposition of certain assets in the ordinary course of business. Under our declaration of trust, we are not permitted to sell all or substantially all of our assets before receiving shareholder approval. We and/or the Special Committee have retained Barclays and third-party brokers to begin marketing some or all of our assets assuming such approval is obtained.

Are there any interests in the sale transactions and the plan of sale that differ from my own?

Yes. In considering the recommendation of the Board to approve the plan of sale, our shareholders should be aware that our trustees and executive officers may be deemed to have interests in the sale transactions and the plan of sale that are in addition to, or different from, your interests as a shareholder, including the following:

•	Certain trustees hold common shares and will receive shareholder distributions in the same manner as other shareholders.

•

Ms. Olshan, our Chief Executive Officer, is entitled to certain severance and benefit payments under the terms of her employment agreement in the event her employment with the Company is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in her employment agreement), which severance amount increases if it occurs upon or within the twelve months following a change in control of the Company (as such term is defined in her employment agreement).

•

Mr. Fernand, our Chief Legal Officer, and Mr. Dinenberg, our Chief Operating Officer, each has severance rights under the terms of his individual employment agreement, as amended, that entitle him to severance benefits and payments in the event his employment with the Company is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in his employment agreement), including if such event is in connection with the transactions contemplated by the plan of sale.

Ms. Olshan, Mr. Fernand and Mr. Dinenberg also hold common shares, as well as outstanding equity compensation awards, the vesting for which will likely accelerate in connection with the transactions contemplated by the plan of sale, and therefore, these executive officers will receive shareholder distributions in connection with the plan of sale for those common shares that they currently hold, as well as for those shares in respect of their outstanding equity awards.

Our Board was aware of these interests and considered them in making its recommendations. For further information regarding these and other interests that differ from your interests, please see the section entitled “Proposal Four: Plan of Sale and Dissolution — Interests of Certain Persons in the Plan of Sale.”

What are the U.S. federal income tax consequences of a plan of sale to shareholders?

In general, if the plan of sale is approved and the Company is liquidated, distributions to U.S. shareholders on our common shares under the plan of sale, including your pro rata share of the fair market value of any Company assets that are transferred to a liquidating trust or deemed distributed pursuant to our conversion to another liquidating entity, should not be taxable for U.S. federal income tax purposes until the aggregate amount of shareholder distributions to a U.S. shareholder exceeds its adjusted tax basis in its common shares (i.e., distributions would be applied to recover tax basis in the shares first), and then should be taxable to such U.S. shareholder as capital gain (assuming such U.S. shareholder holds its shares as a capital asset). To the extent the aggregate amount of shareholder distributions to a U.S. shareholder is less than its adjusted tax basis in its common shares, such U.S. shareholder generally will recognize a capital loss (assuming such U.S. shareholder holds its shares as a capital asset) in the year the final distribution is received by such U.S. shareholder. The transfer of our assets to a liquidating trust or the establishment of another liquidating entity, which would occur by means of a conversion of the Company into a limited liability company, partnership or trust, will be a taxable event to our shareholders notwithstanding that the shareholders may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, non-U.S. shareholders under certain circumstances may recognize taxable gain and may be subject to U.S. withholding taxes. Please see the section entitled “Material U.S. Federal Income Tax Consequences” for a more detailed summary of the possible U.S. federal income tax consequences. You should consult your tax advisor as to the tax consequences applicable to your particular circumstances.

What does the Declassification Proposal accomplish and when does it go into effect?

The Declassification Proposal would amend our Declaration of Trust to eliminate our classified board structure and provide for the annual election of our trustees. If this Declaration of Trust amendment is approved, then all of our trustees will stand for election at the 2023 annual meeting of shareholders and at each annual meeting thereafter, and each trustee elected at any such annual meeting will be elected to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. All of our trustees whose terms in office would otherwise extend beyond the 2023 annual meeting of shareholders have confirmed that, if the Declassification Proposal is approved, they will stand for election at the 2023 annual meeting.

What does the Annual Meeting Timing Proposal accomplish and when does it go into effect?

The Annual Meeting Timing Proposal would amend our Declaration of Trust to provide shareholders with the express right to seek the holding of an annual meeting of shareholders in any year if we have not held an annual meeting by the earlier of June 15 of that year or 13 months after the prior year’s annual meeting. This amendment is intended to provide shareholders with a right similar to a right with respect to the timing of annual meetings enjoyed by shareholders of a Delaware Corporation. If this Declaration of Trust amendment is approved, it will go into effect immediately. This amendment is intended to help ensure that annual meetings of shareholders are held a in a timely manner.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics, are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this proxy statement.)

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent trustees;

•	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;

•

The Board and each of its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;

•

The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and

•

Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

Environmental, Social and Governance Practices

We are committed to environmental, social responsibility and governance practices that serve and we believe benefit our shareholders, our team and our communities. We believe that revitalizing under-utilized real estate, enriching the communities that we serve and delivering value to all of our stakeholders is core to our mission. In 2019, we launched our Environmental, Social and Governance steering committee and have taken several steps since then towards recognizing our risks and improving our practices across our Company.

•

Environmental. We continue to undertake a number of green initiatives to mitigate our environmental risks, including replacing or redeveloping aging structures with more energy efficient buildings, and implementing improved insulation, cool roofs, LED lighting, smart irrigation systems and landscape design, remote electricity monitoring and charging stations for electric vehicles.

•	Social. As part of our completed or commenced development projects, we make significant capital investments to repurpose and modernize buildings and land, enhancing the local communities in which we serve and contributing to job creation. We are dedicated to building a corporate workforce on a culture of respect, safety, professionalism and integrity. We also encourage our employees to volunteer through our corporate community service program and initiated an annual service day for our employees in 2019. During the COVID-19 pandemic, the Company worked with local government agencies, and provided access to its properties for use as COVID-19 testing and/or vaccination sites. Additionally, as part of its business practices for bidding construction projects, the Company has instituted a program to ensure inclusionary participation by certified Minority/Woman Business Enterprises.

•

Governance. We are focused on maintaining high governance standards and increasing the diversity of our Board and executive leadership. In each of 2018, 2019 and 2022, our Board of Trustees elected an additional female trustee. In 2021, our Board elected a female Chief Executive Officer and President who also serves on our Board. We will continue to evaluate the diversity of our executive leadership and Board in the future. We also aim to align the interests of our leadership and our shareholders through a compensation philosophy that emphasizes performance goals and shareholder returns. In addition, each of our trustees and employees is subject to our Code of Business Conduct and Ethics, which we believe increases accountability and lowers governance risks.

Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees or have significant financial interests. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board has affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

John T. McClain

Adam Metz

Talya Nevo-Hacohen (elected by the Board on April 26, 2022)

Sharon Osberg

Mitchell Sabshon (elected by the Board on April 26, 2022)

Allison L. Thrush

Mark Wilsmann (elected by the Board on April 26, 2022)1

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined that Adam Metz and Allison L. Thrush are financially literate, and that John T. McClain, the chair of the Audit Committee, is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

[1]

David S. Fawer and Thomas M. Steinberg, former trustees who resigned on April 26, 2022, were also determined by the Board to have met the standards of independence under our Corporate Governance Guidelines and the rules of the NYSE.

Risk Management

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Investment Committee below and in the charters of these Board committees. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company, including our Chief Executive Officer, Interim Chief Financial Officer and our Chief Legal Officer.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board.

The Nominating and Corporate Governance Committee seeks to ensure, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Corporate Governance Committee undertake. The Board and the Nominating and Corporate Governance Committee believe that it is important that our trustees represent diverse viewpoints. This process is designed so that the Board includes trustees with diverse backgrounds that represent appropriate financial and other expertise relevant to our business.

The Board held four regular meetings during fiscal year 2021. Additionally, the Board held seven special update meetings during 2021 related to a variety of topics including, the appointment of our new Chief Executive Officer, the Board’s review of management’s updated business plans for the Company’s properties after the appointment of our new Chief Executive Officer and discussions of certain matters related to the

Company’s consideration of a strategic alternatives review. All of the trustees who served on the Board during 2021 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2021, the trustees from time to time held additional meetings and conference calls (with Mr. Lampert, our former Chairman, who resigned as a trustee as of March recusing himself, so long as he was a member of our Board) to discuss Company business relating to matters including the Consolidated Litigation and Mr. Lampert’s potential interest in acquiring assets of the Company. Trustees are encouraged to attend, and all trustees who served on the Board during 2021 attended, our 2021 annual meeting of shareholders.

Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2021.

	Audit		Compensation		Nominating and Corporate Governance		Investment
J. McClain	X	*	X	*
A. Metz(1)	X		X
T. Nevo-Hacohen(2)							X	*
S. Osberg			X		X
M. Sabshon(3)					X	*
A. Thrush	X
M. Wilsmann(4)					X		X
2021 Meetings
	8		6		1		2

*	Committee chair
(1)	On March 30, 2022, the Board elected Mr. Metz as a trustee of the Company and member of Class I of the Board, effective immediately.
(2)	On April 26, 2022, the Board elected Ms. Nevo-Hacohen as trustee of the Company and as member of Class II of the Board, effective immediately.
(3)	On April 26, 2022, the Board elected Mr. Sabshon as trustee of the Company and as member of Class I of the Board, effective immediately.
(4)	On April 26, 2022, the Board elected Mr. Wilsmann as trustee of the Company and as member of Class III of the Board, effective immediately.

Each Board committee operates under a written charter. The principal functions of each committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors – Governance Documents” heading or by writing to our Corporate Secretary at our principal executive office):

Audit Committee

•	Hires, subject to shareholder ratification, the independent registered public accounting firm to perform the annual audit;

•	Oversees and compensates the work of the independent registered public accounting firm in connection with its annual audit report;

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviews financial reports, internal controls and risk exposures;

•	Reviews and approves all related-party transactions, as defined by applicable NYSE rules;

•	Reviews management’s plan for establishing and maintaining internal controls;

•	Reviews the scope of work performed by the internal audit staff;

•	Discusses with the Company’s general counsel matters that involve our compliance and ethics policies; and

•	Prepares the Audit Committee Report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers;

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and

•	Prepares the Compensation Committee Report required by SEC rules to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance;

•	Recommends to the full Board the nominees for trustees;

•	Reviews and recommends to the Board the composition of Board committees and the committee chairperson;

•	Reviews recommended compensation arrangements for the Board; and

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

•	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;

•	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;

•	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and

•	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, John T. McClain and Sharon Osberg served as members of our Compensation Committee. No member of the Compensation Committee is a current or former executive officer or employee of the Company and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a trustee or member of the Company’s Compensation Committee during fiscal 2021.

Communications with the Board of Trustees

You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees — c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or a Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, which may be viewed on our website at www.seritage.com under the “Investors – Governance Documents”, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company’s best interests in light of the circumstances at the time. Mr. Lampert was the Chairman of the Board until he retired on March 1, 2022, and Ms. Olshan is the Chief Executive Officer of the Company. Since June 2022, Adam Metz has been the Chairman of the Board. It is the current view of the Board that the separation of the roles of Chairman and Chief Executive Officer now serves the best interests of the Company. The Board believes it is important to maintain flexibility in the future as to the Board’s leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the candidate’s qualifications and independence and economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal 2021, and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal 2021.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Board believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election as a trustee, a number of Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominantly business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationships with Holdco and ESL

On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively owned 28 properties, ground leased one property and leased two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015. On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations. The Company’s only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 28, 2019, the Company and certain affiliates of Transform Holdco LLC, an affiliate of ESL Investments, Inc. (“Holdco” or the “Tenant”), executed a master lease with respect to 51 wholly-owned properties (the “Holdco Master Lease”), which became effective on March 12, 2019, when the Bankruptcy Court issued an order approving the rejection of the original master lease between the Company and Sears Holdings (the “Original Master Lease”). The Holdco Master Lease was amended on June 3, 2020 (the “Holdco Master Lease Amendment”) and on December 2, 2020 (the “Holdco Master Lease Second Amendment”) each as further described below. As of December 31, 2021, the Company did not have any remaining properties leased to Holdco or Sears Holdings after giving effect to the termination of the remaining five Consolidated Properties, which were completed in March 2021.

Since the Transaction, the Company has operated as an independent public company. Our former Chairman, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own a significant portion of Holdco’s outstanding common stock and approximately 29.1% of the Company’s outstanding Class A common shares. For additional information, see the “Amount and Nature of Beneficial Ownership” section of this proxy statement. Mr. Lampert is the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease. Accordingly, Holdco is considered a related party.

Mr. Lampert has entered into a Voting and Support Agreement with the Company, pursuant to which Mr. Lampert has agreed to, among other things, (i) appear at the Annual Meeting or otherwise cause his shares to be counted as present thereat for the purpose of establishing a quorum and (ii) validly vote or cause to be voted at the Annual Meeting all of his shares owned as of the Record Date for the Annual Meeting in favor of the Plan of Sale Proposal. Until July 6, 2022, Mr. Lampert held substantial equity in the OP. Seritage is the sole general partner of our OP.

Pursuant to the Voting and Support Agreement, on July 6, 2022, Mr. Lampert exchanged his entire equity interest in the OP for Class A common shares of Seritage in accordance with the terms of the partnership agreement of our OP. Accordingly, Seritage currently owns, directly and indirectly, the entire equity interest in the OP.

The following is a summary of the terms of the material agreements that we and the OP have entered into with Holdco and its subsidiaries, the OP and ESL Investments, Inc., an affiliate of Mr. Lampert, and its affiliates (“ESL”). The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

The Holdco Master Lease

The Holdco Master Lease was a unitary, non-divisible lease as to all properties, with Holdco’s obligations as to each property cross-defaulted with all obligations of Holdco with respect to all other properties. The Holdco Master Lease generally was a triple net lease with respect to all space leased thereunder to Holdco, subject to proportional sharing by Holdco for repair and maintenance charges, real property taxes, insurance and other costs and expenses common to both the space leased by Holdco and other space occupied by other tenants in the same or other buildings, space recaptured pursuant to the Company recapture rights described below and all other space constructed on the properties. Under the Holdco Master Lease, Holdco was required to make all expenditures reasonably necessary to maintain the premises in good appearance, repair and condition for as long as it were in occupancy.

Pursuant to the Holdco Master Lease Amendment, the Company agreed to terminate the Holdco Master Lease at 12 stores, effective September 30, 2020, each of which the Tenant would otherwise have the right to terminate without penalty on March 1, 2021, in return for a termination payment of $5.3 million payable upon the completion of going-out-of-business sales. Pursuant to the Holdco Master Lease Second Amendment, the Company agreed to terminate the Holdco Master Lease at the remaining 5 stores, effective March 15, 2021, in return for a termination payment of $3.8 million.

Subscription, Distribution and Purchase and Sale Agreement

Through the Subscription, Distribution and Purchase and Sale Agreement, Sears Holdings subscribed for rights to acquire Class A common shares of Seritage and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to the OP for an aggregate purchase price of approximately $2.7 billion. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Original Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

ESL Exchange Agreement

Seritage, the OP and ESL entered into an exchange agreement (the “ESL Exchange Agreement”), dated as of June 26, 2015, pursuant to which ESL exchanged subscription rights that, if exercised, would have resulted in ESL receiving in excess of 3.1% of the Seritage common shares, together with an amount of cash equal to the aggregate amount ESL would have paid had it exercised such subscription rights in the rights offering plus the value of the Seritage non-economic shares, for Seritage non-economic shares having 5.4% of the voting power of Seritage but not entitled to dividends or distributions and Operating Partnership Units (“OP Units”). Pursuant to the ESL Exchange Agreement, upon any sale or other transfer to a non-affiliate of any of its OP Units, ESL had agreed to surrender to Seritage a pro rata portion of the Seritage non-economic shares that it held prior to the sale or other transfer, whereupon the surrendered Seritage non-economic shares would be cancelled and the aggregate voting power of ESL in Seritage would be proportionately reduced.

Amended and Restated Limited Partnership Agreement of the OP

Until July 6, 2022, Mr. Lampert was a party to the partnership agreement of our OP, at which time Mr. Lampert exchanged his entire equity interest in the OP for Class A common shares of Seritage in accordance with the terms of the partnership agreement of our OP.

Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”), dated July 7, 2015. The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. We are required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

In connection with the receipt of a demand notice pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-3 with the SEC on November 30, 2021 to register the offering and resale of 16,428,149 shares of our Class A Shares by ESL. The Class A shares covered by such registration statement include Class A Shares currently outstanding and owned by ESL, as well as Class A Shares that may be issued to ESL upon the redemption by them of OP Units.

As of July 6, 2022, Mr. Lampert owned approximately 29.1% of the Company’s outstanding Class A Shares.

Our Relationship with Winthrop Capital Advisors, LLC and John Garilli

On January 7, 2022, we announced that John Garilli had been appointed interim chief financial officer on a full-time basis, effective January 14, 2022. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, currently serving as President and Chief Operating Officer. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust’s Chief Financial Officer from 2012 until 2016. We and Winthrop are parties to an existing agreement, pursuant to which Winthrop provides us with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives. In exchange for these services, in 2022 we expect to pay Winthrop a fee equal to $108,333 per month, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop, other than Mr. Garilli, who devote time to us.

PROPOSAL 1: ELECTION OF TRUSTEES

Proposal 1 is the election of two Class I trustee nominees to our Board. If elected, the two nominees will serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of the nominees listed below, unless otherwise instructed. All Class II and III trustees will continue to serve until the expiration of their terms at the 2023 and 2024 annual meeting of shareholders, respectively, and until their successors are duly elected and qualified. Notwithstanding the foregoing, all of our trustees whose terms in office would otherwise extend beyond the 2023 annual meeting of shareholders have confirmed that, if the Declassification Proposal is approved by shareholders at the Annual Meeting, they will stand for election at the 2023 annual meeting.

The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualified. Cumulative voting is not permitted.

The number of trustees constituting the entire Board is currently fixed at eight. Our declaration of trust provides that our trustees are divided into three classes. One class of trustees is elected at each annual meeting of shareholders to serve until the third succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR TRUSTEE.

The biographies of the nominees below contains information regarding the nominees’ services as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company. We also indicate below for each nominee and Trustee his or her proposed or existing term. However, as noted above, all of our trustees whose terms in office would otherwise extend beyond the 2023 annual meeting of shareholders have confirmed that, if the Declassification Proposal is approved by shareholders at the Annual Meeting, they will stand for election at the 2023 annual meeting.

The Board has nominated the following trustees for re-election as Class I trustee for a three-year term expiring at the 2025 annual meeting of shareholders:

Adam Metz

Trustee since 2022

Adam Metz, age 61, currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, four business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, beginning in October 2019, and Galata Acquisition Corporation, since July 2021. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018. Prior to Carlyle Group, Mr. Metz was Senior Advisor to TPG Capital’s Real Estate Group. Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy. Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of retail real estate assets throughout the United States. Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First

National Bank of Chicago. Mr. Metz’s previous experience serving as an independent director on numerous boards including, Forest City, Parkway Properties and Howard Hughes Corporation, well qualifies him to serve as a trustee on our board.

Mitchell Sabshon

Trustee since 2022

Mr. Sabshon, 70, has served as Chief Executive Officer and President of Inland Real Estate Investment Corporation since 2013, where he leads the execution of Inland’s long-term business strategy. Mr. Sabshon is also Chief Executive Officer of Inland Real Estate Income Trust, Inc., a publicly registered, non-listed multi-tenant retail REIT since 2014, InPoint Commercial Real Estate Income, Inc., a publicly registered, non-listed commercial mortgage REIT since 2016, and MH Ventures Fund II, Inc., a privately held manufactured housing community REIT since 2021. He previously served as EVP and Chief Operating Officer of Cole Real Estate Investments from 2010 to 2013. Before that, he spent almost 10 years at Goldman, Sachs & Co.in various leadership roles, including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher & Flom LLP in New York. Mr. Sabshon’s executive experience in real estate well qualifies him to serve as a trustee on our board.

All Class II trustees will continue to serve until the the expiration of their terms at 2023 annual meeting of shareholders and until their successors are duly elected and qualified. The following trustees are Class II:

Andrea Olshan

Trustee since 2021

Ms. Olshan, age 42, joined Seritage from Olshan Properties, a privately-held real estate firm specializing in the development, acquisition, and management of commercial real estate, where she has served as Chief Executive Officer since 2012. Prior to serving as Chief Executive Officer, Ms. Olshan served as the Chief Operating Officer of Olshan Properties, and was responsible for the entire operating business, portfolio, and joint ventures, including the company’s accounting, construction, capital markets, investments, human resources, and legal departments. Ms. Olshan previously served on the board of directors of Olshan Properties, and will continue to do so as its Chairman. Ms. Olshan previously served on the board of directors of Morgans Hotel Group from 2013 through 2016, serving on both the Audit Committee and Compensation Committee of its board of directors, where she led a corporate restructuring inclusive of the C-suite that reduced overhead and realigned its performance-vested compensation program. Ms. Olshan is actively involved in numerous civic and social service organizations. She is a trustee of the Horace Mann School and a Vice Chair of the board of directors of 92Y. Ms. Olshan’s deep real estate industry and market expertise, as well as her significant experience as the chief executive officer of several large real estate companies, makes her well qualified to serve as a trustee on our board.

Sharon Osberg

Trustee since 2018

Sharon Osberg, age 72, worked for 25 years in financial technology development and management. The bulk of her career was spent at Wells Fargo Bank, where she became Executive Vice President in charge of the newly created Online Financial Services Division. Ms. Osberg was responsible for charting Wells Fargo’s internet course and growing its online business. After leaving Wells Fargo in 2001, Ms. Osberg was Chief Operating Officer for 724 Solutions, Inc. in Toronto, Canada until her retirement in 2003. Ms. Osberg has held various consulting positions for insurance, banking, and technology companies. She also served on the Board of Directors of The Sequoia Fund beginning in 2003 and held the position of Chairperson from 2013 until her retirement in 2015. She currently serves on the boards of Felidae, a non-profit conservation and research organization, and Orangutan Foundation International, a non-profit conservation organization. Ms. Osberg’s experience in finance and as a member of boards, including as Chairperson, well qualifies her to serve as a trustee of the Company.

Talya Nevo-Hacohen

Trustee since 2022

Talya Nevo-Hacohen, 62, has served as EVP, Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc. since 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. Previously, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Prior to her time with HCP, Ms. Nevo-Hacohen spent 10 years with Goldman, Sachs & Co. (“Goldman Sachs”) where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York. Ms. Nevo-Hacohen is a trustee of South Coast Repertory and serves on its executive committee, and she also serves on the Board of Advisors of Yale University’s Jackson Institute for Global Affairs. Ms. Nevo-Hacohen’s experience advising REITs and finance well qualifies her to serve as a trustee of the Company.

All Class III trustees will continue to serve until the expiration of their terms at the 2024 annual meeting of shareholders and until their successors are duly elected and qualified. The following trustees are Class III:

John T. McClain

Trustee since 2015

John T. McClain, age 61, currently serves as the Chief Financial Officer of Iconix Brand Group, a brand management company. Previously, Mr. McClain served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the Board of Directors of Lands’ End, Inc., where he is chair of the Audit Committee, and previously served on the Board of Directors of Cherokee Global Brands Inc., where he was the chair of the Audit Committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which well qualifies him to serve as a trustee of the Company.

Allison L. Thrush

Trustee since 2019

Allison L. Thrush, 58, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm’s private equity business. Her responsibilities included fund structuring, fundraising, and negotiation of the firm’s private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs. Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development Corporation and Coopers & Lybrand, now PricewaterhouseCoopers. Ms. Thrush’s experience in business, investment and real estate well qualify her to serve as a trustee of the Company.

Mark Wilsmann

Trustee since 2022

Mr. Wilsmann, 62, spent 31 years in real estate with MetLife Investment Management, including roles in asset management, acquisitions, mortgage lending, portfolio management, regional operations, and merger integration. He most recently served as Managing Director and Head of Equity Investments. He assumed this role in 2012 to help build MetLife’s $32 billion direct property investment platform, investing on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies, via co-mingled funds and managed accounts. He also oversaw more than $7 billion in ground up-development investments in apartments, industrial, office, retail, life sciences, data centers, and hotels. Between 2003 and 2012, Mr. Wilsmann led MetLife’s commercial mortgage lending business, directing product design, pricing, and origination activities and chairing the investment committee. Mr. Wilsmann’s experience in asset management and mortgage lending well qualify him to serve as a trustee of the Company.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares as of July 6, 2022 by:

•	each of our trustees;

•	each named executive officer (as defined under “Summary Compensation Table”); and

•	all of our trustees and executive officers as a group.

	Common Shares Class A
Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Percent(3)	% of Total Voting Power(4)
Andrea Olshan	41,468	*	*
John Garilli	—	*	*
Amanda Lombard(5)	386	*	*
Matthew Fernand	40,239	*	*
Eric Dinenberg	1,743	*	*
Benjamin Schall(5)	292,202	*	*
Kenneth Lombard(5)	5,267	*	*
John T. McClain	2,600	*	*
Adam Metz	—	*	*
Talya Nevo-Hacohen	—	*	*
Sharon Osberg	4,500	*	*
Mitchell Sabshon	—	*	*
Allison L. Thrush	5,450	*	*
Mark Wilsmann	—	*	*
All trustees and executive officers as a group (11 persons)	96,000	*	*

*	Less than 1%
(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.
(2)	Ownership includes:

•	shares in which the trustee or executive officer may be deemed to have a beneficial interest; and

•

for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances, restricted stock units that are scheduled to vest within 60 days of July 6, 2022 and performance-based restricted stock units that are scheduled to vest within 60 days of July 6, 2022. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)

“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 56,032,381, the number of our Class A common shares outstanding as of July 6, 2022 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(4)

The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,032,381 the number of shares of our Class A Shares outstanding as of July 6, 2022 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of July 6, 2022.
(5)	This information is as of the executive officer’s separation date.
(6)	Please see Footnote 7 to the table of Security Ownership of 5% Beneficial Owners below.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding Class A common shares as of July 6, 2022.

	Common Shares Class A
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)
Edward S. Lampert and related entities(4)	16,307,314	29.1%
Hotchkis and Wiley Capital Management, LLC(5)	4,828,240	11.1%
The Vanguard Group and related entities(6)	4,654,157	10.7%
Thomas J. Tisch(7)	2,917,575	6.7%
BlackRock Inc. and related entities(8)	2,873,404	6.6%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)

“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,032,381, the number of shares of our Class A common shares outstanding as of July 6, 2022 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(3)

The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,032,381, the number of shares of our Class A Shares outstanding as of July 6, 2022 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations.

(4)

Beneficial ownership is based on information set forth in the Schedule 13D filed by ESL Partners, L.P., RBS Partners, L.P., ESL Investments, Inc. and Edward S. Lampert with the SEC, as amended on July 7, 2022. The address for ESL Investments, Inc. is 1170 Kane Concourse, Bay Harbour, Florida 33154.

(5)

Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 11, 2022. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.

(6)

Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2022. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Thomas J. Tisch on January 3, 2022. The address for Thomas J. Tisch is 655 Madison Avenue, New York, New York 10065.

(8)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by BlackRock Inc. on February 3, 2022. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Andrea L. Olshan	42	Chief Executive Officer and President, Trustee
John Garilli	57	Interim Chief Financial Officer
Matthew E. Fernand	45	Chief Legal Officer and Corporate Secretary
Eric Dinenberg	39	Chief Operating Officer

Andrea L. Olshan serves as the Chief Executive Officer, President and Trustee of Seritage. Prior to Seritage, Ms. Olshan served as Chief Executive Officer of Olshan Properties from 2012 to 2021 and was responsible for the strategic direction of Olshan Properties, its investment activities, capital partnerships and the P&L of both the portfolio and the operating company. Through her membership in the Olshan Properties Investment Committee, Ms. Olshan evaluated all new investment opportunities and represented Olshan Properties in its third-party investments. She now serves as Chair of Olshan Properties’ Board of Directors. Ms. Olshan also served on the board of Morgans Hotel Group, chairing the compensation committee where she led a corporate restructuring inclusive of the C-suite that reduced overhead and realigned its performance-vested compensation program.

John Garilli serves as the Interim Chief Financial Officer of Seritage. Mr. Garilli has been a member of Winthrop Capital Advisors LLC and its affiliates since 1995, currently serving as President and COO. Mr. Garilli currently serves as Interim President and CEO of Luby’s, Inc., a national restaurant company operating the Luby’s Cafeterias and Fuddruckers brands, since February 2021 and will continue to serve in that role in the near-term. Mr. Garilli has served as CEO, President, CFO, Treasurer, and Secretary of New York REIT Liquidating LLC since 2018. Prior to this, he served as the CEO of its predecessor, New York REIT, Inc. (“NYRT”), a NYSE-listed real estate investment trust, from July 2018 to November 2018, and as CFO, Secretary, and Treasurer of NYRT beginning in 2017. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust’s CFO from 2012 until 2016.

Matthew E. Fernand serves as the Chief Legal Officer and Corporate Secretary of Seritage and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP’s Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

Eric Dinenberg serves as the Chief Operating Officer, a position he has held since December 2021. Prior to that, Mr. Dinenberg served as the Company’s Executive Vice President of Development & Construction from April 2021 to December 2021, and as the Company’s Senior Vice President of Mixed Use and Premier Properties since 2019. Prior to joining Seritage, Mr. Dinenberg served as Executive Vice President of Development and Operations at Brookfield Properties, overseeing all aspects of development and construction, new investments, and day-to-day operations. Preceding Brookfield, Mr. Dinenberg led Development and Operations efforts at Vornado Realty Trust.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the detailed information about executive compensation that appears in the following tables and accompanying narrative. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to the determination of 2021 compensation for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2021 include:

Name	Position
Andrea Olshan(1)	Chief Executive Officer and President
Amanda Lombard(2)	Chief Financial Officer
Matthew Fernand	Chief Legal Officer and Corporate Secretary
Eric Dinenberg(3)	Chief Operating Officer
Benjamin Schall(4)	Former Chief Executive Officer and President
Kenneth Lombard(5)	Former Chief Operating Officer

(1)	Seritage appointed Ms. Olshan to the role of Chief Executive Officer and President of the Company effective March 16, 2021.
(2)

Ms. Lombard served as the Chief Financial Officer of Seritage through January 14, 2022. Upon Ms. Lombard’s departure, Seritage appointed John Garilli as Interim Chief Financial Officer. Since Ms. Lombard served as CFO through the 2021 fiscal year, her compensation arrangements are described throughout this Compensation Discussion & Analysis section, and the tabular disclosure below. Mr. Garilli serves in his role through a consulting agreement with Winthrop Capital Advisors, LLC, which arrangement is described under the heading “Review and Approval of Transaction with Related Persons—Our Relationship with Winthrop Capital Advisors, LLC and John Garilli.”

(3)	Mr. Dinenberg was appointed as Chief Operating Officer, effective December 22, 2021.
(4)

Mr. Schall ceased employment with the Company effective as of January 22, 2021. The compensation arrangements with Mr. Schall are included in this Compensation Discussion & Analysis section and the tabular disclosure below, in accordance with the applicable rules regarding former executive officers inclusion as named executive officers.

(5)

Mr. Lombard transitioned from his role as Chief Operating Officer to serving as a consultant and special advisor to the Company, effective as of April 26, 2021. In his role as a special advisor Mr. Lombard is not an executive officer of Seritage. The compensation arrangements with Mr. Lombard are included this Compensation Discussion & Analysis section and the tabular disclosure below, in accordance with the applicable rules regarding former executive officers inclusion as named executive officers. Mr. Lombard’s service as a consultant ended in June 2022.

Executive Summary

The focus of the executive compensation program at Seritage continues to be centered on the goal of attracting and retaining high-caliber talent to drive Company performance and whose interests are aligned with the interest of our shareholders. Highlights of the 2021 named executive officer compensation program and related considerations include:

•

Our new CEO appointed in March 2021 led the Company through an asset-by-asset analysis, which resulted in a reorganization of the portfolio into business lines and a focus on key business drivers designed to maximize shareholder value. Efforts to maximize net operating income, reduce costs and raise capital were central pillars of the 2021 business strategy.

•	Base salaries and target performance opportunity percentages were unchanged from 2020 levels, except in the case of promotions in recognition of expanded duties and increased responsibilities.

•

The Compensation Committee, in consultation with our CEO, identified net operating income, general and administration costs (net of management fees), and capital proceeds (each as further defined below) as appropriate metrics against which to measure the Company’s success in 2021 against its business strategy. For each metric, threshold, target and maximum goals were set as part of the annual cash and equity bonus programs, with potential payouts for the cash bonus program capped at 150% of target and potential annual equity award values capped in accordance with the NEOs employment agreements. Results included total net operating income achievement that exceeded the business plan’s target, general and administration costs (net of management fees) being successfully contained to meet maximum payout levels and capital proceeds efforts also meeting maximum payout levels.

•

The annual equity bonus program continued in 2021 to weight performance-vested awards over time-vested awards, with 60% of each applicable named executive officer’s total award value being granted in the form of performance-vested restricted stock units (RSUs) with a three-year performance period and 40% of the total award value being granted in the form of time-vested restricted stock units that vest in approximately equal annual installments over three years. As in 2020, the performance-vested RSUs will vest based on a total shareholder return metric. However, in 2021, in order to more closely align our NEOs interests with those of our shareholders, vesting will depend, in equal part, on an absolute TSR measure and a relative TSR result. Additionally, the relative TSR portion is capped at target if absolute TSR is negative for the period.

•

On March 1, 2022, the Company announced that its Board of Trustees had commenced a process to review a broad range of strategic alternatives and appointed the Special Committee to oversee the process. There can be no assurance that the review process will result in any transactions or any strategic change at this time. In connection with the strategic alternative review process the Compensation Committee has, and continues to, review the compensation policies and programs of our employees, including our NEOs, to align the programs to the Company’s current business strategy and goals, as detailed more fully below.

Compensation Philosophy

Compensation at Seritage is designed to attract and retain high-caliber talent to ensure the Company achieves the goals set forth in its business plans, which in turn is expected to create significant value for our shareholders. Our compensation philosophy focuses on supporting our long-range business goals, and evolves as the business goals evolve. The Compensation Committee believes that a strong core management team is key to the Company’s success. Our objective is to compensate those executives with an appropriate mix of fixed and incentive-based payments, which mix is evaluated annually and may be changed depending on business needs.

In making 2021 compensation decisions, the Compensation Committee focused on providing our NEOs with a competitive total compensation package, based on the following objectives:

•	to attract, retain, and motivate key executives;

•

to provide incentives aimed at motivating our executives to strive for Company success without encouraging excessive risk-taking, utilizing a mix of fixed and “at-risk” compensation components including cash and non-cash awards, when appropriate, and short and long-term incentives; and

•	to reward increased Company value, including its share price, over the long-term and align the interests of the management team with the interests of our shareholders.

In light of the Board’s efforts to review a broad range of strategic alternatives that would impact the future of the business, the Compensation Committee amended certain compensation programs, including those of our NEOs, in March 2022. These changes focus on incentive programs to retain key personnel to reward them for their continued efforts and provide them with stability during the strategic review process. See Section “2022 Actions by Compensation Committee Impacting Compensation Programs going Forward,” below for more information.

Determination of Compensation

Initial compensation decisions for 2021 for our NEOs (including salary changes, annual bonuses, and long-term incentive awards), were made by the Compensation Committee after receiving data from management and reviewing applicable survey data and internal compensation parity information. Following the commencement of her employment, Ms. Olshan also provides input to the Compensation Committee on compensation matters for the management team. In particular, in 2021 Ms. Olshan consulted with the Compensation Committee on the determination of the performance metrics and goals for the 2021 annual bonus and long-term equity programs, as well as the compensation design changes implemented in 2022. The Compensation Committee’s decisions in 2021 also took into consideration additional factors, including: the Company’s need to attract and maintain a strong leadership team; the Company’s strategic plan; 2021 accomplishments in light of the unique challenges presented by current business environment; industry practice for REITs; and the long-term interests of our shareholders. The Compensation Committee’s final determinations were made with an understanding of the Company’s successes and challenges, and general industry data and research. Historically, the National Association of Real Estate Investment Trusts (Nareit) compensation survey data has been used as a reference in setting compensation levels as well as a source of information regarding general retail REIT industry practice.

Say-On-Pay

At the shareholder meeting held on May 20, 2021, approximately 85% of those shareholders who cast ballots voted in favor of the “say-on-pay” proposal. Although the results of this vote are non-binding, the Compensation Committee takes the shareholder vote into consideration when determining the NEOs’ compensation. Beyond the “say-on-pay” vote results, the Company did not receive any specific feedback or inquiries regarding the executive compensation program. While certain changes were made to the 2021 compensation program, and further changes were implemented impacting 2022 compensation, those changes were not a direct result of shareholder feedback, but rather were considered appropriate and necessary in reaction to the current business environment in which the Company operates and its current strategic goals. The Compensation Committee will continue to consider the “say-on-pay” voting results and will evaluate making further changes to the compensation program based on shareholder feedback, as well as its assessment of market conditions and compensation practices. Consistent with our shareholders’ current preference, the Company seeks a “say-on-pay” vote on an annual basis.

Elements of Compensation and Objectives

In addition to providing executives with standard employee benefits, in 2021 the Company’s executive compensation program focused on three key elements: base salary, annual bonus opportunity, and annual long-term equity awards. For each NEO, the compensation elements are considered both individually and as a whole. Although one element does not necessarily directly impact another element, the value of combined elements relative to each other may be adjusted to maintain a consistent aggregate compensation package. The main elements of our NEOs’ 2021 compensation packages, and the rationale for each, are:

Element	Objective
Base salary	Base salary provides the executive a level of predictable income and is set relative to the executive’s experience and the competitive marketplace.

Annual bonus opportunity	The annual bonus opportunity is designed to drive achievement of annual financial and operational results and key strategic activities that are linked to long-term Company goals. Individual awards are based on both Company and individual goal achievement.

Annual long-term equity awards (time-vested and performance-vested)	The equity incentive program is designed to directly align key executives’ interests with building shareholder value and includes grants of time-vested and performance-vested awards. Currently, 60% of the award’s total value consists of awards with performance-based vesting conditions. Awards completing their vesting cycle in 2021 include annual equity awards granted in 2019, which included performance-based vesting conditions in respect of 60% of the total award’s value.

Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.

Each of our NEOs is party to an employment or letter agreement (each, an “Employment Agreement”). For each NEO, the Employment Agreement, or consulting agreement, in the case of Mr. Lombard following his transition to a consulting role, sets the parameters of the pay elements described above. The base salary and target incentive compensation levels were set in consideration of the individual’s roles, responsibilities, experience, expected amount of impact or influence on overall Company performance, and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the NEOs to reach, and strive to exceed, Company performance expectations. These compensation elements and levels are reviewed annually by the Compensation Committee.

Base Salary

The annual base salaries for our NEOs at the beginning of 2021 were: $1,000,000, $400,000, $425,000, and $340,000 for Mss. Olshan and Lombard, and Messrs. Fernand and Dinenberg, respectively. Mr. Schall received regular payments based on his annual base salary of $875,000 through his January 22, 2021 departure date. Mr. Lombard continued to receive regular payments based on his annual base salary of $450,000 through the end of his employment on April 26, 2021, and, in his role as a consultant to the Company, Mr. Lombard receives monthly payments of $37,500. The annual base salary for Ms. Olshan was determined as part of her hiring as our Chief Executive Officer, effective March 16, 2021. The annual base salary for Mr. Dinenberg was $340,000 until his promotion in April 2021 to the role of Executive Vice President of Development & Construction, at which point his salary was increased to $375,000. In connection with his appointment as Chief Operating Officer, effective as of December 22, 2021, Mr. Dinenberg’s annual base salary was increased to $400,000 to reflect his new role and increased responsibilities. Other than in Mr. Dinenberg’s case, no increases were implemented in 2021.

2021 Retention Bonuses

Following the announcement of Mr. Schall’s departure from the Company in December 2020, the Compensation Committee and Board believed it was in the best interests of the Company to grant special cash retention awards to certain members of the management team. On December 31, 2021, these awards vested and resulted in payments to Ms. Lombard, Mr. Fernand, and Mr. Dinenberg, of $215,000, $215,000, and $110,000,

respectively. Mr. Lombard received his retention bonus in the amount of $215,000 under the terms of his separation agreement at the time of his transition to being a consultant to the Company.

Incentive Compensation Overview

Our 2021 incentive compensation program consisted of an annual bonus opportunity and annual long-term incentive awards, with amounts for each generally granted in the first quarter that are determined based on Company performance for the prior year. In the case of the long-term incentive awards portion, the vesting of the awards is subject to a three-year cycle with a portion vesting over time and a portion vesting based on 3-year performance conditions. Under this multi-layered program, achievement across a variety of shorter (one-year) and long-range (three-year) business goals determines the compensation outcomes.

Annual Cash Bonus Opportunity

Cash Bonus Design. Annual cash bonus opportunity amounts are typically determined based on a target percentage of each NEO’s base salary, as set forth in the NEO’s Employment Agreement, which target may be adjusted by the Compensation Committee from time to time. Absent special circumstances, payout amounts are determined based on both Company-wide and individual achievement of operational and strategic goals established by the Compensation Committee, with payouts falling within a defined range if the requisite level of performance is achieved, up to a maximum payout cap.

For purposes of 2021 annual cash bonuses, the applicable target bonus amounts and the corresponding potential payout ranges, subject to determination of performance, were as follows:

2021 Annual Bonus Opportunity and Potential Payout Range

Name	Target Bonus Opportunity, as a Percentage of Base Salary	Target Bonus Opportunity, as a Dollar Amount	Annual Bonus Opportunity Range, as Percentage of Base Salary (if threshold performance achieved) (1)	Annual Bonus Opportunity Range (if threshold performance achieved), as a Dollar Amount
Andrea Olshan	N/A	$1,000,000	N/A	N/A
Amanda Lombard	75%	$300,000	0%-100%	$0-$400,000
Matthew Fernand	75%	$318,750	0%-100%	$0-$425,000
Eric Dinenberg (2)	75%	$300,000	0%-100%	$0-$400,000
Benjamin Schall (3)	N/A	N/A	N/A	N/A
Kenneth Lombard (4)	N/A	$337,500	N/A	N/A

(1)

Under the terms of Ms. Olshan’s employment agreement, for 2021, she was entitled to receive an annual bonus amount of $1,000,000. For the other NEOs, the terms of their Employment Agreements do not provide for a stated bonus amount based on achievement of a threshold performance level.

(2)	The information for Mr. Dinenberg reflects his annual bonus opportunity as of December 31, 2021.
(3)	Due to his departure on January 22, 2021, Mr. Schall was not eligible for a bonus in respect of fiscal year 2021.
(4)

Under the terms of Mr. Lombard’s consulting agreement in his role an advisor to the Company, Mr. Lombard was entitled to receive a bonus in the amount of $337,500 (Mr. Lombard’s target opportunity while serving as an employee) in March 2022.

2021 Cash Bonus Award Determination

Driven by the complicated business environment resulting from the COVID-19 pandemic in 2020, in May 2020, the Compensation Committee decided that all annual 2020 bonus payment amounts would be determined on a discretionary basis, as it was not practical nor reasonable to determine appropriate forward-looking performance metrics and goals for the 2020 performance year. Instead, the Compensation Committee decided that 2020 bonus payments would be based on an evaluation of Company performance and individual achievements during the course of 2020, during which time the Company was focused on preserving the medium- and long-term value of its assets. The dollar value of these bonuses, determined in March 2021, were paid in the form of time-vested restricted stock units, and reflected in the Summary Compensation Table reporting 2020 compensation decisions.

In 2021, the Compensation Committee returned to a more traditional cash bonus structure, using three financial metrics: total net operating income (NOI), general and administrative expenses net of management fees (G&A) and capital proceeds. Information on the metrics, targets and performance achievement is as follows:

	($mm)	Goal	% Ranges		$ Ranges		Payout Percentages
Metric	Target	Weighting	Threshold	Maximum	Threshold	Maximum	Threshold	Target	Maximum
NOI (1)	$29.34	33.3%	(20)%	20%	$23.47	$35.20	50%	100%	150%
G&A, net (2)	$(28.20)	33.3%	10%	(10)%	$(31.02)	$(25.38)	50%	100%	150%
Capital Proceeds (3)	$296.00	33.3%	(10)%	20%	$266.40	$355.20	50%	100%	150%

For purposes of the 2021 annual bonus program the three metrics were defined as follows:

(1)

Total NOI: Income from property operations less property operating expenses including Seritage’s proportional share of unconsolidated properties. Total NOI will be calculated as presented in the Company’s SEC filings, with adjustments for one-time, non-recurring items which are considered extraordinary in nature and certain GAAP accounting adjustments to be determined if and when such events occur and which will be approved by the Compensation Committee. For avoidance of doubt, Total NOI will include termination fees, excluding Sears termination fees.

(2)

General and Administrative expenses (G&A) net of Management Fees: G&A net of management fees shall be calculated as G&A presented in the results of operations less severance costs, litigation costs, bonus expenses and share-based compensation and then netted with management fees as presented in the results of operations.

(3)

Capital Proceeds: Capital proceeds shall include total net proceeds from asset sales, financings, and equity and debt capital markets activities. Net proceeds shall be calculated as gross proceeds less closing costs, including legal and professional fees, title costs, mortgage recording fees, transfer and other taxes related directly to the transaction, and broker fees but shall exclude prorations for rent, reimbursements and other property operating expenses, escrow holdbacks < 2.0% of gross purchase price. Capital proceeds will also exclude amounts contingent upon a future event occurring which are greater than 2% of the gross purchase price, and other adjustments to the settlement statement not related to professional fees and closing costs. In addition, capital proceeds shall also include adjustments for transactions closed in a previous period, such as adjustments to final contribution value and final resolution of escrow holdbacks.

The Company achieved the following against these goals in 2021, resulting in a total payout percentage of 149.8%, comprised of:

•	Total NOI of $35.12 million, resulting in a payout percentage of 149.3%;

•	G&A net of Management Fees of ($25.31) million, resulting in a payout percentage of 150%; and

•	Capital Proceeds of $367.02 million, resulting in a payout percentage of 150%.

Based on these results, in March 2022, and the Compensation Committee reviewed of 2021 Company and individual performance, and awarded the following cash bonuses to the then eligible NEOs:

2021 Bonus Payouts

Name	2021 Cash Bonus
Andrea Olshan (1)	$1,000,000
Matthew Fernand	$424,575
Eric Dinenberg	$399,600
Kenneth Lombard (1)	$337,500

(1)

Bonus amount for Ms. Olshan for her initial year of employment was set at $1,000,000 under the terms of her Employment Agreement, and the bonus amount for Mr. Lombard, in light of his transition to a consulting role was set at $337,500 as part of his consulting agreement.

Annual Long-Term Equity Awards

Annual Long-Term Equity Awards Granted in March 2021. Annual long-term equity awards are granted as part of the overall incentive program for our NEOs, and other key employees, under the terms of our 2015 Share Plan (the “Equity Plan”). Awards granted in March 2021 reflect determinations related to performance of the 2020 fiscal year, and the target long-term incentive grant levels set forth each NEO’s Employment Agreement. For each NEO, the award’s dollar value translates into an equity award (generally in the form of time-vested and performance-vested restricted stock units (“RSUs”)) by dividing the award value by the closing price of a share of the Company’s common shares on the date of grant, rounded down to the nearest whole share. The table below reflects the applicable target and grant information for our NEOs in respect of the grants approved by the Compensation Committee in March 2021:

2020 Annual Long-Term Equity Incentive Award Grants (Granted March 5, 2021)

	Amount or Target/Max Range of Annual Long-Term Equity Award				Number of RSUs
Name	As Percentage of Base Salary	As Dollar Amount	Total Grant Value(1)	Terms	(Based on share price on date of grant of $21.47)
Andrea Olshan (2)	N/A	$4,000,000	$4,000,000

-  40% 3-year ratable time-based vesting

-  60% performance-based vesting over 3-yr period with equally weighted rTSR and absolute TSR metrics, and a cap if absolute TSR is negative

-  Vesting subject to continued service, except in certain involuntary termination events

					Time: 82,936 Performance: 124,417
Amanda Lombard (3)	50-75%	$200,000-$300,000	$100,000		Time: 1,863 Performance: 2,794
Matthew Fernand	50-100%	$212,500-$425,000	$139,375		Time: 2,596 Performance 3,894
Eric Dinenberg (4)	20%	$68,000	$34,000		Time: 634 Performance: 950
Kenneth Lombard (5)	75-125%	$337,500-$562,500	$168,500		Time: 3,143 Performance: 4,715

(1)

The “Total Grant Value” above represents the value awarded by the Board to each NEO in respect of the 2020 Annual Long-Term Equity Incentive Grants, and the number of shares subject to these awards was set on March 5, 2021. For the performance RSU portion of the total award, in accordance with the applicable accounting standards, the per share grant date fair value for the awards of $17.18 was calculated when the performance conditions were subsequently finalized, based on a Monte Carlo model. As a result, the “Total Grant Value” reported above differs from the grant date fair value amounts reported in the Summary Compensation Table and Grants of Plan Based Awards Table due to the rules for how grant values are reported in those tables.
(2)

For Ms. Olshan, the long-term incentive award set forth above reflects the sign-on grants negotiated as part of her accepting employment as the Company’s CEO, as set forth in her Employment Agreement. The value of Ms. Olshan’s award was converted into a number of RSUs based on a share price of $19.29, which pursuant to the terms of her Employment Agreement, represents the volume weighted average price over the 10-trading days immediately prior to the execution of her Employment Agreement.

(3)	The awards to Ms. Lombard were forfeited due to her departure in January 2022.
(4)	For Mr. Dinenberg, the annual long-term incentive target set forth above reflects his award in March 2021, while serving in his role as Senior Vice-President of Development and Construction.
(5)	Mr. Lombard continued to vest in his outstanding awards during his time of service as a consultant to the Company.

Based, in part, on its assessment of general REIT industry practice and the Company’s history as a public entity, for the performance-vested portion of the long-term equity awards, the Compensation Committee determined that it was appropriate to utilize total shareholder return as the applicable performance measure, as it has in recent years, which directly ties potential payouts of the performance-vested equity awards to the performance of the Company relative to its peers. However, in prior years total shareholder return was calculated based only on relative total shareholder return (“rTSR”). For the 2020 Annual Long-Term Incentive Award Grants (granted in 2021), the performance-vested portion of the RSU award will be measured on both rTSR and on absolute TSR, with each TSR metric having equal weighting. Each metric has a minimum achievement threshold, under which no payout will be achieved in respect of that metric, as well as a maximum payout, and a negative absolute TSR performance will result in the rTSR portion of the award being capped at target.

For this purpose, the Company’s rTSR and absolute TSR is calculated over the performance period May 20, 2021—December 31, 2023. The rTSR portion will compare the Company’s TSR to the TSR for the same period of all of the constituent companies in the MSCI RMZ REIT Index, and then rounded to the nearest whole number percentile, with linear interpolation between threshold, target and maximum performance.

After the Company’s TSR percentile is determined, the number of performance-vested RSUs that will be earned by a NEO for the rTSR metric will be determined by multiplying 50% of the number of performance-vested RSUs that were granted to the NEO, by the applicable percentage listed in the following table, provided that if the absolute TSR metric is negative, then the payout on the rTSR metric will not exceed target:

Company TSR Relative to the MSCI RMZ REIT Index TSRs over Performance Period	% of Granted RSUs Earned(1)
75th Percentile and above (Maximum)	150%
45th Percentile (Target)	100%
40th Percentile (Minimum Threshold)	50%
Below 40th Percentile	0%

The absolute TSR portion of the performance-vested RSUs will be calculated based on a beginning implied share price of $15.65 (the 10-day trailing VWAP as of May 20, 2021), as compared to the Company’s implied share price at the end of the measurement period. The number of performance-vested RSUs that will be earned by an NEO for the absolute TSR metric will be determined by multiplying 50% of the number of performance-vested RSUs that were granted to the NEO, by the applicable percentage listed in the following table:

Absolute TSR Percentage Increase in Stock Price	% of Granted RSUs Earned(1)
90% and above (Maximum)	150%
70% (Target)	100%
50% (Minimum Threshold)	50%
Below 50%	0%

The RSUs are settled shortly after the Compensation Committee’s determination of the performance achievement. The NEOs will not be entitled to receive any dividends with respect to the shares underlying the performance-vested RSUs unless and until the performance-vested RSUs are earned. Any performance-vested RSUs that do not become earned will be forfeited.

Determination of Achievement for 2019 Performance Vested RSUs, Performance Period Ended December 31, 2021. On March 15, 2022, the Compensation Committee determined that the performance goals for the 2019 performance-vested annual RSUs, for which the performance period ended December 31, 2021, were not achieved. Therefore, the underlying RSUs were forfeited by those NEOs who held such awards.

2022 Actions by Compensation Committee Impacting Compensation Programs going Forward

In light of the actions taken by the Board in the first quarter of 2022 to commence a process to review a broad range of strategic alternatives for the Company, on March 9, 2022, the Compensation Committee approved certain modifications to the Company’s existing performance-based compensation programs to reflect the Company’s current focus on this strategic process and approved retention incentives to employees whose efforts will be critical to the execution of the strategic review process in the coming months.

The modifications approved by the Compensation Committee to the Company’s performance-based compensation programs impact all Company employees who are eligible to participate in these programs, including Ms. Olshan, Mr. Fernand, and Mr. Dinenberg, in the same way.

These actions include: (i) amending the Company’s 2021 annual equity award program, pursuant to which grants were made on March 15, 2022, comprised entirely of time-based restricted stock units (rather than a mix of time-vested and performance-vested restricted stock units), which will vest ratably over a period of 3 years, subject to acceleration provisions in the event of certain termination of employment events; (ii) amending the Company’s annual cash bonus program to provide that annual cash bonuses for the 2022 performance year will be paid to employees who are eligible to receive a bonus in an amount equal to each individual’s target annual cash bonus incentive; and (iii) amending the Company’s 2022 and future annual equity award programs to provide for awards that would be scheduled to be granted in 2023 and subsequent years to be comprised of cash awards, in lieu of any further equity awards, with the cash awards to be in an amount equal to the eligible individual’s annual target equity award value and, unless otherwise determined by the Compensation Committee at the time of grant, subject to the vesting conditions applicable to the 2021 annual equity award program above. The treatment of outstanding equity awards in the event of the executive’s termination by the Company without Cause or by the executive for Good Reason (as such terms are defined in their respective Employment Agreement) was also confirmed.

The determination of the structure of the annual long-term equity awards in respect of 2021 performance as wholly time-based RSUs resulted in the following equity grant values and key terms in respect of the RSUs granted on March 15, 2022:

2021 Annual Long-Term Equity Incentive Award Grants (Granted March 15, 2022)

	Amount or Target/Max Range of Annual Long-Term Equity Award				Number of RSUs
Name	As Percentage of Base Salary	As Dollar Amount	Total Grant Value (1)	Terms	(Based on share price on date of grant of $11.31)
Andrea Olshan	200%	$2,000,000	$2,000,000	- 100% 3-year ratable time-based vesting	176,834
Matthew Fernand	50-100%	$212,500-$425,000	$424,575	- Vesting subject to continued service, except in certain involuntary termination events	37,539
Eric Dinenberg	50-100%	$300,000-$400,000	$399,600		35,331

(1)

The Total Grant Value for Ms. Olshan was set under the terms of her Employment Agreement, and for Mr. Fernand and Mr. Dinenberg were determined based on the ranges set forth in their Employment Agreements and based on the same metrics as used for the determination of the 2021 annual cash bonus achievement.

The Compensation Committee granted a retention bonus to Mr. Fernand and Mr. Dinenberg in respect of a retention period of twenty-four months and granted certain other senior management members and other employees retention bonuses in respect of a period ranging from six to eighteen months. All of the retention bonuses include terms and conditions similar as those described below in respect of Mr. Fernand and Mr. Dinenberg, with adjustments applied to the terms to take into account the length of the retention period, as appropriate. Under their respective retention awards, Mr. Fernand and Mr. Dinenberg will be entitled to receive an annual retention bonus amount equal to $796,875, and $750,000, respectively, for each of the two years during a 24-month retention period, subject to his continued employment through a series of vesting dates. The retention bonus attributable to the first 12-month period during the retention period will vest and become payable as follows: (i) 25% of the annual retention bonus amount payable four months following the date of grant, (ii) 25% of the annual retention bonus amount payable eight months following the date of grant, and (iii) 50% of the annual retention bonus amount payable 12 months following the date of grant (each payment date, a “Payment Date”). A similar Payment Date schedule will be applied to the second 12 months of the retention period. In the event that, prior to a Payment Date, (i) Mr. Fernand’s or Mr. Dinenberg’s employment is terminated by the Company without Cause (as defined in his respective Employment Agreement, or (ii) Mr. Fernand or Mr. Dinenberg resigns for Good Reason (as defined in his respective Employment Agreement), in addition to any severance payments and benefits to which he may be entitled under his Employment Agreement, he will be entitled to receive, subject to the his execution of a general release of claims against the Company, the unpaid portion of the total 24-month retention bonus amount, plus the total amount of his base salary, annual target cash and annual target equity bonus amounts that would have been payable during the remaining portion of the 24-month retention period (and not already paid in the normal course). If Mr. Fernand’s or Mr. Dinenberg’s employment is terminated for any reason other than those described above, he will forfeit all rights to receive any remaining unpaid portion of the total retention bonus.

Clawback Policy

The Company continues to maintain its incentive compensation clawback policy, which was adopted by the Compensation Committee in March 2018. The policy allows the Company to recoup certain compensation paid to a current or former named executive officer or other persons covered by the policy, if the Company is required to undertake a material restatement (occurring after the effective date of the clawback policy) of its financial statements that have been filed with the SEC. Compensation that may be recoverable includes incentive-based cash compensation, equity compensation, and equity-based compensation (including stock options, restricted stock, RSUs, or other forms of incentive awards) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee or Board determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from a covered employee, the Compensation Committee, or the Board, may take into account all factors it considers relevant under the circumstances, including, for an officer, whether or not the officer engaged in embezzlement, fraud, willful misconduct, breach of fiduciary duty, or other willful action or willful inaction that materially contributed to or resulted in the events that led to the restatement. The Compensation Committee intends to periodically review the clawback policy and, as appropriate, make revisions as may be required by applicable law or regulation.

Retirement and Employee Benefit Programs

Tax-Qualified Retirement Plan. Our NEOs may participate in the tax-qualified SIMPLE IRA retirement plan sponsored by the Company, as well as other employee benefit plans, in the same manner as all other Company employees. Pursuant to the SIMPLE IRA program, employees are eligible to contribute to an individual SIMPLE IRA account on a tax-deferred basis. If an employee participates in the SIMPLE IRA plan, the Company makes a matching contribution to the employee’s SIMPLE IRA account in an amount up to 3% of the employee’s base salary (subject to applicable statutory limitations). In 2021, each of the NEOs contributed to the SIMPLE IRA and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.

Other benefits and perquisites. We do not provide our NEOs with any other specific benefits programs or perquisites that are not provided to our employees generally.

Section 162(m) Considerations

Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (“TCJA”), a publicly held corporation, including companies structured as an “UPREIT” (like the Company was through December 31, 2021) or as an “UP-C” (like the Company is beginning January 1, 2022) generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees.”

Under current regulations, a real estate investment trust or a C corporation’s distributive share of any compensation deduction paid to its covered employees by its related operating partnership is subject to the Section 162(m) limitation at the real estate investment trust or C corporation level, unless the compensation is “grand-fathered” under special transition rules. As of January 1, 2022, the Company no longer is classified as a REIT for tax purposes and became taxed as a C corporation. The limitation rules of Section 162(m) will continue to apply both before and after the conversion. Going forward, while the Compensation Committee will consider the impact of Section 162(m) on its compensation arrangements, it is only one of many factors, and it is anticipated that the Compensation Committee will, in its discretion and when it deems appropriate, enter into compensation arrangements with those employees considered “covered employees” that may result in payments that are not fully deductible as compensation expenses under Section 162(m).

Change in Control and Termination Arrangements

The Employment Agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without cause or initiated by the executive for Good Reason (as such terms are defined in the applicable Employment Agreement). In addition, the award agreements applicable to outstanding restricted stock and RSU grants provide for either full or partial acceleration of vesting of any then-unvested awards in the case of certain termination of employment events, as well as upon the occurrence of a change in control of the Company (unless the outstanding awards are assumed and continued in the change in control transaction). More detailed descriptions of the employment termination and change in control provisions of the Employment Agreements and outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee (the “Compensation Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sincerely,

John T. McClain, Chairman
Sharon Osberg
Adam Metz(*)

*Mr. Metz joined the Compensation Committee on April 26, 2022 and was therefore not part of the fiscal year 2021 compensation decisions described herein.

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

Summary Compensation Table for the Fiscal Year ended December 31, 2021

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)(3)	Total ($)
Andrea Olshan (4)	2021	$784,615	$1,000,000	$3,737,493	$0	$13,500	$5,535,609
Chief Executive Officer and President
Amanda Lombard	2021	$400,000	$215,000	$88,000	$424,575	$13,500	$1,141,075
Former Chief Financial Officer	2020	$291,952	$51,118	$78,383	$0	$11,890	$433,343
Matthew E. Fernand	2021	$425,000	$215,000	$122,674	$424,575	$13,500	$1,200,749
Chief Legal Officer and Corporate Secretary	2020	$405,282	$209,063	$218,898	$0	$21,038	$854,281
	2019	$425,000	$0	$233,742	$321,938	$24,159	$1,004,839
Eric Dinenberg (5)	2021	$364,230	$110,000	$429,933	$399,600	$13,500	$1,317,263
Chief Operating Officer
Benjamin Schall (6)	2021	$84,155	$0	$0	$0	$13,500	$97,655
Former Chief Executive Officer and President	2020	$518,462	$0	$1,706,276	$0	$43,816	$2,288,554
	2019	$875,000	$0	$1,706,276	$1,225,000	$289,936	$4,096,191
Ken Lombard (7)	2021	$502,500	$552,500	$148,505	$0	$4,000	$1,207,506
Former Chief Operating Officer	2020	$434,921	$168,750	$344,231	$0	$13,500	$961,403
	2019	$450,000	$0	$360,010	$340,875	$8,549	$1,159,435

(1)

The amounts shown in this column for 2021, other than for Ms. Olshan and Mr. Lombard, constitute the payment of retention bonuses granted in December 2020 and earned on December 31, 2021, based on the executive’s continued employment through that date or rights to the payout of the retention bonus due to a termination without cause. For Ms. Olshan, under the terms of her Employment Agreement, Ms. Olshan received a set bonus amount of $1,000,000 in respect of 2021, her initial year of service. For Mr. Lombard, under the terms of his consulting agreement, Mr. Lombard received a set bonus amount of $337,500 in respect of 2021, the year his employment ceased, and in connection with his departure, Mr. Lombard also was entitled to payout of the December 2020 retention bonus of $215,000.

(2)

The amounts in this column represent the aggregate grant date fair value of time-based and performance-vested RSUs relating to Seritage common shares granted to Mmes. Olshan and Lombard, and Messrs. Fernand, Dinenberg and Lombard in 2021, computed in accordance with FASB ASC Topic 718. The number of shares subject to each grant was determined on March 5, 2021, and performance conditions were subsequently set for the performance-vested RSUs in May 2021. The grant date fair values per share for the time-vested RSUs and performance-vested RSUs are based on certain assumptions explained in Note 14 to the financial statements included in Seritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the case of the performance-vested RSUs uses a Monte Carlo model. The grant date fair value differs from the price per share used to set the number of RSUs subject to the grant and, as a result, the total grant date fair value amounts reported in this table differs from the “total grant value” described in the Compensation Discussion and Analysis. The grant date fair value of that portion of the awards consisting of the 2020 annual performance-vested RSUs (granted in March 2021) is reported as $48,001, $66,916, $16,321, and $81,004 for Ms. Lombard, Mr. Fernand, Mr. Dinenberg and Mr. Lombard,

respectively, which assumes that target performance is achieved. Assuming that maximum performance is achieved for these grants, the grant date fair value of such performance-vested equity awards would be approximately $72,001, $100,374, $24,482, and $121,506 for Ms. Lombard, Mr. Fernand, Mr. Dinenberg and Mr. Lombard, respectively. In respect of Ms. Olshan, $2,137,489 of the grant date fair value represents the performance-vested RSU portion of her sign-on award, which assumes target performance is achieved. Assuming maximum performance, the grant date fair value for this portion of the award would be approximately $3,206,218. The remainder of the awards reported herein consist of the 2020 time-based RSU awards (granted in March 2021) to Ms. Lombard, Mr. Fernand, Mr. Dinenberg and Mr. Lombard, the time-based RSU portion of Ms. Olshan’s sign on award, and the time-based RSU retention award granted to Mr. Dinenberg in connection with his promotion to the position of Chief Operating Officer.

(3)	The amounts shown in this column for 2021 represent, in each NEO’s case, a matching contribution to the Company’s retirement plan:

(4)	Ms. Olshan commenced employment on March 16, 2021.

(5)	Data reported in the table reflects compensation paid to Mr. Dinenberg both before and after his promotion to the role of Chief Operating Officer, effective on December 17, 2021.

(6)	Mr. Schall’s departure from the Company was announced on December 10, 2020 and became effective as of January 22, 2021.

(5)

Mr. Lombard departed from his role as Chief Operating Officer on April 26, 2021, at which time he entered into a consulting agreement with the Company. Data reported in the table reflects compensation (or fees) paid to Mr. Lombard both as an employee and as a consultant through December 31, 2021. Mr. Lombard’s consulting agreement was cancelled in June 2022.

Grants of Plan-Based Awards in 2021

For more information about our annual cash and equity awards, see the discussion in the Compensation Discussion and Analysis section. The table below displays the grants of plan-based awards made to our NEOs in 2021.

				Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name		Type/Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards
Andrea Olshan	(1)	Sign-On Time RSU	4/12/2021							82,945	1,600,009
	(2)	Sign-On Perf RSU	4/12/2021				62,209	124,417	186,625		2,137,484
	(3)	2021 Annual Cash			$1,000,000
Amanda Lombard	(1)	2020 Annual Time RSU	3/5/2021							1,863	39,999
	(2)	2020 Annual Perf RSU	3/5/2021				1,397	2,794	4,191		48,001
	(3)	2021 Annual Cash		$0	$300,000	$400,000
Matthew E. Fernand	(1)	2020 Annual Time RSU	3/5/2021							2,597	55,758
	(2)	2020 Annual Perf RSU	3/5/2021				1,948	3,895	5,843		66,916
	(3)	2021 Annual Cash		$0	$318,750	$425,000
Eric Dinenberg	(1)	2020 Annual Time RSU	3/5/2021							634	13,612
	(2)	2020 Annual Perf RSU	3/5/2021				475	950	1,425		16,321
	(4)	2021 Promotion RSU	12/17/2021							31,496	400,000
	(3)	2021 Annual Cash		$0	$300,000	$400,000
Benjamin Schall	(1)	2019 Annual Time RSU	N/A
	(2)	2019 Annual Perf RSU	N/A
	(3)	2020 Annual Cash	N/A
Kenneth Lombard	(1)	2020 Annual Time RSU	3/5/2021							3,144	67,502
	(2)	2020 Annual Perf RSU	3/5/2021				2,358	4,715	7,073		81,004
	(3)	2021 Annual Cash			$337,500

(1)

For the “2020 Annual Time RSUs,” which awards were granted in March 2021 in respect of 2020 performance, the number of RSUs represents the dollar value of the NEO’s grant, divided by $21.47, the closing price of our common shares on March 5, 2021, the date of grant. For Ms. Olshan and Mr. Dinenberg, the number of RSUs in respect of her sign-on grants and retention RSUs, respectively, were calculated in a similar manner based on a share price of $19.29 for Ms. Olshan, and $12.70 for Mr. Dinenberg. Annual time-based RSUs granted in March 2022 in respect of 2021 performance are not included in the table because they were not granted in 2021.

(2)

For the “2020 Annual Perf RSUs,” which awards were granted in March 2021 in respect of 2020 performance, the number of RSUs represents the dollar value the NEO’s RSU award, divided by $21.47, the closing price of our common shares on March 5, 2021, the date of grant. Performance conditions were subsequently set in May 2021. Upon the achievement of threshold, target and maximum performance goals, the NEOs will earn 50%, 100%, or 150%, respectively, of the number of RSUs granted. The “target” number of shares is being used for purposes of this disclosure to report the grant date fair value. The number of shares in respect of Ms. Olshan’s sign on performance RSUs was calculated based on a per share price of $19.29, in accordance with the terms of Ms. Olshan’s Employment Agreement, and have substantially similar vesting conditions and payout formula as what applies to the 2020 Annual Perf RSUs for other NEOs. In accordance with the applicable accounting standards, the grant date fair value of the 2020 Annual Perf RSUs and Ms. Olshan’s sign on performance RSU is $17.18 per share, determined using a Monte Carlo model. Annual performance-vested RSUs granted in March 2022 in respect of 2021 performance are not included in the table because they were not granted in 2021.
(3)

“2021 Annual Cash” amounts represent, for Ms. Olshan, a bonus for the partial year of service in 2021 which was set at $1,000,000 pursuant to her Employment Agreement. For the other NEOs, the Employment Agreements provide only for target and maximum potential payout amounts because there is no set amount payable upon threshold achievement. In connection with Mr. Lombard’s consulting arrangement, effective as of April 26, 2021, Mr. Lombard became entitled to a bonus in respect of 2021 of a set amount of $337,500.

(4)	“2021 Promotion RSU” represents the RSU award granted to Mr. Dinenberg in recognition of his promotion to the role of Chief Operating Officer in December 2021.

Narrative Disclosure to Summary Compensation Table & Grants of Plan-Based Awards Table

Employment Agreements

Set forth below is a summary of the Employment Agreement with each of our NEOs. In the case of Ms. Olshan, Mr. Fernand, and Mr. Dinenberg, their Employment Agreements have been amended by actions taken by the Compensation Committee in March 2022, as described above in the Compensation Discussion and Analysis section entitled “2022 Actions by Compensation Committee Impacting Compensation Programs going Forward.”

Andrea Olshan Employment Agreement

Term. On February 7, 2021, Seritage entered into an Employment Agreement with Andrea Olshan to serve as the Company’s Chief Executive Officer and President, effective for an initial three-year term beginning on March 16, 2021, which term is subject to automatic one-year renewals.

Compensation. The terms of the Olshan Employee Agreement provide Ms. Olshan with (a) an annual base salary of $1,000,000; (b) an annual target cash bonus of 140% of base salary, with payout ranging between 50% and 200% of base salary, depending on the level of achievement of the established performance goals, and a guaranteed annual bonus in respect of calendar year 2021 of $1,000,000; (c) a sign-on incentive equity award, with a total value determined by dividing $4,000,000 by the volume-weighted average price of a common share of Seritage for the 10 trading days immediately preceding the date of the execution of the Olshan Employment Agreement, 40% of which is in the form of time-based restricted stock units that will vest in four substantially equal installments on the date of grant and each of the next three anniversaries of the date of grant, and 60% of which is in the form of performance-vested restricted stock units, which will vest following a three-year performance period based on the achievement of performance goals to be determined by the Compensation Committee in consultation with Ms. Olshan; and (d) an annual equity award, beginning in 2022, with an aggregate target value equal to $2,000,000 at the time of grant, of which 40% will consist of time-based restricted stock units that vest ratably on the first three anniversaries of the date of grant and 60% will consist of performance-vested restricted stock units.

Amanda Lombard Employment Agreement

Term. On November 9, 2020, Seritage entered into an Employment Agreement with Amanda Lombard, Executive Vice President and Chief Financial Officer of Seritage, which was effective indefinitely, until terminated by the Company or Ms. Lombard pursuant to the terms thereof, which Ms. Lombard did in January 2022.

Compensation. Ms. Lombard’s Offer Letter provided for an annual base salary of $400,000, and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary. The Employment

Agreement also provided for an annual equity award covering either Seritage common shares or limited partnership interests in the OP. The Employment Agreement also provided, as amended in April 2021, that this annual equity award will have a target aggregate target value equal to 75% of Ms. Lombard’s annual base salary and a maximum aggregate target value equal to 100% of Ms. Lombard’s annual base salary, subject to the terms and conditions established by the Compensation Committee.

Matthew Fernand Employment Agreement

Term. On May 15, 2015, Seritage entered into an Employment Agreement with Matthew Fernand, Chief Legal Officer and Corporate Secretary of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Fernand pursuant to the terms thereof.

Compensation. Mr. Fernand’s Employment Agreement provides for an annual base salary, currently $425,000, and an annual cash bonus with a target of 75% of base salary and maximum of 100% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the OP. The Employment Agreement also provides, as amended in April 2021, that this annual equity award will have a target aggregate value equal to 75% of Mr. Fernand’s annual base salary and a maximum aggregate value equal to 100% of Mr. Fernand’s base salary. Beginning with grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-vested RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Eric Dinenberg Employment Agreement

Term. On March 14, 2019, Seritage executed an Employment Agreement with Eric Dinenberg, in his role as Senior Vice President, Development and Construction. In connection with his promotion to the role of Executive Vice President of Development and Construction in April 2019, adjustments were made to Mr. Dinenberg’s salary. In connection with his subsequent promotion to serve as Chief Operating Officer of Seritage, effective December 17, 2021, terms of the agreement were again updated, and the Employment Agreement remains in effect indefinitely, unless otherwise terminated by the Company or Mr. Dinenberg pursuant to the terms thereof.

Compensation. Mr. Dinenberg’s agreement provides for an annual base salary of $340,000, which amount was increased to $375,000 in April 2021 as part of his promotion to Executive Vice President of Development and Construction, and, subsequently increased to $400,000 in connection with Mr. Dinenberg’s promotion to Chief Operating Officer in December 2021. Under the updated terms, Mr. Dinenberg is eligible for an annual cash bonus with a target of 75% of base salary, with a maximum bonus of 100% of base salary. The Employment Agreement, as updated, also provides for an annual equity award target percentage of 75% of base salary, with a maximum award percentage of 100% of base salary, subject to the terms and conditions established by the Compensation Committee.

Benjamin Schall Amended and Restated Employment Agreement

Mr. Schall and the Company were party to an Amended and Restated Employment Agreement, dated May 2, 2018. Mr. Schall voluntarily resigned from his position in December 2020, with his departure becoming effective on January 22, 2021. During the period of 2021 for which Mr. Schall remained in his role, he received a base salary based on his contractual annual base salary rate of $875,000, but he was not entitled to any annual bonus or long-term incentive awards in respect of 2021.

Ken Lombard Employment Agreement and Advisory Agreement

Consulting Agreement. On May 16, 2018, Seritage entered into an Employment Agreement with Kenneth Lombard as the Chief Operating Officer and Executive Vice President of Seritage, which remained in effect until April 26, 2021, at which time Mr. Lombard left his position with the Company and entered into a Consulting Agreement. In connection with becoming a consultant to the Company, for the period beginning April 26, 2021 through December 31, 2022, Mr. Lombard was entitled to receive monthly payments of $37,500, a bonus in respect of 2021 in the amount of $337,500, and an equal payment, subject to Mr. Lombard executing a general release of claims against the Company, in March 2023. As long as Mr. Lombard continued to provide services under the terms of the consulting agreement, Mr. Lombard continued to vest in any outstanding equity awards on the awards’ normal vesting schedules. In June 2022, the Company exercised its right to cancel the consulting agreement with Mr. Lombard, entitling Mr. Lombard to the payment of the outstanding obligations under the terms of the consulting agreement, as more fully described below under the heading “Potential Payments Upon Termination of Change in Control—Individual Agreements and Arrangements.”

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth the outstanding equity awards held by our NEOs at December 31, 2021.

	Stock Awards				Equity Incentive Plan Awards
Name	Number of shares or units of stock that have not vested (#)			Market value of shares or units of stock that have not vested ($) (1)	Number of unearned shares, units or other rights that have not vested (#)			Market value of shares, units or other rights of stock that have not vested ($) (1)
Andrea Olshan	62,202	(2)		$825,421
					124,405	(2	)(3)	$1,650,854
Amanda Lombard (4)	4,917	(5)		$95,411
					199	(6)		$2,641
					1,406	(7	)(3)	$18,658
					2,794	(8	)(3)	$37,076
Matthew E. Fernand	14,768	(5)		$195,971
					3,097	(6)		$41,097
					3,927	(7	)(3)	$52,111
					3,895	(8	)(3)	$51,687
Eric Dinenberg	35,871	(5	)(9)	$476,008
					1,292	(7	)(3)	$17,145
					950	(8	)(3)	$12,607
Benjamin Schall (10)	0			$0
					0			$0
Kenneth Lombard	14,810	(5)		$196,529
					4,769	(6)		$63,285
					6,177	(7	)(3)	$81,969
					4,716	(8	)(3)	$62,581

(1)	The market values of RSUs set forth in this table are calculated assuming a price of $13.27 per share, which was the closing market price of a Seritage common share on December 31, 2021.
(2)

Represents sign-on grants to Ms. Olshan. The time-based RSUs vest in four substantially equal installments on April 12, 2021 (the date of grant), March 16, 2022, March 16, 2023, and March 16, 2023 (the first three anniversaries of her employment commencement date). The performance-vested RSUs are subject to achievement of relative and absolute total shareholder return performance conditions for the period beginning January 1, 2021 and ending December 31, 2023.

(3)

The performance-vested RSUs service vest as of the last day of the performance period and will be earned and settled in full following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% of target upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. If threshold performance is not met, the full number of RSUs will be forfeited. The 2018 Annual Perf RSU performance conditions were comprised of a set of operational and strategic goals, measured for the period 2019-2021. The 2019 Annual Perf RSU performance conditions consist of relative total shareholder return achievement, measured for the period 2020-2022. The 2020 Annual Perf RSU performance conditions consist of 50% relative total shareholder return achievement and 50% absolute total shareholder return performance, measured for the period 2021-2023.
(4)	Represents Ms. Lombard’s outstanding equity grants as of December 31, 2021, all of which were forfeited as of January 14, 2022 due to Ms. Lombard’s resignation.
(5)

Represents the remaining unvested portion of time-based RSUs as set forth in the table below, which, in each case, vest in three substantially equal installments of the date of grant, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described in the Compensation Discussion and Analysis and Potential Payments in upon Termination or Change-in-Control sections of this filing):

Name	2018 Annual Time- Based RSUs, granted 3/8/2019	2019 Annual Time- Based RSUs, granted 3/2/2020	2020 Annual Time- Based RSUs, granted 3/5/2021	2021 RSUs as Annual Bonus, granted 3/5/2021
Amanda Lombard	44	626	1,863	2,384
Matthew E. Fernand	688	1,746	2,597	9,737
Eric Dinenberg	N/A	574	634	3,167
Kenneth Lombard	1,060	2,746	3,144	7,860

(6)

Represents the target number of unvested RSUs for the performance period January 1, 2019 and ending December 31, 2021. In March 2022, the Compensation Committee determined that the applicable performance metrics were not met, and these RSUs were forfeited.

(7)	Represents the target number of unvested RSUs for the performance period January 1, 2020 and ending December 31, 2022.
(8)	Represents the target number of unvested RSUs for the performance period January 1, 2021 and ending December 31, 2023.
(9)

Includes 31,496 RSUs granted to Mr. Dinenberg in connection with his promotion to the position of Chief Operating Officer. These RSUs vest in three substantially equal installments on December 17, 2022, December 17, 2023 and December 17, 2024, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(10)	Mr. Schall forfeited all outstanding equity grants as of January 22, 2021 due to his resignation that became effective on that date.

Stock Vested in 2021

The following table provides information about restricted stock and RSUs that vested during 2021.

	Stock Awards
Name	Number of shares acquired on vesting (#)(1)(2)	Value realized on vesting ($)(2)
Andrea Olshan	20,734	$499,928
Amanda Lombard	356	$7,487
Matthew E. Fernand	21,483	$395,993
Eric Dinenberg	287	$5,950
Benjamin Schall	—	—
Kenneth Lombard	8,740	$161,489

(1)	Number of shares vested rounded down for any fractional share.
(2)

In connection with certain settlement events, Ms. Lombard and Messrs. Fernand, Dinenberg and Lombard net settled the applicable award, resulting in the Company withholding a number of shares in order to cover the relevant tax obligations. In this regard, of the numbers above, 15 shares were withheld from and 341 shares were issued to Ms. Lombard, 8,070 shares were withheld from and 13,413 shares were issued to Mr. Fernand, 97 shares were withheld from and 190 shares were issued to Mr. Dinenberg, and 390 shares were withheld from and 8,350 were issued to Mr. Lombard. The value realized represents gross proceeds received upon settlement of time-based awards vested and settled in 2021 and performance awards vested and settled in 2021 (including dividends accrued and paid upon settlement of such awards).

Potential Payments Upon Termination or Change in Control

Individual Agreements and Arrangements

Andrea Olshan Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Olshan is entitled to: (a) a prorated annual bonus for the year of termination, calculated based on target performance through the date of termination and (b) full vesting of the sign-on and annual equity awards; provided that performance for any outstanding performance-vested equity awards will be based on target performance through the date of termination.

Termination without Cause; Resignation with Good Reason. In the event of a termination of Ms. Olshan’s employment by Seritage without Cause or her resignation for Good Reason (as such terms are defined in the Olshan Employment Agreement), in either case prior to a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to (a) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (b) severance in an amount equal to two (2) times the sum of Ms. Olshan’s then-current base salary plus the annual bonus in respect of the year of such termination, calculated at target, payable over 24 months; (c) 18 months of welfare benefits continuation including subsidized COBRA coverage; (d) full vesting of any outstanding sign-on equity awards (with “target” performance deemed to have been achieved for the performance-vested sign-on restricted stock units) and time-based annual equity awards; and (e) prorated vesting of any outstanding performance-vested annual equity awards (with “target” performance deemed to have been achieved) and (f) 12 months of outplacement services. However, if such termination occurs within 90 days preceding the consummation of a Change in Control, and the achievement of actual performance would result in a higher number of performance-vested restricted stock units vesting than were determined to have vested based on “target” performance in connection with her termination, Ms. Olshan will receive a cash payment equal to the difference between such amounts, using the fair market value of a share of Seritage’s common shares on the date of such Change in Control.

Change in Control. In the event that such termination event occurs on or during the 12 months following a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to the same benefits as described above, except that (x) the prorated annual bonus is measured based on performance through the date of the Change in Control of Seritage; (y) the cash severance multiplier for salary continuation is three (3) and such amount is paid in a lump sum; and (z) all outstanding annual equity awards vest in full, with any performance-vested restricted stock units vesting based on actual performance. In the event that payments or benefits owed to Ms. Olshan constitute “parachute payments” (within the meaning of Section 280G of the Code) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Ms. Olshan receiving a higher net after-tax amount than she would have received absent such reduction.

Restrictive Covenants. Ms. Olshan is subject to a perpetual confidentiality covenant and, during her employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12-month period immediately following her termination of employment, Ms. Olshan is also subject to a non-competition covenant which prohibits her from rendering services to certain Seritage competitors specified in the Olshan Employment Agreement.

Forfeiture Provisions. If Ms. Olshan violates the non-compete covenant set forth in her Employment Agreement by becoming employed by a specified competitor or if it is discovered that Ms. Olshan engaged in certain conduct that would have constituted cause under the Olshan Employment Agreement, the salary continuation and COBRA subsidy that Ms. Olshan was receiving will terminate and Ms. Olshan will be required to reimburse Seritage for salary continuation payments previously paid (or, following a change in control, for the lump-sum cash severance payment).

Amanda Lombard Employment Agreement – Termination Provisions

While the terms of Ms. Lombard’s agreement are summarized below regarding certain severance rights in connection with a termination due to death, disability, by Seritage without cause or by Ms. Lombard for good reason, due to Ms. Lombard’s resignation (not for good reason), Ms. Lombard was not entitled to any severance payments.

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Lombard would have been entitled to (1) a prorated annual bonus for the year of termination, based on performance for the full year of termination; and (2) vesting of her annual equity awards; provided that the vesting for any performance-vested equity awards would be based on performance through the date of termination. In the case of disability, Ms. Lombard would also have been entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without Cause or a resignation by Ms. Lombard with good reason, Ms. Lombard would have been entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; and (4) prorated vesting of any outstanding annual equity awards. Performance for any performance-vested equity awards that vested as a result of such termination would be determined based on actual performance through the date of termination.

Restrictive Covenants. During her employment with Seritage and for 12 months thereafter, Ms. Lombard is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in her Employment Agreement.

Equity Treatment. In light of Ms. Lombard’s resignation, effective January 14, 2022, Ms. Lombard forfeited all outstanding unvested RSUs at the time of her departure.

Matthew Fernand Employment Agreement – Termination Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Fernand is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (2) vesting of his annual equity awards; provided that the vesting for any performance-vested equity awards shall be prorated based on performance through the date of termination. In the case of disability, Mr. Fernand is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without Cause or a resignation by Mr. Fernand with Good Reason, Mr. Fernand shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (3) 12 months of subsidized COBRA coverage.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Equity Treatment. Treatment of outstanding restricted stock units in the event of a termination without Cause or resignation for Good Reason is governed by the terms of Mr. Fernand’s employment agreement, as may be modified by Board action taken at the time of grant of the awards, or as amended from time to time. In respect of the 2019 annual time-based and performance-vested awards (granted in 2020), the outstanding time-based RSUs would vest in full, and the outstanding performance-vested RSUs would vest pro rata based on the time elapsed during the performance period. In respect of the 2020 annual time-based and performance-vested RSUs (granted in 2021) and RSUs granted as the 2021 annual bonus (also granted in 2021), for the time-based RSUs, those RSUs that were scheduled to vest at the next scheduled vesting date following the date of termination would vest upon the termination event, and for the performance-vested RSUs, a pro-rata portion of the outstanding RSUs would vest based on the time elapsed during the performance period. The actions taken by the Board in March 2022 confirmed. the treatment of outstanding equity awards in the event of these termination events such that outstanding time-based RSUs would vest in full, and the outstanding performance-vested RSUs would vest pro rata based on the time elapsed during the performance period, with actual performance being measured as of the effective date of the termination event.

Eric Dinenberg Offer Letter – Termination Provisions

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without Cause or a resignation by Mr. Dinenberg with Good Reason, Mr. Dinenberg shall be entitled to (1) base salary continuation for 12 months; and (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Dinenberg is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Equity Treatment. Treatment of outstanding RSUs in the event of a termination without Cause or resignation for Good Reason is governed by Board action taken at the time of grant of the awards, or as amended from time to time. In respect of the 2019 annual time-based and performance-vested awards (granted in 2020), the outstanding time-based RSUs would vest in full, and the outstanding performance-vested RSUs would vest pro-rata based on the time elapsed during the performance period. In respect of the 2020 annual time-based and performance-vested RSUs (granted in 2021), RSUs granted as the 2021 annual bonus (also granted in 2021), and RSUs granted in December 2021 as part of Mr. Dinenberg’s promotion, for the time-based RSUs, those RSUs that were scheduled to vest at the next scheduled vesting date following the date of termination would vest upon the termination event, and for the performance-vested RSUs, a pro-rata portion of the outstanding RSUs would vest based on the time elapsed during the performance period. The actions taken by the Board in March 2022 confirmed. the treatment of outstanding equity awards in the event of these termination events such that outstanding time-based RSUs would vest in full, and the outstanding performance-vested RSUs would vest pro rata based on the time elapsed during the performance period, with actual performance being measured at the time of the effective date of the termination event.

Ken Lombard Employment Agreement – Termination Provisions

In April 2021, Mr. Lombard entered into a consulting agreement with the Company. Under the terms of the consulting agreement, the agreement was scheduled to terminate on December 31, 2022, at which time, Mr. Lombard became entitled to a payment of $337,500, subject to his execution of a general release of claims against the Company. Both parties had the right to terminate the agreement early, whereby if Mr. Lombard terminated the consulting agreement prior to December 31, 2022, all future payments and benefits would have been forfeited, and if the Company canceled the consulting agreement prior to December 31, 2022, the Company would pay all outstanding obligations under the consulting agreement to Mr. Lombard. The Company exercised its right to cancel the consulting agreement in June 2022 and paid Mr. Lombard the remaining amounts due. At the time of Mr. Lombard’s termination as an employee, he also executed a separation agreement, which confirmed the payout of his 2020 retention bonus under the terms of the retention agreement due to the termination of his employment by the Company, and entitles Mr. Lombard to subsidized COBRA insurance rates through 2022.

Benjamin Schall Employment Agreement – Termination and Change in Control Provisions

Due to Mr. Schall’s resignation on January 22, 2021 without good reason (as defined in his Employment Agreement), Mr. Schall was not entitled to any severance payments or benefits.

Treatment of Outstanding RSUs in event of a Change in Control

In connection with a change in control of Seritage, the time-based and performance-vested RSUs outstanding at the time of the change in control event granted to Messrs. Fernand, Dinenberg and Lombard will vest in accordance with the terms and conditions of the Equity Plan. The Equity Plan provides that any non-vested award will fully vest in the event of either (1) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (2) the award holder’s termination of employment within 12 months following a change in control on account of a termination by Seritage (or any Acquirer) for any reason other than cause (as such term is defined in and determined under the applicable individual award agreement) or on account of an award holder’s resignation for good reason (if an individual award agreement contains a definition of good reason).

The treatment of Ms. Olshan’s existing sign-on and future annual equity awards upon a change in control is described under the heading “Olshan Employment Agreement—Termination and Change in Control Provisions.”

Quantification of Potential Termination and Change in Control Payments and Benefits

The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control, assuming the termination event (or change in control event) occurred on December 31, 2021.

Name (1)	Cash Severance	Pro-rata Bonus (2)	COBRA and Other Benefits (3)	Equity Acceleration Value (4)	Total (5)
Termination by the Company without Cause or Resignation for Good Reason
Andrea Olshan (6)	$4,800,000	$1,400,000	$20,000	$2,476,275	$8,696,275
Amanda Lombard	400,000	—	—	56,871	456,871
Matthew E. Fernand	425,000	424,575	19,872	179,922	1,049,369
Eric Dinenberg	400,000	399,600	—	456,068	1,255,668
Kenneth Lombard	450,000	337,500	—	237,992	1,025,492
Termination by the Company for Cause or Resignation without Good Reason
Andrea Olshan	—	—	—	—	—
Amanda Lombard	—	—	—	—	—
Matthew E. Fernand	—	—	—	—	—
Eric Dinenberg	—	—	—	—	—
Kenneth Lombard	—	—	—	—	—
Termination in event of Death or Disability
Andrea Olshan	—	$1,400,000	$0	$2,476,275	$3,876,275
Amanda Lombard	—	—	—	153,786	153,786
Matthew E. Fernand	—	424,575	19,872	340,831	785,278
Eric Dinenberg	—	399,600	—	503,809	903,409
Kenneth Lombard	—	337,500	—	404,394	741,894
Change in Control if Awards are not Assumed (7)
Andrea Olshan	—	—	—	$2,476,275	$2,476,275
Amanda Lombard	—	—	—	153,786	153,786
Matthew E. Fernand	—	—	—	340,831	340,831
Eric Dinenberg	—	—	—	503,809	503,809
Kenneth Lombard	—	—	—	404,394	404,394

(1)

On December 10, 2020, the Company announced Mr. Schall’s departure from the Company, which was effective as of January 22, 2021. In connection with his departure, Mr. Schall received no payments or benefits. On January 3, 2022 the Company announced Ms. Lombard’s departure from the Company, which was effective as of January 14, 2022. In connection with her departure, Ms. Lombard did not receive any of the payments or benefits described in this table. Mr. Lombard became a consultant to the Company, effective April 26, 2021, and as of December 31, 2021, remained eligible for certain payments in the event his services are terminated by the Company prior to December 31, 2022. Mr. Lombard’s consulting agreement was cancelled in June 2022.

(2)	The calculation of a “pro-rata” bonus assumes, for this purpose, that the NEO’s full bonus amount that was earned in respect of 2021.
(3)

In the case of a termination without cause or resignation for good reason (whether or not in connection with a change in control) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2021 rates and, in the case of Ms. Olshan, the value of certain outplacement services. In the case of termination as a result of death and disability, the amounts shown only apply in the event of disability.

(4)

Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of $13.27, the value of a common share on December 31, 2021. If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2021 and “target” performance achievement, as applicable.

(5)

The amounts included in this table reflect entitlements to payments and benefits as of December 31, 2021 and therefore do not include any severance benefits to which Mr. Fernand and Mr. Dinenberg are entitled under the retention bonus awards granted in March 2022.

(6)

For Ms. Olshan, in the case that the termination event occurs upon or within twelve (12) months following a Change in Control, she is entitled to receive cash severance of $7,200,000 in lieu of the cash severance amount stated.

(7)	Assumes the occurrence of a change in control in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

Compensation Program-Related Risk Assessment

When the Compensation Committee reviews compensation programs, it considers potential areas that may encourage risk and applicable risk mitigation factors as part of the design, and it adopts programs that it believes will not reasonably be likely to encourage employees to take unnecessary or excessive risks that could result in a material adverse risk to the Company.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to provide annual disclosure of the ratio of (i) the median of annual total compensation of all of our employees other than our chief executive officer to (ii) the total annual compensation of our chief executive officer.

For fiscal year 2021, the annual total compensation for our CEO, Ms. Olshan, was $5,535,609, which amount reflects an annualized figure due to Ms. Olshan’s employment commencement date of March 16, 2021, as more fully described below. The estimated annual total compensation for 2021 for the employee that has been identified, using the methodology, adjustments and estimates described below, as at the median of our Company (other than the former chief executive officer) was $149,500. Therefore, the ratio of our chief executive officer’s annual total compensation to that of our established median employee for 2021 is estimated to be approximately 38 to 1.

In calculating Ms. Olshan’s total annual compensation for this purpose and as permitted under the applicable SEC rules, an annual base salary rate of $1,000,000 was applied rather than the actual salary reported in the Summary Compensation Table which, for 2021, reflects Ms. Olshan’s salary since her employment commencement date in March 2021. Ms. Olshan’s annual bonus and equity grant value were not annualized, since the full bonus amount attributable to 2021 and full grant date fair value of the equity awards granted to Ms. Olshan in 2021 were already included in the Summary Compensation Table calculations.

To determine our median employee, we reviewed the total cash compensation (i.e., base salary plus bonus) paid in 2021 for all individuals, excluding our CEO, who were employed by us on December 31, 2021 (whether employed on a full-time, part-time, seasonal, or temporary basis). As of that date, we had a total of 40 such employees, all of whom are located in the United States. Using Company records and payroll data, as part of this calculation, we annualized the base salary amount for full-time employees who were employed at our December 31, 2021 measurement date but who worked for us for less than the full year. We believe doing so reasonably estimates the true compensation levels of our personnel. Except for this annualization, we did not make any assumptions, adjustments, or estimates with respect to the cash compensation amount.

After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table set forth in this Proxy Statement. The Company chose to recalculate its median employee for 2021 because of the growth and changes in the employee population as compared to 2020; however, the methodology used to identify the median employee in 2021 is consistent with the method utilized in prior years.

We believe the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, which permit the use of estimates, assumptions, and adjustments in connection with the identification of our median employee. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies, even those in a similar business, may not be comparable to the one we report above.

COMPENSATION OF TRUSTEES

Seritage provides its non-employee trustees an annual cash retainer in the amount of $100,000 for serving as a trustee of Seritage and an annual cash retainer in the amount of $15,000 for trustees who serve as the chairperson of the Audit Committee or the Compensation Committee. In addition, all trustees are reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company. The annual cash retainer amount is typically paid on a quarterly basis. In 2022, annual retainer and committee chair retainers may be reviewed and adjusted, and additionally, directors serving on the Special Committee will receive meeting fees of $1,200 per meeting for the Special Committee’s chairperson and $1,000 per meeting for the Special Committee’s members.

The following table reflects the portion of the annual cash retainer earned for 2021 for non-employee trustees who served on the Board of Trustees during 2021.

Name (1)	Fees Earned or Paid in Cash ($)
Edward S. Lampert	100,000
David S. Fawer	100,000
Sharon Osberg	100,000
John T. McClain	130,000
Thomas M. Steinberg	100,000
Allison L. Thrush	100,000

(1)

Mr. Lampert resigned from the Board, effective March 1, 2022. Mr. Fawer and Mr. Steinberg each resigned from the Board, effective April 26, 2022. In addition, Mr. Adam Metz joined the Board effective March 30, 2022, and Ms. Talya Nevo-Hacohen, Mr. Mitchell Sabshon, and Mr. Mark Wilsmann joined the Board effective as of April 26, 2022.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for our fiscal year 2022. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2022. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2022.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, during the fiscal years 2021 and 2020:

	January 1, 2021 to December 31, 2021	January 1, 2020 to December 31, 2020
Audit Fees (1)	$1,447,550	$1,820,000
Audit-Related Fees	—	$0
Tax Fees	$605,633	$547,496
Other Fees(2)	50,000	—

Total	$2,103,183	$2,367,496

(1)

Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.

(2)	Other Fees represent fees for professional services provided in connection with consents for SEC filings.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee reviews and discusses with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

All of the audit, audit-related and tax services provided by Deloitte & Touche LLP, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties (the “Company” or “Seritage Growth Properties”) is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the New York Stock Exchange (“NYSE”) listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Seritage Growth Properties for the fiscal year ended December 31, 2021 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Seritage Growth Properties be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2021.

Audit Committee

John T. McClain, Chairman

Adam Metz(*)

Allison L. Thrush

*	Mr. Metz joined the Audit Committee on March 30, 2022 and was therefore not part of the fiscal year 2021 audit committee discussions described herein.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing the Company’s shareholders with the opportunity to vote, on an advisory basis, and in accordance with Section 14A of the Exchange Act, on our executive compensation programs for our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement). This proposal is commonly known as a “say-on-pay” proposal.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s compensation system is designed to provide our NEOs with a competitive total compensation package, with the intent of (a) attracting, retaining and motivating key executives, (b) providing appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking utilizing a mixture of fixed and “at-risk” compensation, as well as a mixture of short- and long-term incentive compensation, and (c) rewarding long-term increased Company value and aligning the interests of the management team with the interests of our shareholders.

In 2021, following our new CEO’s review of the Company’s business strategy and opportunities, a reorganization took place with a focus on maximizing net operating income, reducing costs and raising capital. These efforts translated into the executive compensation program in several ways including (i) base salaries and target performance opportunity percentages remaining unchanged from the prior year’s levels, except in the case of promotions, (ii) utilizing net operating income, general and administration costs (net of management fees), and capital proceeds as the metrics against which company performance was measured for 2021 bonus determinations; and (iii) granting equity awards comprised of 60% performance-vested restricted stock units (utilizing three-year relative and absolute total shareholder return metrics) and 40% three-year time-vested restricted stock units.

These program design decisions are examples of the actions taken by the Compensation Committee to balance the need to maintain competitive compensation packages needed to attract, retain and motivate our management team and the desire to align the interests of our executives with those of our shareholders. For more information please see the Compensation Discussion and Analysis in this proxy statement, and the compensation disclosure tables and narrative that follow it, which describe the Company’s executive compensation program for our NEOs in detail.

At our 2017 Annual Meeting, holders of more than a majority of our shares voted for an annual say-on-pay vote. Based on these results, we intend to provide our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation until the next required non-binding advisory vote on the frequency of future advisory say-on-pay votes as required under SEC rules.

The Board strongly endorses the Company’s executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis contained in the proxy statement for the 2022 annual meeting of shareholders of the Company, compensation tables and narrative discussion, is hereby approved.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL 4: PLAN OF SALE AND DISSOLUTION

General

At the Annual Meeting, our shareholders will be asked to consider and vote upon a proposal for approval of the plan of sale. If our shareholders approve this proposal, we will be authorized to begin implementing the plan of sale as soon as practicable. Pursuant to the plan of sale, the Board will have the authority to approve the disposition of any or all of our assets in one or more transactions. We, acting for ourselves and in our capacity as the general partner of the OP, will also be authorized to wind up our business and affairs, discharge, pay or establish a reserve fund for all of our liabilities, including but not limited to contingent liabilities and the liabilities of the OP or its subsidiaries, establish a liquidating trust or similar liquidating entity, and distribute the net proceeds remaining to our shareholders (either directly or through a liquidating trust or similar liquidating entity), all in accordance with our declaration of trust, our bylaws and the plan of sale.

We will make reasonable provisions for all known claims and obligations, including all unknown or contingent, conditional or contractual claims, as well as provisions that are reasonably likely to be sufficient to provide compensation for any claim against us, the OP or its or our subsidiaries in connection with any pending action, suit or proceeding to which any of us is a party. The actual timing of the distributions to our shareholders will be dependent on the satisfaction of such obligations and there is no certainty as to the timing of the satisfaction of such obligations. These claims, as well as any other similar claims, would need to be resolved prior to completion of the plan of sale, and any costs or damages paid by the Company thereunder would reduce the shareholder distributions payable to our common shareholders. Any of these claims, if resolved unfavorably for the Company, could have a material adverse impact on the timing or amount of any shareholder distributions, or could prevent the Company from making any such shareholder distributions altogether.

After selling all of our assets and paying off all of our known liabilities and expenses, and making reasonable provisions for any unknown or contingent liabilities, we expect to distribute the net proceeds of our plan of sale to our shareholders. Based upon management’s review and evaluation with its advisors, including CBRE, and with input from the Special Committee’s financial advisor, Barclays, if the plan of sale is approved by our shareholders and we are able to successfully implement the plan of sale, we have estimated, based on data and information reviewed by management of the Company as of or prior to early June 2022 (without taking into account macroeconomic, market or other factors after June 7, 2022), that the Estimated Total Shareholder Distributions Range will be between $18.50 and $29.00 per share. Our Estimated Total Shareholder Distributions Range was derived from the estimated total gross asset sale proceeds, less:

•

the Company’s debt under its Senior Secured Term Loan (the Company’s consolidated outstanding indebtedness under the Senior Secured Term Loan as of March 31, 2022 was $1.44 billion and as of the date of this proxy statement is $1.34 billion),

•	the liquidation preference of the Series A Preferred Shares ($70 million) as of March 31, 2022,

•	an estimated amount of settlement of certain financial obligations,

•	the estimated debt service and dividends on Series A Preferred Shares until repayment in full or redemption in full, as applicable,

•	the estimated fees and expenses incurred in connection with the sale of our assets,

•	the estimated expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,

•	the estimated operational and general administrative expenses of the Company,

•	the estimated wind-down costs of the Company and the Company’s estimated taxes (but excluding certain items as described below in more detail under “— Estimated Shareholder Distributions”).

A significant majority of the value of the Company’s assets is based on estimated sale prices of undeveloped land, unoccupied buildings, and projects in development, none of which generate any cash flow. As compared to developed assets which generate cash flows, due to the uncertainties inherent in the entitlement, construction and leasing phases and the assumptions about future outcomes built into the projects, these assets have a wider range of potential outcomes with respect to timing and proceeds.

Our Estimated Total Shareholder Distributions Range does not necessarily reflect the actual amount that our shareholders will receive in shareholder distributions, and the actual amount may be more or less than the Estimated Total Shareholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” We will seek to sell all of our assets as soon as possible in order to maximize shareholder value, and we estimate that such sales may be completed within 18 to 30 months after the plan of sale is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to assets representing approximately half of the aggregate value of all our assets, with such sales currently targeted to be completed or under contract by the end of 2022. There are no assurances that sales of assets will be completed within that timeframe, which may be impacted by, among other things, market conditions, the nature and terms of the proposals received from third parties and what the Board determines to be in the best interests of the Company.

In addition, the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including litigation arising from our historical transactions with Sears Holdings. The preparation of these estimates involved judgments and assumptions with respect to the plan of sale process and such estimates may not be realized. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimates prepared. Our Estimated Total Shareholder Distributions Range was determined as of early June and does not take into account interest rate, market or other changes since that time. In addition, we cannot be sure how many shareholder distributions will be paid, or when they will be paid.

Furthermore, in connection with implementing our plan of sale, we expect to terminate registration of our Class A common shares under the Exchange Act at a time determined by the Board of Directors, as well as to cease filing reports with the SEC and file the Notice of Termination of Existence with the SDAT when appropriate, including, in certain instances, upon the establishment of a liquidating trust or similar liquidating entity. The plan of sale authorizes the Board to place proceeds in a liquidating trust and establish a reserve fund to pay unknown or contingent liabilities as a result of which, the final payout to our shareholders may not occur promptly following the filing of our Notice of Termination of Existence.

The Board may (i) terminate the plan of sale without shareholder approval at the Board’s discretion and (ii) authorize us to continue to operate and engage in business activities. In addition, the Company expects to continue to pursue the sale of the Company and if the Board approves a merger transaction that is also approved by shareholders, the Board will terminate the plan of sale and proceed with the merger (subject to shareholder approval). Moreover, notwithstanding approval of the plan of sale by our shareholders, the Board may modify or amend the plan of sale without further action by our shareholders.

Recent Developments

As noted above, the Estimated Total Shareholder Distributions Range of between $18.50 and $29.00 was derived based on data and information reviewed by Company management and advisors as of or prior to early June 2022, and was designed to reflect a range to account for potential fluctuations to the inputs used to derive the range and, as a result, variability to the amount that will ultimately be distributed to our Class A shareholders. Throughout 2022, and in particular during the spring and summer, there have been persistent negative macro-economic headwinds, including increased interest rates, softening credit markets, persistent inflation, continued global uncertainty and ongoing speculation regarding a potential U.S. economic recession, all of which negatively affect the cost and availability of debt and equity capital and therefore the prices that buyers are willing and able to pay for commercial real estate assets. The offers we have received for certain of our assets since the date we determined the estimated range generally reflected valuations below the valuations implied by the upper half of the Estimated Total Shareholder Distributions Range. Although the Company

continues to believe the Estimated Total Shareholder Distributions Range, and the assumptions and estimates (including expectations with respect to Seritage’s operations and performance) utilized by the Company in deriving the Estimated Total Shareholder Distributions Range, are reasonable, in light of the macro-economic headwinds and the offers we have received to date, we believe, as of the date of this proxy statement, that, unless these market conditions improve, it is unlikely that the net proceeds ultimately distributed to our Class A shareholders from the plan of sale will fall within the upper portion of the $18.50 and $29.00 per share Estimated Total Shareholder Distributions Range. Additionally, there remains the risk that the net proceeds that will ultimately be distributed to our Class A shareholders could potentially be below the Estimated Total Shareholder Distribution Range. In the event that the Company becomes aware, prior to the Annual Meeting, that the net proceeds that will ultimately be distributed to our Class A shareholders will be below the Estimated Total Shareholder Distribution Range or otherwise determines, in light of material changes in circumstances that have occurred or are anticipated to occur, it is necessary to update statements made in this proxy statement or in any other communications made by the Company in connection with the Annual Meeting to ensure that the information provided to the Company’s Class A shareholders in connection with the Annual Meeting is not false or misleading, including with regard to the Estimated Total Shareholder Distribution Range, the Company would expect to issue necessary supplemental disclosure in the form of additional soliciting materials prior to the Annual Meeting.

At the time we determined the Estimated Total Shareholder Distributions Range the costs and liabilities related to the litigation arising from our historical transactions with Sears Holdings could not be estimated. Accordingly, the Estimated Total Shareholder Distributions Range does not reflect an estimate of those costs and liabilities. On August 9, 2022, the Company and the other parties to the litigation entered into an agreement for the settlement of the litigation arising from our historical transactions with Sears Holdings, pursuant to which, the Company will contribute approximately $35 million, or approximately $0.62 per share, not taking account recovery from the Company’s insurance carrier. On September 2, 2022, the United States Bankruptcy Court for the Southern District of New York entered an order approving the settlement, which order is subject to a 14-day appeals period that expires on September 16, 2022.

Background of the Plan of Sale

The Board and management continually evaluate the Company’s business and financial plans and prospects. As part of this evaluation, the Board and management have periodically considered strategic alternatives to enhance value to the Company’s shareholders. The Company has also regularly engaged in strategic dispositions of certain assets as part of its ordinary course operations.

In December 2021, the Board began a discussion with the Company’s management and legal advisors regarding the exploration of strategic alternatives to enhance shareholder value. As part of these discussions, Edward S. Lampert, our former Chairman and significant shareholder, indicated that he might be interested in participating as a potential buyer of some or all of the assets of the Company if it were to explore its strategic alternatives, and that he might consider retiring as chairman of the Board and resigning from the Board. In January 2022, the Board formed the Special Committee comprised solely of independent board members to oversee the Company’s review of its strategic alternatives. The Special Committee was initially comprised of Allison Thrush, as chairperson, Sharon Osberg and John T. McClain. Adam Metz was added as a member of the Special Committee when he joined the Board on March 30, 2022. The Special Committee was delegated the authority of the Board to retain all legal, financial and other advisors that it deemed necessary or appropriate for the purposes of fulfilling its duties.

In December 2021, the Special Committee retained Latham & Watkins LLP (“Latham”) to act as its legal advisor. On January 6, 2022, January 7, 2022, February 9, 2022 and February 10, 2022, the Special Committee met to interview multiple investment banks and ultimately engaged Barclays as its financial advisor, in connection with the consideration of strategic alternatives.

In January 2022, before its March 1, 2022 public announcement of its strategic review process and Mr. Lampert’s retirement as chairman of the Board and resignation from the Board, the Company received a non-binding expression of interest from a publicly traded company (“Party A”) to acquire a substantial number of the Company’s properties through a possible transaction or series of transactions. On January 15, 2022, the Special Committee met to discuss the status of negotiations with respect to a potential transaction with Party A, including the properties in which Party A expressed interest, proposed terms and Party A’s request for exclusivity. On January 16, 2022, the Special Committee met and reviewed with management and its advisors a letter of exclusivity and term sheet related to approaching potential acquirors of certain properties by Party A (the “Party A Exclusivity Letter”). During this meeting, the Special Committee recommended that the Board authorize management to execute the Party A Exclusivity Letter and provide information to Party A to facilitate a potential transaction. On January 17, 2022, the full Board met and authorized management to execute the Party A Exclusivity Letter and provide information to Party A. On January 19, 2022, the Company and Party A executed the Party A Exclusivity Letter.

In February 2022, Party A informed the Company that it was not prepared to proceed with the potential transaction contemplated by the Party A Exclusivity Letter, and the Party A Exclusivity Letter expired on February 18, 2022.

On February 24, 2022, the Special Committee met to discuss the potential resignation by Edward S. Lampert, our former Chairman and significant shareholder, from the Board. Mr. Lampert indicated that he might be interested in participating as a potential buyer of some or all of the assets of the Company if it were to explore its strategic alternatives, and that he might consider resigning from the Board. The Special Committee discussed the potential impacts of such an announcement on the Special Committee’s review of the Company’s strategic alternatives and discussed next steps.

The Special Committee met telephonically approximately 45 times between January and June 17, 2022, and consulted with Barclays and Latham in connection with its consideration of potential strategic alternatives. During such meetings, the Special Committee discussed with management and its financial and legal advisors the potential strategic alternatives then available to the Company, including (i) a potential sale or merger of the Company or similar business combination transaction involving the Company, (ii) the continuation of the Company as a standalone business, or (iii) the adoption of a plan of sale and dissolution pursuant to which the Company would sell its assets separately or as part of one or more portfolio sales, including the benefits and drawbacks of each. During these discussions, the Special Committee discussed with its advisors the nature of the Company’s asset portfolio, which includes several categories of assets and property types, and the potential buyers that would be interested in some or all of those assets. The Special Committee also discussed with its advisors the nature of the two-thirds voting requirements under Maryland law and the Company’s declaration of trust in connection with a potential sale of all or substantially all of the Company’s assets. The Special Committee further discussed the relative benefits and drawbacks of engaging in a strategic outreach process before and after seeking approval for the plan of sale, including the concerns that potential portfolio buyers might have with conditioning their acquisition on shareholder approval (particularly in light of the two-thirds voting requirement) if such approval was not obtained preemptively, and the fact that an approval of the plan of sale would not preclude the Company from continuing to pursue a sale of the whole Company, or other strategic alternatives, in order to maximize shareholder value.

Each of the Special Committee and the Board also met several times with their respective advisors to discuss the potential advantages and disadvantages of the Company’s options with respect to its tax election and structure, including termination of the Company’s status as a REIT under the Code (the “deREIT Transaction”).

On March 1, 2022, the Company publicly announced that the Board had commenced a process to review a broad range of strategic alternatives to enhance shareholder value and that the Company would continue to evaluate its balance sheet strategy and corporate structure to optimize the outcome of such review. Concurrently with this announcement, the Company also publicly announced that Edward S. Lampert would retire as the Company’s chairman and resign from the Board, effective as of March 1, 2022.

In March 2022, as part of its review of strategic alternatives and anticipating a possible shareholder approval process, the Special Committee authorized management to prepare estimated plan of sale distribution ranges related to a potential sale of assets and distribution of proceeds to the Company’s shareholders. Management, working with its advisors, began to prepare such estimates.

During March 2022, the Special Committee and the Board met several times to further discuss the tax structure of the Company, including the benefits and drawbacks of the various alternatives on the Company and its strategic alternatives, and, following discussions with its financial advisors and legal advisors, and after receipt of the requisite consents from the lender under the Company’s Senior Term Loan Agreement and from the limited partners under the Operating Partnerships limited partnership agreement, ultimately determined it would be in the best interests of the Company and its shareholders to approve the deREIT Transaction during a meeting of the Special Committee on March 28, 2022.

On March 30, 2022, the Company completed the deREIT Transaction and ceased to be treated as a REIT for U.S. federal tax purposes effective January 1, 2022.

On April 7, 2022, the Special Committee met telephonically with Barclays and Latham to review all in-bound communications received from potential strategic partners since the Company’s public announcement of the Company’s review of strategic alternatives to date, including indications of interest received with respect to certain assets and feedback regarding interest in a potential formalized sale process related thereto. The Special Committee also discussed the requirement to obtain shareholder approval for the various strategic alternatives being considered and authorized and instructed management and its advisors to prepare draft disclosures for a proxy statement in anticipation of obtaining shareholder approval.

During May 2022, at the Special Committee’s request, Barclays began to approach potential buyers regarding an acquisition of the Company (the “Whole Company Sale”), and together with CBRE, regarding potential acquirors of a select portfolios of assets such as the multi-tenant retail portfolio (“the Portfolio Sale”). Barclays met with the Special Committee on May 6, 2022 to discuss the outreach strategy for both the Whole Company Sale as well as the Portfolio Sale. Barclays utilized its professional expertise to determine a group of approximately 20 parties that had demonstrated or would have potential interest in the Whole Company Sale. Additionally, Barclays and CBRE together identified approximately 90 parties that would have potential interest in the Portfolio Sale. On May 10, 2022, Barclays and CBRE began their initial outreach to the identified parties for both the Whole Company Sale and the Portfolio Sale. Further, in June 2022, through CBRE’s brokerage network, Barclays and CBRE began outreach to an additional group of parties that would potentially have interest in select individual assets within the portfolio being marketed in the Portfolio Sale. At the discretion of the Special Committee and in conjunction with management, Barclays and CBRE prepared supplemental materials to facilitate interested parties’ review of both the whole Company and the portfolio. As of the date of this filing, exploration of both the Whole Company Sale and Portfolio Sale remains ongoing, with interested parties executing confidentiality agreements and reviewing the supplemental materials. As of the date of this proxy statement, the Company has not received any indications of interest for a Whole Company Sale.

On June 9, 2022, the Special Committee met telephonically with Barclays and Latham to review a presentation regarding management’s preliminary estimate of the Estimated Total Shareholder Distributions Range. Barclays presented to the Special Committee regarding the assumptions and estimates it considered as it made key determinations regarding the Estimated Total Shareholder Distributions Range. The Special Committee asked questions and robust discussion ensued, during which the Special Committee provided feedback to Barclays regarding its analyses and determinations.

Thereafter, the Special Committee and the Board had several meetings which were attended by representatives from Latham, Fried Frank Harris Shriver & Jacobson LLP, legal counsel to the Company (“Fried Frank”), Barclays and management. At these meetings, the Special Committee and the Board received regular updates regarding the Company’s strategic alternatives process, including the communications with potential buyers, and the potential plan of sale. since the Company’s public announcement of its review of strategic alternatives, in addition to management’s analysis of a potential plan of sale and the Estimated Total Shareholder Distributions Range, as well as related considerations. During these discussions, management and representatives from Barclays provided their respective assessment of the low likelihood of finding a buyer willing to acquire the Company as a whole in light of the Company’s diversified portfolio. Management then informed the Special Committee that management would recommend that the Board consider moving forward with the pursuit of the plan of sale and dissolution, as the Company’s management believes, based on its own assessments and those of

Barclays, that a componentized sale of all or substantially all of the Company’s assets is likely the most optimal of the strategic alternatives available to the Company with respect to enhancing shareholder value. Representatives from Latham and Fried Frank also presented to the Special Committee a draft of the plan of sale and discussed with the Special Committee its duties with respect to the plan of sale. The Special Committee and the Board authorized and instructed representatives of Latham and Fried Frank to seek to negotiate with representatives of Mr. Lampert a Voting and Support Agreement supporting the plan of sale in his capacity as a shareholder of the Company.

From mid-June 2022, to July 6, 2022, representatives of Latham and Fried Frank discussed with representatives of Mr. Lampert terms of a Voting and Support Agreement to be executed by Mr. Lampert and representatives of Latham and Fried Frank provided the Special Committee and the Board with periodic updates on the status of those negotiations.

On July 6, 2022, the Company entered into a Voting and Support Agreement with Mr. Lampert.

On July 7, 2022, at a meeting of the Special Committee and the Board with representatives from Latham, Fried Frank, Barclays and management present, the Special Committee and the Board received an update regarding the Company’s strategic alternatives process, including the communications with potential buyers since the Company’s public announcement of its review of strategic alternatives, in addition to management’s analysis of a potential plan of sale and the Estimated Total Shareholder Distributions Range, as well as related considerations. During this meeting, management and representatives from Barclays provided their respective assessment of the low likelihood of finding a buyer willing to acquire the Company as a whole in light of the Company’s diversified portfolio. Management then informed the Special Committee and the Board that management would recommend that the Board consider moving forward with the pursuit of the plan of sale and dissolution, as the Company’s management believes, based on its own assessments and those of Barclays, that a componentized sale of all or substantially all of the Company’s assets is likely the most optimal of the strategic alternatives available to the Company with respect to enhancing shareholder value. Representatives from Latham and Fried Frank also presented to the Special Committee a draft of the plan of sale and discussed with the Special Committee and the Board their duties with respect to the plan of sale. After discussion, the Special Committee and the Board determined that, in light of the diversified nature of our portfolio, the Company may be best able to maximize value for our shareholders by seeking to sell the Company’s assets separately and/or as part of pools of assets to different potential buyers and, as such, the plan of sale was advisable and in the best interests of the Company and its shareholders. The Special Committee recommended that the Board adopt and approve the plan of sale. Subsequently, the Special Committee provided the Board with its recommendation. Following this discussion, the Board determined that the plan of sale was advisable and in the best interests of the Company and its shareholders, approved the plan of sale and recommended that the Company’s shareholders vote to approve the plan of sale.

On July 7, 2022, the Company issued a press release announcing the approval of the plan of sale by the Special Committee and the Board.

Reasons for the Plan of Sale

In evaluating the plan of sale, the Special Committee and the Board consulted with management, as well as with their respective outside legal and financial advisors. In reaching a determination that the plan of sale is advisable and in the best interests of the Company and approving the plan of sale and recommending that our shareholders vote to approve the plan of sale, including the sale of all of our assets and our dissolution pursuant thereto, the Board considered a number of factors, including, in the view of the Special Committee and the Board, the following material factors:

•

the Special Committee’s and the Board’s consideration of strategic alternatives for the Company through the date of this proxy statement, as described above, and the Special Committee’s and the Board’s belief that obtaining approval of the plan of sale would enhance shareholder value and provide additional opportunities for liquidity to our shareholders, with more potential certainty, particularly in light of the nature of the Company’s diverse asset portfolio;

•

the Special Committee’s and the Board’s view that, in light of the diversified nature of our portfolio, the Company may be best able to maximize value for our shareholders by seeking to sell the Company assets to different potential buyers and, as such, seeking and obtaining approval from shareholders at the Annual Meeting for the plan of sale would provide the Company with optimal flexibility to maximize shareholder value;

•

the approval of the plan of sale would allow the Company to engage potential buyers and complete sales of assets through individual-asset, multiple-asset or portfolio sales without the need to subject any such future transaction to the delay and conditionality that would be associated with having to seek and obtain shareholder approval in connection with future asset sales, including possibly multiple such transactions;

•

the view of the Special Committee and the Board that not having to subject sales of assets through individual-asset, multiple-asset or portfolio sales to the delay and conditionality associated with having to seek and obtain shareholder approval will result in a greater number of potential buyers for the Company’s assets thus resulting in a more competitive sale process;

•

the plan of sale provides us with the ability to dispose of assets strategically over time, particularly given that different markets and asset classes may be at various points in the real estate cycle at different times, providing the opportunity for optimal alignment with particular geographic or asset class cycles and asset-specific circumstances;

•

the view of the Board of Directors and the Special Committee, based on advice from its advisors and the process to date, which has not resulted in any submissions of indications of interest, is that it would be unlikely for the Company to find a buyer for the entire Company willing to pay an attractive price for the Company but that the approval and adoption of the plan of sale does not preclude us from completing a sale or merger of the Company or a similar business combination transaction, before or after there have been one or more dispositions of assets pursuant to the plan of sale, and the Board of Directors and the Special Committee intend to continue to seek and explore a potential Whole Company Sale;

•

the estimate of the Company based on data and information reviewed by management of the Company as of or prior to early June 2022 (without taking into account macroeconomic, market or other factors after June 7, 2022) that the Estimated Total Shareholder Distributions Range will be between $18.50 and $29.00 per share, which management estimated based upon its review and evaluation with its advisors, including CBRE, and with input from the Special Committee’s financial advisor, Barclays and the fact that the Estimated Total Shareholder Distributions Range exceeded the trading price of the Company’s common shares;

•

following review and consideration, the Special Committee and the Board believe that the shareholder distributions that the Company will make to shareholders in connection with the plan of sale would likely maximize shareholder value relative to the other available strategic alternatives;

•

the fact that the Plan of Sale Proposal requires the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast thereon and allows shareholders to have a direct vote on whether they concur with the proposal as a favorable outcome for the Company and its shareholders;

•

the Special Committee and the Board have extensively discussed and considered, based on review and evaluation by management, as well as outside legal and financial advisors, the potential costs and benefits of, and potential impediments to, selling all or substantially all of the Company’s assets pursuant to the plan of sale;

•

regardless of whether the Company’s shareholders approve the plan of sale, the Company will not effect a merger transaction for a Whole Company Sale or other transaction that would require shareholder approval under Maryland law without circulating a proxy statement that would comply with Item 14 of Schedule 14A of the SEC and seeking and obtaining approval of that transaction from the Company’s shareholders;

•	the Special Committee and the Board discussed the plan of sale as a potentially attractive alternative given the potential disadvantages of continuing to operate the Company as a stand-alone entity,

including its limited internal growth prospects, the difficulty the Company faced in raising new capital and the difficulty of making accretive investments relative to its cost of capital at the time;

•

the Special Committee and the Board considered the fact that if the Company were to continue to operate, the Company would require additional capital to grow its business and that raising additional capital and making accretive investments relative to its cost of capital would be difficult at this time;

•

the Special Committee and the Board considered the fact that the Company could still, if the opportunity arose, consider and pursue a merger or other acquisition of the Company for consideration payable in cash or liquid securities during the course of implementing the plan of sale;

•	the fact that Edward S. Lampert signed a Voting and Support Agreement in support of the plan of sale;

•

following this review and consideration, the Special Committee and the Board believe that the shareholder distributions that the Company will make in connection with the plan of sale would likely maximize shareholder value relative to the other available strategic alternatives; and

•

the lender under the Company’s Secured Term Loan has granted its consent to all future asset sales under the plan of sale, provided that the sales are to unaffiliated third parties for no less than fair market value and the net proceeds of the sale will be used to repay the Secured Term Loan so long as it is outstanding, or for other specified uses.

In the course of its deliberations, the Special Committee and the Board also considered a variety of risks and other countervailing factors related to the plan of sale. The risks and other countervailing factors relating to the plan of sale include, but are not limited to, the following:

•

there can be no assurance that the Company will be successful in disposing of its assets for attractive values or that the Company will make any distribution to shareholders within the Estimated Total Shareholder Distributions Range or at all;

•

the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including the Consolidated Litigation (as defined below);

•

the Estimated Total Shareholder Distributions Range was derived based on data and information reviewed by the Company management as of or prior to early June 2022, but does not taking into account interest rate, market or other changes since that time;

•

the fact that distributions to shareholders will not be made until after the Company has repaid its existing Senior Secured Term Loan and redeemed its outstanding Series A Preferred Shares and, as such, there is no certainty as to timing of any distributions;

•	the fact that the Consolidated Litigation, and other contingent liabilities might prevent or delay the Company from making shareholder distributions in the amounts contemplated, or at all;

•

the fact that the plan of sale may result in more than one shareholder distribution to our shareholders, whereas certain of the other strategic alternatives considered by the Board would provide liquidity to shareholders in one payment;

•

the risk that interest rates, the availability of financing, general economic conditions, real estate tax rates, competition in the real estate market, the availability of suitable buyers and other conditions could change during the period under which we implement the plan of sale, which could have a material effect on the ultimate amount or timing of proceeds received by our shareholders;

•

the fact that future sale transactions entered into by the Company might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to such consummation and the potential inability of the Company to consummate another transaction or transactions for the sale of its assets on the same or similar financial terms if the sales of its assets are not consummated, which could reduce the amount and delay the timing of shareholder distributions;

•	the need to amend or seek consents from third parties, to enable the Company to proceed with the sale of any of the Company’s assets;

•

depending on the tax basis in their shares, U.S. shareholders may recognize taxable gain in connection with the plan of sale, and non-U.S. shareholders under certain circumstances may recognize taxable gain and may be subject to U.S. withholding taxes;

•	the costs incurred by the Company in connection with implementing the plan of sale would be significant and may be greater than estimated;

•	that the price of our common shares is likely to decline or become more volatile due to the gradual dissolution of the Company and the distribution of proceeds from asset sales;

•

the fact that following the adoption of the plan of sale and the sale of our assets, our shareholders will no longer participate in any earnings or growth from any additional investments or from acquisitions of additional assets; and

•	the other potential risks described in the section titled “Risk Factors Related to Plan of Sale” elsewhere in this proxy statement.

In addition, the Special Committee and the Board were aware of and considered the interests of its trustees and executive officers that are different from, or in addition to, the interests of our shareholders generally in effect at the time the Special Committee and the Board made their decisions, including the trustees’ share ownership and our executive officers’ share ownership, employment-related agreements with the Company and equity compensation awards they have received, each of which may entitle the trustees and executive officers to certain payments in connection with or following the transactions contemplated by the plan of sale. The impact of the proposed plan of sale on our trustees and executive officers is described more fully below under the heading “Proposal Four: Plan of Sale and Dissolution — Interests of Certain Persons in the Plan of Sale.”

In view of the wide variety of factors considered, the Special Committee and the Board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate decision. In addition, individual members of the Special Committee and the Board may have given different weight to different factors. In considering the various factors, individual members of the Special Committee and the Board considered all of these factors as a whole and the Special Committee and the Board concluded, based on the totality of information presented to them and the investigation conducted by them, that, on balance, the positive factors outweighed the negative factors and that they supported a determination to approve the plan of sale, declare its advisability and recommend that our shareholders vote to approve the plan of sale.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF SALE.

Estimated Shareholder Distributions

Timing and Amount of Shareholder Distributions

If the plan of sale is approved, we will seek to sell all of our assets and make shareholder distributions as soon as possible in order to maximize shareholder value, and we estimate that such sales may be completed within 18 to 30 months after the plan of sale is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to assets representing approximately half of the aggregate value of all our assets, with such sales currently targeted to be completed or under contract by the end of 2022. There are no assurances that sales of assets will be completed within that timeframe, which may be impacted by, among other things, market conditions, the nature and terms of the proposals received from third parties and what the Board determines to be in the best interests of the Company. We expect that any delay in our anticipated timing will result in lower shareholder distributions resulting from ongoing costs of operating the Company. We may make shareholder distributions to our shareholders during the period of the sale process after we have repaid our existing Senior Secured Term Loan Agreement and redeemed our outstanding Series A Preferred Shares and make reasonable provisions for all known claims and obligations. We expect to make the final shareholder distribution after we sell all of our assets, make reasonable provisions for all known claims and obligations, including all contingent, conditional or contractual claims, as well as provisions that are reasonably likely to be sufficient to resolve or provide compensation for any claim against us, our OP, or its or our subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, our OP or any of their respective subsidiaries is a party, including our current litigation arising from historical transactions with Sears Holdings (as described in more detail in this proxy statement under “Risk Factors Related to Plan of Sale ”), however, the timing for such completion or resolution is not known at this time. The Board has not established a specific timetable for making shareholder distributions to shareholders under the plan of sale. Under the terms of the plan of sale and Maryland law, we may establish a liquidating trust or similar liquidating entity and make one or more distributions (either directly or through a liquidating trust or similar liquidating entity) from time to time, after providing or reserving for the payment of our obligations and liabilities, as we sell or otherwise liquidate our assets. All distributions will be paid to shareholders of record at the close of business on the record dates to be determined by the Board, pro rata based on the number of shares owned by each shareholder. The plan of sale authorizes the Board to place proceeds in a liquidating trust and establish a reserve fund to pay unknown or contingent liabilities as a result of which, the final payout to our shareholders may not occur promptly following the filing of our Notice of Termination of Existence.

Based upon management’s review and evaluation with its advisors, including CBRE, and with input from the Special Committee’s financial advisor, Barclays, if the plan of sale is approved by our shareholders and we are able to successfully implement the plan of sale, we have estimated, based on data and information reviewed by management of the Company as of or prior to early June 2022 (without taking into account macroeconomic, market or other factors after June 7, 2022), that the net proceeds that will be distributed to our Class A common shareholders over time from the plan of sale, taking into account a number of factors and assumptions, including:

•	repayment of our Senior Secured Term Loan,

•	redemption of the Company’s outstanding Series A Preferred Shares,

•	an estimated amount of settlement of certain financial obligations,

•	amount of debt service on our Senior Secured Term Loan and dividends on our Series A Preferred Shares prior to repayment and redemption,

•	the estimated fees and expenses incurred in connection with the sale of our assets,

•	the estimated expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,

•	the estimated operational and general administrative expenses of the Company,

•	the estimated wind-down costs of the Company and the Company’s estimated taxes,

will be between $18.50 and $29.00 per share, which we refer to herein as the Estimated Total Shareholder Distributions Range. A significant majority of the value of the Company’s assets is based on estimated sale prices of undeveloped land, unoccupied buildings, and projects in development, none of which generate any cash flow. As compared to developed assets which generate cash flows, due to the uncertainties inherent in the entitlement, construction, and leasing phases and the range of potential future outcomes, these assets have a wider range of potential outcomes with respect to timing and proceeds. The preparation of these estimates involved judgments and assumptions with respect to the plan of sale process and may not be realized. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimates prepared. Our Estimated Total Shareholder Distributions Range was determined as of early June and does not take into account interest rate, market or other changes since that time. See “Risk Factors Related to Plan of Sale” beginning on page 84 for more information.

Our Estimated Total Shareholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our shareholders will receive in shareholder distributions, and the actual amount may be more or less than the Estimated Total Shareholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” The actual amount that we will distribute to you will depend upon on a number of factors, including:

•	actual proceeds from the sale of our assets,

•	the amount of settlement of certain financial obligations,

•	amount of debt service on our Senior Secured Term Loan and there are no longer any outstanding Series A Preferred Shares,

•	fees and expenses incurred in connection with the sale of our assets,

•

expenses incurred and revenue generated from our operations or our business prior to dissolution and administration of our properties prior to disposition, operational and general administrative expenses and wind-down costs of the Company, taxes and other liabilities that may be incurred by the Company.

Specifically, the amount of the debt service on our Senior Secured Term Loan, dividends we pay on our Series A Preferred Shares and our expenses and wind-down costs will necessarily be greater the longer it takes to complete the sale process. In addition, the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including the Consolidated Litigation. The operative complaint in the Consolidated Litigation alleges, among other things, that the real estate acquired by the Company from Sears Holdings in July 2015 was worth hundreds of millions of dollars more than the purchase price paid and seeks, as relief, among other things, declaratory relief, avoidance of the allegedly actual and/or constructive fraudulent transfers and either (i) rescission of the transfers of real estate from Sears Holdings to the Company in 2015 and return of the proceeds of the transactions between Sears Holdings and the Company, or, in the alternative, (ii) payment by the Company to Sears Holdings of damages at least equal to the value of the transferred property. If our liabilities (including, without limitation, tax liabilities and compliance costs) are greater than we currently expect or if the sales prices of our assets are less than we expect, you will receive less than the estimated plan of sale payment for each of our common shares that you currently own.

Pursuant to the plan of sale if implemented, we will make shareholder distributions in one or more payments after we have repaid our existing Senior Secured Term Loan and there are no longer any outstanding Series A Preferred Shares. However, we cannot be sure how many shareholder distributions will be made or when they will be made. The actual timing of the shareholder distributions depends on a number of factors outside of our control that are discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” The plan of sale authorizes the Board to place proceeds in a liquidating trust and establish a reserve fund to pay unknown or contingent liabilities, as a result of which the final payout to our shareholders may not occur promptly following the filing of our Notice of Termination of Existence.

If we establish a reserve fund to pay for liabilities following the completion of the plan of sale, the timing and amount of your distributions in the plan of sale may be adversely impacted.

Calculation of Estimated Shareholder Distributions

Our Estimated Total Shareholder Distributions Range was derived from the estimated total gross asset sale proceeds, less:

•

the Company’s debt under its Senior Secured Term Loan (the Company’s consolidated outstanding indebtedness under the Senior Secured Term Loan as of March 31, 2022 was $1.44 billion and as of the date of this proxy statement is $1.34 billion),

•	the liquidation preference of the Series A Preferred Shares,

•	the estimated debt service and dividends on Series A Preferred Shares until repayment in full or there are no longer any outstanding Series A Preferred Shares, as applicable,

•	an estimated amount of settlement of certain financial obligations,

•	the estimated fees and expenses incurred in connection with the sale of our assets,

•	the estimated expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,

•	the estimated operational and general administrative expenses of the Company,

•	the estimated wind-down costs of the Company and the Company’s estimated taxes.

In estimating the Estimated Total Shareholder Distributions Range, we estimated a range of gross asset sales proceeds based upon the aggregate estimated proceeds of all of our assets, which, with respect to each asset, was based on a combination of, as applicable, third party appraisals, brokers’ opinions of value, values reflected in third party indications of interest and contracts, the nature and characteristics of each respective asset and asset class, and management’s estimate of the value, taking into account management’s market knowledge and experience, with input from the Barclays and CBRE.

Specific assumptions and methodologies were applied to various types of assets in our portfolio. Specifically:

•

with respect to our premier assets, management prepared detailed asset-level business plans based on actual development plans, which in some cases have already been fully executed upon, some of which are based on developments in process and the remainder of which are development plans that were formulated toward maximizing the value of the development opportunity but are not yet in the execution phase. Management, in consultation with Barclays, then based our estimated proceeds for such assets primarily on commissioned third-party brokers’ opinions of value, prepared by brokers who are either hired to sell the assets or commissioned for valuation services, and supplemented, as applicable, by in-process negotiations with potential buyers. Third-party brokers’ opinions of value were based on underwriting information that was provided by the Company including, where applicable, but not limited to master site plans, concept drawings and development renderings, zoning entitlement information, leasing information, rent rolls, historical and pro forma financial information, development budgets, site-specific information and land title surveys. Brokers’ values were formulated based on valuation techniques including, but not limited to, pro forma financial analyses and market comparable analyses, zoning entitlement, city planning, construction, and other real estate development specific risk factors.

•

with respect to our multi-tenant retail assets, management provided detailed asset-by-asset financial statements and forecasted cash flows, based upon (i) in-place leases, (ii) signed but not opened leases, (iii) certain additional speculative leasing assumptions (based on current leasing activity and local broker knowledge) and (iv) 2022 budgeted operating expenses for such properties, for purposes of valuing the multi-tenant retail assets. In connection with these valuations, management, in consultation with CBRE and Barclays, carefully reviewed each asset and incorporated analysis of its particular (i) location, (ii) tenant profile and (iii) other relevant local market conditions, including but not limited to market comparable transactions, and assigned a cap rate based on the foregoing information to each individual asset in order to estimate total expected proceeds.

•

with respect to our residential assets, we based our estimated proceeds for such assets primarily on commissioned third-party appraisals, supplemented by in-process negotiations with potential buyers. Such assets were primarily valued as if the existing land were to be sold as entitled for residential use, but not to give pro forma effect to the completion of any development thereof;

•

with respect to our non-core assets, we based our estimated proceeds for such assets on a combination of commissioned third-party brokers’ opinions of value, bona fide offers, appraisals, existing purchase agreements, letters of intent with potential buyers and in-process negotiations with potential buyers;

•

with respect to our joint ventures and other unconsolidated properties, we based the vast majority of estimated proceeds for such assets on commissioned third-party appraisals, supplemented by in-process negotiations with potential buyers including existing joint venture partners, third-party broker opinions of value and management estimates.

The amount of the debt service on our Senior Secured Term Loan, the dividends that we pay on our Series A Preferred Shares and our expenses and wind-down costs will necessarily be greater the longer it takes to complete the sale process and liquidation.

Our Estimated Total Shareholder Distributions Range per share was based on 56,032,381 common shares, the number of common shares outstanding as of July 6, 2022 (without taking into account unvested equity awards). The Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including the Consolidated Litigation. The Consolidated Litigation alleges, among other things, that the real estate acquired by the Company from Sears Holdings in July 2015 was worth hundreds of millions more than the purchase price paid and seeks either (i) rescission of the transfers of real estate from Sears Holdings to the Company in 2015 and return of the proceeds of the transactions between Sears Holdings and the Company, or, in the alternative, (ii) payment by the Company to Sears Holdings of damages at least equal to the value of the transferred property. On August 9, 2022, the Company and the other parties to the Consolidated Litigation entered into an agreement for the settlement of the litigation arising from our historical transactions with Sears Holdings, pursuant to which, the Company will contribute approximately $35 million, or approximately $0.62 per share, not taking account recovery from the Company’s insurance carrier. On September 2, 2022, the United States Bankruptcy Court for the Southern District of New York entered an order approving the settlement, which order is subject to a 14-day appeals period that expires on September 16, 2022.

Uncertainties Relating to Estimated Shareholder Distributions

The preparation of these estimates involved judgments and assumptions with respect to the plan of sale process and such estimates may not be realized. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimates prepared. Our Estimated Total Shareholder Distributions Range was determined as of early June and does not take into account interest rate, market or other changes since that time. As we have disclosed under “Risk Factors Related to Plan of Sale,” certain examples of uncertainties that could cause the aggregate amount of distributions to be less or more than our estimates include the following:

•	the price that third parties are willing to pay for our assets and the time required to sell our assets may change due to a number of factors beyond our control, including market conditions;

•	changes to interest rates or general market conditions could lower the price at which third parties are willing to pay for our assets;

•

our Estimated Total Shareholder Distributions Range is based, in part, on estimates of the costs and expenses of the plan of sale and operating our Company, and, if actual costs and expenses exceed or are less than such estimated amounts, aggregate distributions to shareholders from the plan of sale could be less or more than our Estimated Total Shareholder Distributions Range; and

•	our Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related pending and any future litigation, including Consolidated Litigation.

•

if our assets are not sold by the times and at prices we currently expect, the plan of sale may yield aggregate distributions less than or greater than the prevailing market price of our common shares;

•

if liabilities, unknown or contingent at the time of the mailing of this proxy statement, including with respect to the Consolidated Litigation (as further described in the “Risk Factors Related to Plan of Sale” section of this proxy statement) arise which must be satisfied or reserved for as part of the plan of sale, the aggregate amount of distributions to shareholders as a result of the plan of sale could be delayed or could be less than estimated; and

•

delays in consummating sales of certain assets and the plan of sale, including any delays that may be caused by unsettled liabilities, including the Consolidated Litigation, which could result in additional expenses and result in actual aggregate distributions to shareholders being less than our estimated amount.

In addition, the aggregate distributions per share will be impacted by any increase in the number of common shares outstanding.

Except to the extent required by applicable law and generally accepted accounting principles, we do not anticipate updating or otherwise publicly revising the estimates presented in this proxy statement to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates have not been audited, reviewed or compiled by independent auditors.

Recent Developments

As noted above, the Estimated Total Shareholder Distributions Range of between $18.50 and $29.00 was derived based on data and information reviewed by Company management and advisors as of or prior to early June 2022, and was designed to reflect a range to account for potential fluctuations to the inputs used to derive the range and, as a result, variability to the amount that will ultimately be distributed to our Class A shareholders. Throughout 2022, and in particular during the spring and summer, there have been persistent negative macro-economic headwinds, including increased interest rates, softening credit markets, persistent inflation, continued global uncertainty and ongoing speculation regarding a potential U.S. economic recession, all of which negatively affect the cost and availability of debt and equity capital and therefore the prices that buyers are willing and able to pay for commercial real estate assets. The offers we have received for certain of our assets since the date we determined the estimated range generally reflected valuations below the valuations implied by the upper half of the Estimated Total Shareholder Distributions Range. Although the Company continues to believe the Estimated Total Shareholder Distributions Range, and the assumptions and estimates (including expectations with respect to Seritage’s operations and performance) utilized by the Company in deriving the Estimated Total Shareholder Distributions Range, are reasonable, in light of the macro-economic headwinds and the offers we have received to date, we believe, as of the date of this proxy statement, that, unless these market conditions improve, it is unlikely that the net proceeds ultimately distributed to our Class A shareholders from the plan of sale will fall within the upper portion of the $18.50 and $29.00 per share Estimated Total Shareholder Distributions Range. Additionally, there remains the risk that the net proceeds that will ultimately be distributed to our Class A shareholders could potentially be below the Estimated Total Shareholder Distribution Range. In the event that the Company becomes aware, prior to the Annual Meeting, that the net proceeds that will ultimately be distributed to our Class A shareholders will be below the Estimated Total Shareholder Distribution Range or otherwise determines, in light of material changes in circumstances that have occurred or are anticipated to occur, it is necessary to update statements made in this proxy statement or in any other communications made by the Company in connection with the Annual Meeting to ensure that the information provided to the Company’s Class A shareholders in connection with the Annual Meeting is not false or misleading, including with regard to the Estimated Total Shareholder Distribution Range, the Company would expect to issue necessary supplemental disclosure in the form of additional soliciting materials prior to the Annual Meeting.

At the time we determined the Estimated Total Shareholder Distributions Range the costs and liabilities related to the litigation arising from our historical transactions with Sears Holdings could not be estimated. Accordingly, the Estimated Total Shareholder Distributions Range does not reflect an estimate of those costs and liabilities. On August 9, 2022, the Company and the other parties to the litigation entered into an agreement for the settlement of the litigation arising from our historical transactions with Sears Holdings, pursuant to which, the Company will contribute approximately $35 million, or approximately $0.62 per share, not taking account recovery from the Company’s insurance carrier. On September 2, 2022, the United States Bankruptcy Court for the Southern District of New York entered an order approving the settlement, which order is subject to a 14-day appeals period that expires on September 16, 2022.

Engagement of Barclays and CBRE

The Special Committee engaged Barclays to act as its lead financial advisor with respect to pursuing a potential sale of the Company as a whole and/or potential sales of portfolios of or certain individual, assets of, the Company. In that connection, Barclays has identified parties that might be interested in pursuing a potential transaction with the Company and, at the direction of the Special Committee, has engaged with potential transaction counterparties with respect to potential transactions. The Company also engaged CBRE to act as the Company’s sole and exclusive real estate agent to offer for sale certain select properties of the Company.

The Special Committee selected Barclays because of its qualifications, reputation and experience in connection with mergers and acquisitions generally and with the real estate industry in particular, as well as its substantial experience in transactions comparable to a sale of the Company as a whole and sales of portfolios of, and significant, assets of the Company. The Company selected CBRE because it is a nationally recognized real estate brokerage firm that focuses on the commercial real estate sector and has a highly reputable and experienced investment sales team, with particular experience with retail assets.

Neither Barclays nor CBRE has rendered, nor has either been asked by the Special Committee or the Board to render, any report, opinion or appraisal, including any fairness opinion to the Company, the Special Committee or the Board. At the request of the Company, CBRE provided valuation input to the Company including in connection with its role as broker with respect to select properties of the Company. This input was among a variety of factors and inputs taken into consideration by the Company in deriving its estimate of the total gross asset sale proceeds to be received from the sale of assets under the plan of sale, which estimate was used by the Company as described on pages 8, 60 and 76 above to derive the Estimated Total Shareholder Distributions Range.

In addition, at the request of the Special Committee, Barclays reviewed and conferred with management and CBRE in connection with the methodology and assumptions utilized by the Company in preparing its estimate of total gross asset sale proceeds, including with respect to cap rates, availability and cost of debt and equity capital. Management consulted with Barclays in light of its general knowledge and experience with financial and capital markets, mergers and acquisitions and the real estate industry as well as information and feedback Barclays received from potential transaction counterparties as part its engagement with such parties.

The Company’s estimate of total gross asset sale proceeds ranged from $2,848,035,000 to $3,557,999,000.

As compensation for Barclays services to the Special Committee, the Company has agreed to pay Barclays, in the event of a sale of the Company as a whole, 0.75% of the total consideration, and in the event of a sale of any portfolio of assets, or any individual asset, of the Company, 0.65% or 0.75% of the total consideration, depending on whether a real estate broker is retained for such sale and whether the Company began discussions with the buyer prior to Barclay’s engagement. In addition, the Company has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses, up to an aggregate amount of $125,000 (excluding reimbursable legal fees) without prior consent, and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Special Committee. Barclays has not performed any investment banking services for the Company for which it has earned fees during the two years prior to the date of its engagement by the Special Committee. Barclays may perform investment banking services for the Company in the future for which it would expect to receive customary fees for such services. Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and potential transaction counterparties for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

As compensation for CBRE’s services to the Company, the Company has agreed to pay CBRE commissions ranging 0.50% of the aggregate consideration received by the Company with respect to the sale of assets of the Company for which CBRE is acting as broker (but may be receive greater percentages of the consideration, up to 10%, for portions of aggregate consideration exceeding certain levels). The Company has also agreed to indemnify CBRE for certain liabilities that may arise out of its engagement by the Company. CBRE has provided various brokerage services for the Company in the past, is currently providing such services to the Company (in addition to those described above) and expects to perform such services in the future, and has received, and expects to receive, customary commissions for such services. During the two years prior to the date of its engagement by the Company as described above, CBRE has provided various brokerage services to the Company for which CBRE has received customary commissions.

Interests of Certain Persons in the Plan of Sale

In considering the recommendation of our Board to approve the plan of sale, our shareholders should be aware that our trustees and executive officers may be deemed to have interests in the transactions that are contemplated as part of the plan of sale that may be different from, or are in addition to, your interests as a shareholder. Consequently, these individuals may be more likely to support the plan of sale than might otherwise be the case if they did not expect to receive those payments. Our Board is aware of these interests and considered them, among other matters, in making its recommendations.

This disclosure assumes that one or a series of transactions contemplated by the plan of sale will constitute a change in control, change of control or term of similar meaning under all of our compensation plans, programs and agreements. For purposes of the disclosure in this Proposal 4, our “executive officers” include: (i) Andrea Olshan, Chief Executive Officer and President; (ii) Matthew E. Fernand, Chief Legal Officer and Corporate Secretary; and (iii) Eric Dinenberg, Chief Operating Officer The other individuals listed as executive officers or named executive officers in the Sections entitled “Executive Officers” and “Compensation Discussion and Analysis,” as applicable, in this proxy statement do not have any interests in the plan of sale through any plan, program or agreement with the Company, including John Garilli, Interim Chief Financial Officer, who serves in that role as a consultant to the Company, Amanda Lombard, Former Chief Financial Officer, Kenneth Lombard, Former Chief Operating Officer, and Benjamin Schall, Former Chief Executive Officer and President.

Treatment of Company Common Shares and Equity Awards

To date, our non-employee trustees receive compensation for their services entirely in cash, not in the form of equity compensation. Therefore, while the non-employee trustees may hold common shares as the result of their own purchases, the non-employee trustees do not hold any unvested common shares or other equity awards in respect of our common shares. Therefore, the non-employee trustees will participate in the transactions contemplated by the plan of sale in the same manner as other shareholders in respect of any shares then owned by the individual non-employee trustees.

Each of Ms. Olshan and Messrs. Fernand, and Dinenberg hold common shares, either because of their own purchases or as a result of the previous vesting of equity awards granted to them by the Company. For those shares, Ms. Olshan and Messrs. Fernand, and Dinenberg will participate in the transactions contemplated by the plan of sale in the same manner as other shareholders. In addition, each of Ms. Olshan and Messrs. Fernand, and Dinenberg hold unvested restricted stock unit awards that have been granted to them as part of their provision of services to the Company. In the event of one or a series of transactions contemplated under the plan of sale results in a change in control of the Company, under the Company’s Equity Plan, any non-vested award will fully vest in the event of either (1) the failure by the purchasing business entity to assume or continue the Company’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (2) the award holder’s termination of employment within 12 months following a change in control on account of a termination by the Company (or any acquirer) for any reason other than cause (as such term is defined in and determined under the applicable individual award agreement) or on account of an award holder’s resignation for good reason (if an individual award agreement contains a definition of good reason). Though it is not certain, in light of the circumstances of the transactions that may occur as part of the plan of sale, it is currently anticipated that any non-vested awards will fully vest as a result of a transaction constituting a change in control because the awards will not be assumed or substituted by the acquirer of the assets or in connection with the executives termination of employment by the Company without Cause or by the executive for Good Reason within 12 months following the change in control transaction.

The following tables set forth the estimated cash consideration that each of the Company’s non-employee trustees and executive officers would be entitled to receive in respect of the shares held by each individual in light of the transactions contemplated by the plan of sale, assuming, for this purpose only, that total distributions to shareholders will equal $23.75 per share, which is approximately the midpoint of the Estimated Total Shareholder Distributions Range, as discussed above under the heading “Estimated Shareholder Distributions—Calculation of Estimated Shareholder Distributions.

Non-Employee Trustees:

	Number of Shares of Company Common Stock Owned	Total Consideration for Shares
John T. McClain	2,600	$61,750
Adam Metz	—	—
Talya Nevo-Hacohen	—	—
Sharon Osberg	4,500	$106,875
Mitchell Sabshon	—	—
Allison L. Thrush	5,450	$129,438
Mark Wilsmann	—	—

Executive Officers:

	Number of Shares of Company Common Stock Owned	Total Assumed Consideration for Shares	Number of Shares Underlying Unvested RSU Awards	Total Consideration for Unvested RSU Awards	Number of Shares Underlying Unvested PSU Awards (1)	Total Consideration for Unvested PSU Awards	Aggregate Consideration for Equity Awards
Andrea Olshan	41,468	$984,865	218,302	$5,184,673	124,405	$2,954,619	$9,124,156
Matthew E. Fernand	40,239	$955,676	46,636	$1,107,605	7,821	$185,749	$2,249,030
Eric Dinenberg	1,743	$41,396	69,649	$1,654,164	2,242	$53,248	$1,748,808

(1)	For purposes of this calculation, the “target” number of PSUs is being used as the outstanding number of PSU awards.

Employment, Retention and Severance Arrangements.

The terms of the transactions contemplated under the plan of sale are not known at this time. However, in light of the nature of the plan of sale to sell all or substantially all of the assets of the Company, it is reasonable to expect that one or more of the executive officers may incur a termination by the Company without cause or terminate employment for good reason in connection with or following one of the transactions contemplated by the plan of sale. Ms. Olshan is entitled to certain severance and benefit payments under the terms of her employment agreement in the event that her employment with the Company is terminated by the Company without Cause or by her for Good Reason (as such terms are defined in her employment agreement), which severance amount increases if it occurs upon or within the twelve months following a change in control of the Company (as such term is defined in her employment agreement). Each of Mr. Fernand and Mr. Dinenberg has severance rights under the terms of his individual employment agreement, as amended, that entitle him to severance benefits and payments in the event his employment with the Company is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in his employment agreement), including if such event is in connection with the transactions contemplated by the plan of sale. These agreements are summarized below. Each agreement is more fully described in this proxy statement under the headings “Narrative Disclosure to Summary Compensation Table & Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control—Individual Agreements and Arrangements”

Andrea Olshan

In the event of a termination of Ms. Olshan’s employment by the Company without Cause or her resignation for Good Reason (as such terms are defined in her Employment Agreement), in either case prior to a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to (a) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (b) severance in an amount equal to two (2) times the sum of Ms. Olshan’s then-current base salary plus the annual bonus in respect of the year of such termination, calculated at target, payable over 24 months; (c) 18 months of welfare benefits continuation including subsidized COBRA coverage; (d) full vesting of any outstanding sign-on equity awards (with “target” performance deemed to have been achieved for the performance-vested sign-on restricted stock units) and time-based annual equity awards; and (e) prorated vesting of any outstanding performance-vested annual equity awards (with “target” performance deemed to have been achieved) and (f) 12 months of outplacement services. However, if such termination occurs within 90 days preceding the consummation of a Change in Control, and the achievement of actual performance would result in a higher number of performance-vested restricted stock units vesting than were determined to have vested based on “target” performance in connection with her termination, Ms. Olshan will receive a cash payment equal to the difference between such amounts, using the fair market value of a common share on the date of such Change in Control.

In the event that such termination event occurs on or during the 12 months following a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to the same benefits as described above, except that (x) the prorated annual bonus is measured based on performance through the date of the Change in Control of Seritage; (y) the cash severance multiplier for salary continuation is three (3) and such amount is paid in a lump sum; and (z) all outstanding annual equity awards vest in full, with any performance-vested restricted stock units vesting based on actual performance. In the event that payments or benefits owed to Ms. Olshan constitute “parachute payments” (within the meaning of Section 280G of the Code) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Ms. Olshan receiving a higher net after-tax amount than she would have received absent such reduction.

For purposes of Ms. Olshan’s agreement:

•

Cause is generally defined as: (i) a material breach by the executive (other than due to a disability) of the executive’s duties and responsibilities that is demonstrably willful and deliberate, committed in bad faith or without reasonable belief that the breach is in the best interest of the Company, and is not remedied within 60 days after the executive is notified of the breach; (ii) the conviction of a non-vehicular related felony; (iii) any willful failure to comply with any written rules, regulations, policies or procedure of the company (including nondiscrimination and sexual harassment polices), as amended from time to time, which if not complied with, would reasonably be expected to have a material adverse effect on the business or financial condition of the Company and which is not remedied within 60 days after the executive is notified of the failure; and;

•

Good Reason is generally defined as: one of the following events, without the executive’s written consent: (i) a reduction of annual base salary, target annual cash bonus or target annual equity grant from those in effect at her start date, other than a uniform reduction that applies to senior executives of the Company that does not result in more than a 10% decrease in base salary target annual cash bonus or target annual equity grant or more than a 5% decrease in the sum base salary, target annual cash bonus and target annual equity grant; (ii) mandatory relocation to an office outside New York City; (iii) a material breach by the Company, including failure of a successor entity assuming the employment agreement, or (iv) a reduction in executive’s duties, title, status or authority, all subject to a 60-day notice and 60-day cure period.

Matthew Fernand

Upon a termination by Seritage without cause or a resignation by Mr. Fernand with Good Reason, Mr. Fernand shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (3) 12 months of subsidized COBRA coverage. Treatment of outstanding restricted stock units in the event of a termination without Cause or resignation for Good Reason was confirmed. as part of the compensation-related actions taken by the Board in March 2022, such that outstanding time-based RSUs would vest in full, and the outstanding performance-vested RSUs would vest pro rata based on the time elapsed during the performance period, with actual performance being at the time of the termination event.

In March 2022, the Compensation Committee granted a retention bonus to Mr. Fernand in respect of a retention period of twenty-four months from the date of grant. Under the terms of the retention award, Mr. Fernand will be entitled to receive an annual retention bonus amount equal to $796,875, for each of the two years during a 24-month retention period, subject to his continued employment through a series of vesting dates over the course of the retention period. In the event that, prior to a payment date, (i) Mr. Fernand’s employment is terminated by the Company without Cause (as defined in his Employment Agreement, or (ii) Mr. Fernand resigns for Good Reason (as defined in his Employment Agreement), in addition to the severance payments and benefits to which he may be entitled under his Employment Agreement, as described above, he will be entitled to receive, subject to the his execution of a general release of claims against the Company, the unpaid portion of the total 24-month retention bonus amount, plus the total amount of his base salary, annual target cash and annual target equity bonus amounts that would have been payable during the remaining portion of the 24-month retention period (and not already paid in the normal course).

For purposes of Mr. Fernand’s employment agreement:

•

Cause is generally defined as: (i) a material breach by the executive (other than due to a disability) of the executive’s duties and responsibilities that is demonstrably willful and deliberate, committed in bad faith or without reasonable belief that the breach is in the best interest of the Company, and is not remedied within 60 days after the executive is notified of the breach; or (ii) the conviction of a non-vehicular related felony; and;

•

Good Reason is generally defined as: one of the following events, without the executive’s written consent: (i) a reduction of 10% or more of his annual base salary, target annual cash bonus and target annual equity grant from those in effect at his start date, but if the reduction does not also apply to other senior executives of the Company equally, then a material reduction of annual base salary, target annual cash bonus and target annual equity grant; (ii) mandatory relocation to an office more than fifty miles from the primary location at which he is required to perform his services as of his start date; (iii) a material breach by the Company, including failure of a successor entity assuming the employment agreement, or (iv) a material reduction in executive’s duties or adverse change in title, all subject to a 10-day notice and 60-day cure period.

Eric Dinenberg

Upon a termination by Seritage without cause or a resignation by Mr. Dinenberg with Good Reason, Mr. Dinenberg shall be entitled to (1) base salary continuation for 12 months; and (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination. Treatment of outstanding RSUs in the event of a termination without Cause or resignation for Good Reason was confirmed. as part of the compensation-related actions taken by the Board in March 2022, such that outstanding time-based RSUs would vest in full, and the outstanding performance-vested RSUs would vest pro rata based on the time elapsed during the performance period, with actual performance being at the time of the termination event.

In March 2022, the Compensation Committee granted a retention bonus to Mr. Dinenberg in respect of a retention period of twenty-four months from the date of grant, the terms of which are substantially similar to those described for Mr. Fernand, with Mr. Dinenberg’s annual retention bonus amount being $750,000.

For purposes of Mr. Dinenberg’s employment agreement:

•

Cause is generally defined as: (i) a material breach by the executive (other than due to a disability) of the executive’s duties and responsibilities that is demonstrably willful and deliberate, committed in bad faith or without reasonable belief that the breach is in the best interest of the Company, and is not remedied within 60 days after the executive is notified of the breach; or (ii) the conviction of a non-vehicular related felony; and;

•

Good Reason is generally defined as: one of the following events, without the executive’s written consent: (i) a reduction of 10% or more of his annual base salary, target annual cash bonus and target annual equity grant from those in effect at his start date, but if the reduction does not also apply to other senior executives of the Company equally, then a material reduction of annual base salary, target annual cash bonus and target annual equity grant; (ii) mandatory relocation to an office more than fifty miles from the primary location at which he is required to perform his services as of his start date; (iii) a material breach by the Company, including failure of a successor entity assuming the employment agreement, or (iv) a material reduction in executive’s duties or adverse change in title, all subject to a 10-day notice and 60-day cure period.

Estimated Severance Payments

The estimated amounts of cash severance payable to each of Ms. Olshan and Messrs. Fernand, and Dinenberg that would be payable if the executive incurred a termination by the Company without Cause, or the executive left for Good Reason, in connection with a transaction as part of the plan of sale that constitutes a change in control of the Company is included under the heading entitled “Golden Parachute Compensation” below, based on the assumptions described below. Based on these assumptions, including a change in control and termination date of December 31, 2022, the estimated value of cash severance payments and benefits continuation, including payments pursuant to their retention agreements, as applicable, for Ms. Olshan and Messrs. Fernand, and Dinenberg are $8,036,667, $3,333,544, and $3,140,566, respectively.

Golden Parachute Compensation.

As required by Item 402(t) of Regulation S-K, the following table sets forth, for our named executive officers, compensation that may be triggered by the execution of the transactions contemplated by the plan of sale that would constitute a change in control of the Company, including payments that would become payable upon the closing of such transactions that constitute a change in control of the Company (known as “single trigger” arrangements) and payments that may become payable to or realized by such individuals following certain termination of employment events that occur following the closing of such transactions (known as “double trigger” arrangements). For purposes of this analysis, our “named executive officers” are those individuals who are referenced above as our executive officers, since the other named executive officers identified in the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis” are not entitled to any compensation or benefits in connection with the transactions contemplated by the plan of sale.

The estimated potential payments in the table below are based on (i) an assumed per share consideration amount of $23.75 (the “Assumed Per Share Amount”); (ii) base salary, target bonus levels, and equity award holdings as of June 1, 2022; (iii) an assumption that the closing of a sale transaction constituting a change in control of the Company occurring on December 31, 2022; and (iv) an assumption that each executive officer by the Company will incur a termination of his or her employment without “cause” or he or she will terminate employment for “good reason” in connection with, and effective on, the closing of the transaction that constitutes a change in control.

All of the assumptions described above are being made solely for purposes of this golden parachute compensation disclosure, and the calculations set forth below. Depending on when and if the transactions contemplated by the plan of sale occur, and whether a particular or series of sales transactions constitute a change in control of the Company, the timing of when the executive officers would become entitled to the single-trigger payments or have the right to double-trigger payments will change. Since the timing of the transactions is unknown at this time, information in the table below is illustrative and represents an estimate based on the timing and other assumptions described above. The timing of a transaction impacts the calculations, and December 31, 2022 was chosen as the calculation date for this purpose simply for reasons of administrative ease. If a transaction that constitutes a change in control occurs after the date assumed for purposes of these calculations, then equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company and the achievement of performance conditions, as applicable, independent of the transactions contemplated by the plan of sale. In addition, certain payments under the executive’s retention agreements are reduced as time during the retention period elapses. As a result, the actual amounts, if any, to be received by an executive officer in connection with or following transactions contemplated by the plan of sale and their termination of employment may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

	Cash Severance Under Employment Agreement, as Amended by Retention Agreements (1)	Unvested RSA Awards (2)	Unvested PSA Awards (2)	Continued Benefits (1)	Retention Bonus Payout (1)	Total
Andrea Olshan	$8,016,667	$5,184,673	$2,954,619	$20,000	—	$16,175,959
Matthew E. Fernand	$2,118,359	$1,107,605	$185,749	$19,872	$1,195,313	$4,626,898
Eric Dinenberg	$1,993,750	$1,654,164	$53,248	$21,815	$1,125,000	$4,847,977

(1)	Cash Severance payments, Continued Benefit payments and Retention Bonus Payout are each considered double-trigger payments for this purpose.
(2)

Payments in respect of unvested RSA awards and PSA awards would occur on a change in control in the event that the awards are not assumed or substituted as part of the change in control transaction. However, if the awards are assumed or substituted, the awards would become vested and be paid on a “double-trigger” basis, if the executive’s employment was terminated by the Company without Cause or by the executive for Good Reason within 12 months of the change in control transaction.

The Plan of Sale

The following is a brief summary of the material provisions of the plan of sale. The following summary is qualified in its entirety by reference to the plan of sale, which we have attached as Exhibit A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the plan of sale in its entirety.

Purpose of the Plan of Sale; Certain Effects of the Plan of Sale

The principal purpose of the plan of sale is to maximize shareholder value within a reasonable period of time. We expect to sell or otherwise dispose of all or substantially all of our assets (including, without limitation, any assets held by the OP and its and our subsidiaries), and the purchasers of each of our assets will be the sole beneficiaries of any earnings and growth of that asset following the sale of such asset. Accordingly, we and our shareholders will neither benefit from any potential increase in the value of our assets, nor will we or our shareholders bear the risk of any potential decrease in the earnings or value of these assets following the sale of such assets. Specifically, the Board and the Special Committee believe that approval of the plan of sale will provide the Company with optimal flexibility in its implementation of value-maximizing strategic alternatives, including sales of assets through multiple asset or portfolio sales, while also permitting the Company to continue to pursue other strategic alternatives, including a potential sale of the whole Company in order to maximize shareholder value.

Following the completion of the sale or transfer of all of our assets in accordance with the plan of sale, we may pay or provide for our liabilities and expenses, distribute the remaining proceeds of the plan of sale of our assets to our shareholders, wind up our operations, and dissolve. The plan of sale authorizes the Board to place proceeds in a liquidating trust and establish a reserve fund to pay unknown or contingent liabilities as a result of which, the final payout to our shareholders may not occur promptly following the filing of our Notice of Termination of Existence.

Our Class A common shares are currently registered under the Exchange Act. In connection with implementing our plan of sale, we expect to terminate the registration of our common shares under the Exchange Act. Also, as a result of implementing the plan of sale, our common shares may be delisted from the NYSE.

Principal Terms of the Plan of Sale

Pursuant to the plan of sale we will, among other things, undertake to do the following:

•

sell or otherwise dispose of all of our assets (including, without limitation, any assets held by the OP and its and our subsidiaries) in exchange for cash or such other assets as may be conveniently liquidated or distributed;

•

liquidate and dissolve the OP and its and our subsidiaries, and distribute the net proceeds of such plan of sale in accordance with the provisions of the organizational documents of such entities and the laws of the States of Maryland and Delaware, as applicable;

•	pay or provide for our liabilities and expenses, which may include establishing a reserve fund to provide for payment of contingent or unknown liabilities;

•	if the Board deems it appropriate, establishing a liquidating trust or similar liquidating entity;

•

distribute our current cash and the remaining proceeds of the plan of sale to you (either directly or through a liquidating trust or similar liquidating entity) after the payment of or provision for our liabilities and expenses, in accordance with the provisions or our declaration of trust, our bylaws and the laws of the State of Maryland, and take all necessary or advisable actions to wind up our affairs; and

•	wind up our operations and dissolve our company, all in accordance with the plan of sale attached hereto as Exhibit A.

Shareholder Distributions and Procedures

We currently anticipate making one or more shareholder distributions to our shareholders. However, we cannot be sure how many shareholder distributions will be made the amount of any or all of such distributions, or when they will be paid.

The plan of sale gives our Board, the authority to interpret the provisions of the plan of sale and to take any further actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company, the OP and its and our subsidiaries and complete the plan of sale. If the plan of sale is approved, the Board will be authorized to wind up our business, pay or establish a reserve fund for our debts, distribute our assets to our shareholders and establish a liquidating trust or similar liquidating entity and distribute the net proceeds of such plan of sale to our shareholders (either directly or through a liquidating trust or similar liquidating entity), all in accordance with our declaration of trust and the plan of sale. Our Board may authorize us to establish a reserve fund out of which to pay costs arising from any unknown or contingent liabilities. If a reserve fund is established, we would expect a final shareholder distribution to be made once we or the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our shareholders may not occur for three or more years after the reserve fund is established. The plan of sale authorizes the Board to place proceeds in a liquidating trust and establish a reserve fund to pay unknown or contingent liabilities as a result of which, the final payout to our shareholders may not occur promptly following the filing of our Notice of Termination of Existence.

The actual amounts and times of payment of the shareholder distributions to be made to you will be determined by our Board in its discretion. If you transfer your shares during the plan of sale, the right to receive shareholder distributions will transfer with those shares, unless you held your shares as of the record date for the applicable distribution in which case you will be entitled to receive such distribution notwithstanding the transfer of your shares.

Dissolution

Upon assignment and conveyance of our assets to our shareholders, in complete liquidation of the Company, and the taking of all actions required under the law of the State of Maryland in connection with our plan of sale and dissolution, the proper officers of the Company will execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence, including by establishing a liquidating trust or similar liquidating entity.

Liquidating Trust/Conversion to Another Liquidating Entity

Under the terms of the plan of sale, upon a determination made by our Board, if in its discretion it is advantageous or appropriate to do so, we may transfer any remaining assets, including any reserve fund or other cash on hand, and liabilities to a liquidating trust and distribute interests in the liquidating trust to our shareholders. Moreover, under the terms of the plan of sale, our Board may determine, instead, to convert the Company into another type of liquidating entity in accordance with Maryland law. This entity may be a limited liability company, a partnership or trust. The creation of a liquidating trust or conversion to another form of liquidating entity will allow us to avoid most of the costs of operating as a public company. Upon establishing a liquidating trust or conversion to another form of liquidating entity, our shareholders will receive interests in the liquidating trust or other liquidating entity in proportion to the number of common shares owned by such shareholders. Such interests in the liquidating trust or other liquidating entity (i) will not be transferable (except by will, intestate succession or operation of law) and (ii) will not be represented by certificates. The purpose of the liquidating trust or other liquidating entity will be to liquidate any remaining assets on terms satisfactory to the directors, managers, trustees or similar members of the governing body of the liquidating trust or the other liquidating entity and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust or other liquidating entity will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Plan of Sale Proposal will constitute the approval by our shareholders of, in the discretion of our Board, the establishment of a liquidating trust or the conversion to another liquidating entity and the terms of any declaration of trust or other governing instruments of the liquidating trust or any other liquidating entity that may be adopted by our Board. However, under the plan of sale, prior to the establishment of a liquidating trust or the conversion to another liquidating entity, our shareholders will be provided with the opportunity to approve, by a plurality of all the votes cast at a meeting of shareholders, the initial directors, managers, trustees or similar members of the governing body of the liquidating trust or other liquidating entity. As noted above, the interests in the liquidating trust or any other liquidating entity will not be freely transferable. Therefore, the recipients of interests in the liquidating trust or any other liquidating entity will not realize any value from these interests unless and until the liquidating trust or the other liquidating entity distributes cash or other assets to them, which will be solely in the discretion of the directors, managers, trustees or similar members of the governing body of the liquidating trust or any other liquidating entity. Accordingly, in determining the timing of the establishment of any liquidating trust or other liquidating entity, the Board will take into account the resulting loss of shareholders’ ability to continue to transfer their interests in the Company, in addition to considering the costs that will be avoided by establishing such liquidating trust or other liquidating entity and other relevant factors. There may be certain adverse tax consequences to our shareholders of receiving and owning interests in a liquidating trust or another liquidating entity as described under the heading “Material U.S. Federal Income Tax Consequences” beginning on page 97.

Vote Required

Approval of the Plan of Sale Proposal will require the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast on the proposal. A shareholder’s failure to return a proxy or give instructions to his or her broker or abstention from voting will have the same effect as a vote against this proposal and, consequently, the plan of sale.

Edward S. Lampert, who beneficially owned approximately 29.1% of the Company’s outstanding Class A common shares as of July 6, 2022, the Record Date for the Annual Meeting, has entered into a Voting and Support Agreement with the Company, pursuant to which Mr. Lampert has agreed to, among other things, (i) appear at the Annual Meeting or otherwise cause his shares to be counted as present thereat for the purpose of establishing a quorum and (ii) validly vote or cause to be voted at the Annual Meeting all of his shares owned as of the Record Date for the Annual Meeting in favor of the Plan of Sale Proposal.

Abandonment or Modification of Plan of Sale

Our Board may terminate the plan of sale at the Board’s discretion to the extent permitted under applicable law and authorize us to continue to operate and engage in business activities. Notwithstanding approval of the plan of sale by our shareholders, our Board may modify or amend the plan of sale without further action by our shareholders. Any amendment or abandonment would impact the timing and amount of shareholder distributions.

Termination of the Registration of Common Shares

Our Class A common shares are currently registered under the Exchange Act. In connection with implementing our plan of sale, at such other time as our Board considers appropriate, our Board and proper officers are authorized to cause us to file a Form 15 (or take other appropriate action) to terminate the registration of our common shares under the Exchange Act.

Cancellation of Common Shares

The distributions contemplated by the plan of sale will be in complete liquidation of the Company and, following our dissolution, all certificates evidencing such issued and outstanding common shares will be canceled, which will occur upon our establishment of a liquidating trust or similar liquidating entity. Our Board will make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions under the plan of sale, of outstanding certificates evidencing our common shares.

Appraisal or Dissenters’ Rights

Pursuant to Maryland law and our declaration of trust, you are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) in connection with the plan of sale.

Regulatory Matters

Other than in connection with the filing of this proxy statement with SEC, the deregistration of the Company’s common shares under the Exchange Act and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the plan of sale.

Risk Factors Related to Plan of Sale

We cannot assure you of the actual amount you will receive in shareholder distributions or when you will receive them.

Our Estimated Total Shareholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our shareholders will receive in shareholder distributions. As further described in “—Estimated Shareholder Distributions” above, the preparation of these estimates involved judgments and assumptions with respect to the plan of sale process and such estimates may not be realized. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimates prepared. Our Estimated Total Shareholder Distributions Range was determined as of early June and does not take into account interest rate, market or other changes since that time. The actual amount that we will distribute to you in the plan of sale will depend upon a number of factors, including the actual proceeds from the sale of our assets, the amount of settlement of certain financial obligations, amount of debt service and dividends on the Series A Preferred Shares prior to repayment and redemption, fees and expenses incurred in connection with the sale of our assets, debt service and dividends on Series A Preferred Shares, repayment of debt and the redemption of Series A Preferred Shares, expenses incurred and revenue generated from our operations or our business prior to dissolution and administration of our properties prior to disposition, operational and general administrative expenses and wind-down costs of the Company, taxes and other liabilities that may be incurred by the Company. If our liabilities (including, without limitation, tax liabilities and compliance costs) are greater than we currently expect or if the sales prices of our assets are less than we expect, you will receive less than the Estimated Total Shareholder Distributions Range for each common share that you currently own. In addition, the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including the Consolidated Litigation. The operative complaint in the Consolidated Litigation alleges, among other things, that the real estate acquired by the Company from Sears Holdings in July 2015 was worth hundreds of millions of dollars more than the purchase price paid and seeks as relief, among other things, declaratory relief, avoidance of the allegedly actual and/or constructive fraudulent transfers and either (i) rescission of the transfers of real estate from Sears Holdings to the Company in 2015 and return of the proceeds of the transactions between Sears Holdings and the Company, or, (ii) in the alternative, payment by the Company to Sears Holdings of damages at least equal to the value of the transferred property.

If the plan of sale is approved, we will seek to sell all of our assets and make shareholder distributions (either directly or through a liquidating trust or similar liquidating entity) as soon as possible in order to maximize shareholder value, and we estimate that such sales may be completed within 18 to 30 months after the plan of sale is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to assets representing approximately half of the aggregate value of all our assets, with such sales currently targeted to be completed or under contract by the end of 2022. There are no assurances that sales of assets will be completed within that timeframe, which may be impacted by, among other things, market conditions, the nature and terms of the proposals received from third parties and what the Board determines to be in the best interests of the Company. The final distribution will not be made until the resolution of all contingent liabilities. Additionally, our Board has discretion as to the timing of distributions of net sales proceeds. See “— Calculation of Estimated Shareholder Distributions” for further details. Any delays in the anticipated timing of the distributions could cause the aggregate amount of distributions to be less than our estimates, and could have material adverse impacts on the aggregate amount of distributions, including, among other things, as a result of additional operational expenses and market risk.

Our expectations about the amount of shareholder distributions that we will make are based on many estimates and assumptions, one or more of which may prove to be incorrect. As a result, the actual amount of shareholder distributions we pay to you may be more or less than the Estimated Total Shareholder Distributions Range. In addition, the shareholder distributions may be paid later than we predict.

There have been recent developments that may adversely impact our ability to realize the Estimated Total Shareholder Distributions Range

As noted above, the Estimated Total Shareholder Distributions Range of between $18.50 and $29.00 was derived based on data and information reviewed by Company management and advisors as of or prior to early June 2022, and was designed to reflect a range to account for potential fluctuations to the inputs used to derive the range and, as a result, variability to the amount that will ultimately be distributed to our Class A shareholders. Throughout 2022, and in particular during the spring and summer, there have been persistent negative macro-economic headwinds, including increased interest rates, softening credit markets, persistent inflation, continued global uncertainty and ongoing speculation regarding a potential U.S. economic recession, all of which negatively affect the cost and availability of debt and equity capital and therefore the prices that buyers are willing and able to pay for commercial real estate assets. The offers we have received for certain of our assets since the date we determined the estimated range generally reflected valuations below the valuations implied by the upper half of the Estimated Total Shareholder Distributions Range. Although the Company continues to believe the Estimated Total Shareholder Distributions Range, and the assumptions and estimates (including expectations with respect to Seritage’s operations and performance) utilized by the Company in deriving the Estimated Total Shareholder Distributions Range, are reasonable, in light of the macro-economic headwinds and the offers we have received to date, we believe, as of the date of this proxy statement, that, unless these market conditions improve, it is unlikely that the net proceeds ultimately distributed to our Class A shareholders from the plan of sale will fall within the upper portion of the $18.50 and $29.00 per share Estimated Total Shareholder Distributions Range. Additionally, there remains the risk that the net proceeds that will ultimately be distributed to our Class A shareholders could potentially be below the Estimated Total Shareholder Distribution Range. In the event that the Company becomes aware, prior to the Annual Meeting, that the net proceeds that will ultimately be distributed to our Class A shareholders will be below the Estimated Total Shareholder Distribution Range or otherwise determines, in light of material changes in circumstances that have occurred or are anticipated to occur, it is necessary to update statements made in this proxy statement or in any other communications made by the Company in connection with the Annual Meeting to ensure that the information provided to the Company’s Class A shareholders in connection with the Annual Meeting is not false or misleading, including with regard to the Estimated Total Shareholder Distribution Range, the Company would expect to issue necessary supplemental disclosure in the form of additional soliciting materials prior to the Annual Meeting.

At the time we determined the Estimated Total Shareholder Distributions Range the costs and liabilities related to the litigation arising from our historical transactions with Sears Holdings could not be estimated. Accordingly, the Estimated Total Shareholder Distributions Range does not reflect an estimate of those costs and liabilities. On August 9, 2022, the Company and the other parties to the litigation entered into an agreement for the settlement of the litigation arising from our historical transactions with Sears Holdings, pursuant to which, the Company will contribute approximately $35 million, or approximately $0.62 per share, not taking account recovery from the Company’s insurance carrier. On September 2, 2022, the United States Bankruptcy Court for the Southern District of New York entered an order approving the settlement, which order is subject to a 14-day appeals period that expires on September 16, 2022.

If we are unable to find buyers for our assets on a timely basis or at our expected sales prices, our shareholder distributions may be delayed or reduced.

As of the date of this proxy statement, none of our assets, other than the disposition of certain assets in the ordinary course of business are subject to a binding sale agreement providing for their sale. In calculating our Estimated Total Shareholder Distributions Range, we assumed that we will be able to find buyers for all of our assets at amounts based on our estimated range of gross real estate sales prices. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the asset’s market value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our shareholder distributions to our shareholders would be delayed or reduced. Furthermore, real estate sales prices are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy percentages, lease rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. Our plan of sale proceeds may also be affected by the terms of prepayment or assumption costs associated with debt encumbering our real estate assets. In addition, transactional fees and expenses or unknown liabilities, if any, may adversely impact the net plan of sale proceeds from our assets.

We may require additional capital to implement the plan of sale.

We have estimated amounts necessary to implement the plan of sale, however, they may be insufficient, and we may require additional capital to fund our other capital needs, including funds that will be needed to implement the plan of sale effectively. For example, we may be required to invest capital to correct defects or to make improvements before a property can be sold. We cannot assure you that our estimates are sufficient or that we will have funds available to correct these defects or to make these improvements. Any reduction in the value of our assets would make it more difficult for us to sell those assets for the amounts that we have estimated. Reductions in the amounts that we receive when we sell our assets could decrease the payment of distributions to shareholders. Our failure to meet our capital needs with financing that is on favorable terms could reduce and delay the shareholder distributions we make to our shareholders.

Market factors such as a recession or higher interest rates may impact shareholder distributions.

Our Estimated Total Shareholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our shareholders will receive in shareholder distributions, and the actual amount may be more or less than the Estimated Total Shareholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” Amounts available for distribution to shareholders are dependent on a number of factors and assumptions, including actual proceeds from the sale of our assets, the amount of settlement of certain financial obligations, the amount of debt service and dividends on the Series A Preferred Shares prior to repayment and redemption, fees and expenses incurred in connection with the sale of our assets, expenses incurred and revenue generated in the administration of our properties prior to disposition, general administrative expenses and wind-down costs of the Company, taxes and other liabilities that may be incurred by the Company. Market factors such as a recession or higher interest rates may impact these proceeds, debt service, and the fees and expenses incurred in connection with the sale of our assets.

If we are unable to satisfy all of our obligations to creditors we will not be able to make any distributions to shareholders, or if we have underestimated our future expenses, the amount of plan of sale proceeds will be reduced.

If the plan of sale is approved by our shareholders, we intend to file a Notice of Termination of Existence with the State Department of Assessments and Taxation of Maryland (“SDAT”) promptly after the sale of all of our remaining assets or in certain instances in connection with the establishment of a liquidating trust or similar liquidating entity. Pursuant to Maryland law, our company will continue to exist for the purpose of paying, satisfying and discharging any debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs.

The plan of sale authorizes the Board to place proceeds in a liquidating trust and establish a reserve fund to pay unknown or contingent liabilities as a result of which the final payout to our shareholders may not occur promptly following the filing of our Notice of Termination of Existence.

Under Maryland law, certain obligations or liabilities imposed by law on our shareholders, trustees, or officers may not be avoided by the dissolution. For example, if we make distributions to our shareholders without making adequate provisions for payment of creditors’ claims (including litigation claims), our shareholders may be liable to the creditors to the extent of the distributions to them in excess of the amount of any payments due to creditors, up to the amounts previously received by such shareholder from us. Accordingly, in such event, a shareholder could be required to return all shareholder distributions previously made to such shareholder and a shareholder could receive nothing from us under the plan of sale. Moreover, in the event a shareholder has paid taxes on amounts previously received as a shareholder distribution, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Therefore, to the extent that we have underestimated the size of our contingency reserve and distributions to our shareholders have already been made, our shareholders may be required to return some or all of such distributions.

Following the Sears Holdings bankruptcy, we have been named as a defendant in litigation that could adversely affect our business and financial condition, divert management’s attention from our business, subject us to significant liabilities, including remedies that may be imposed as a result of a finding of fraudulent conveyance, and/or reduce or delay the payment of shareholder distributions.

Claims under the Sears Holdings bankruptcy, as well as any other similar claims, would need to be resolved prior to completion of the plan of sale, and any damages paid by the Company thereunder would reduce the shareholder distributions payable to our common shareholders. Any of these claims, if resolved unfavorably for the Company, could have a material adverse impact on the timing or amount of any shareholder distributions, or could prevent the Company from making any such shareholder distributions altogether.

On April 18, 2019, at the direction of the Restructuring Sub-Committee of the Restructuring Committee of the Board of Directors of Sears Holdings, plaintiffs Sears Holdings, Sears, Roebuck & Co., Sears Development Co., Kmart Corporation, and Kmart of Washington, LLC filed a lawsuit (the “Litigation”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) against, among others, Edward S. Lampert, ESL Investments, Inc. and certain of its affiliates and investors, Fairholme Capital Management, L.L.C., certain members of the Sears Holdings board of directors, and the Company, the Operating Partners, and certain of our affiliates and subsidiaries (the Company, the Operating Partnership, and certain of our affiliates and subsidiaries, collectively, the “Seritage Defendants”). The Litigation is dual captioned as In re: Sears Holdings Corporation, et al., Case No. 18-23538 (RDD) and Sears Holdings Corporation et al., v. Lampert et al., Case No. 19-08250 (RDD). The initial complaint has been superseded by the Amended Complaint, as described below.

On October 15, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Second Amended Joint Chapter 11 Plan of Sears Holdings and its affiliated debtors (the “Chapter 11 Plan”). Pursuant to the terms of the Confirmation Order, upon the effective date of the Chapter 11Plan, a liquidating trust will be formed, and the Litigation will vest in the liquidating trust. The Confirmation Order further provides that, prior to the effective date of the Chapter 11 Plan and the formation of the liquidating trust, the Litigation will be controlled by five litigation designees selected by Sears Holdings and the Official Committee of Unsecured Creditors’ (the “Creditors’ Committee”). For further information, refer to the Chapter 11 Plan, Confirmation Order and liquidating trust agreement, each of which has been publicly filed with the Bankruptcy Court.

On November 25, 2019, the Creditors’ Committee filed a first amended complaint (the “Amended Complaint”) in the Bankruptcy Court. The Amended Complaint alleges, among other things, that certain transactions undertaken by Sears Holdings since 2011 (including the July 2015 transactions giving rise to Seritage, the execution of the Master Lease with Sears Holdings (the “Original Master Lease”), and the acquisition of real estate from Sears Holdings) constituted actual and/or constructive fraudulent transfers and/or illegal dividends by Sears Holdings and that the real estate acquired by Seritage from Sears Holdings in July 2015 was worth hundreds of millions of dollars more than the purchase price paid. (The Company notes the original complaint filed in the Litigation alleged, among other things, that the that the real estate acquired by Seritage from Sears Holdings in July

2015 was worth at least $649 to $749 million more than the purchase price paid.) The Amended Complaint further alleges that certain releases provided to Seritage and certain other defendants in connection with the Sears Holdings derivative litigation in the Delaware Court of Chancery in 2017 should be avoided and/or declared null and void as an actual and/or constructive fraudulent conveyance. The Litigation seeks as relief, among other things, declaratory relief, avoidance of the allegedly actual and/or constructive fraudulent transfers and either (i) rescission of the transfers of real estate from Sears Holdings to Seritage in 2015 and return of the proceeds of the transactions between Sears Holdings and Seritage, or, in the alternative, (ii) payment by Seritage to Sears Holdings of damages at least equal to the value of the transferred property.

On February 21, 2020, the Seritage Defendants filed a partial motion to dismiss seeking dismissal of the claims in the Amended Complaint relating to the release received in the Sears Holdings derivative litigation unjust enrichment and equitable subordination. Briefing and oral argument on the motions were completed in August 2020, and the parties are awaiting a decision.

On March 15, 2021, the Court consolidated the Litigation with a case captioned Sears Holding Corp. et al. v. Andrew H. Tisch, et al., Case No. 20-07007(RDD) (the “Shareholder Litigation,” and, together with the Litigation, the “Consolidated Litigation”). The Shareholder Litigation was brought by the UCC, Sears Holdings Corporation, and Sears, Roebuck and Co., against certain shareholders of Sears Holdings or its related companies. Seritage was not named as a defendant in the Shareholder Litigation, which alleges, among other things, that certain transactions undertaken by Sears Holdings since 2014 (including the July 2015 transactions giving rise to Seritage, the execution of the Original Master Lease with Sears Holdings, and the acquisition of real estate from Sears Holdings) constituted actual and/or constructive fraudulent transfers and/or illegal dividends.

On April 6, 2022, the Court entered an order in the Consolidated Litigation, upon the agreement of the parties thereto, providing for a mediation of the litigation. The parties and the Court extended the mediation several times, through August, and up until the settlement described below was reached. On August 9, 2022, following the mediation, all of the parties to the Litigation and certain of the parties to the Shareholder Litigation entered into a settlement agreement pursuant to which the defendants will pay to the Sears Holdings estate $175 million (of which the Seritage Defendants will contribute approximately $35 million) in exchange for dismissal of the Consolidated Litigation and for the full and final satisfaction and release of all claims in the Consolidated Litigation (including, in the case of the Seritage Defendants, any and all claims between the Seritage Defendants and the Sears Holdings estate in the Sears Holdings bankruptcy proceeding). On September 2, 2022, the United States Bankruptcy Court for the Southern District of New York entered an order approving the settlement, which order is subject to a 14-day appeals period that expires on September 16, 2022. As previously disclosed, the Company remains in active litigation with its D&O insurers concerning potential coverage for the Consolidated Litigation, and any amounts received from the insurers will offset the Seritage Defendants’ approximately $35 million contribution. While the Company believes that the claims against the Seritage Defendants in the Litigation are without merit, the Company has entered into the settlement, without admitting any fault or wrongdoing, in order to avoid the continued imposition of legal defense costs, distraction, and the uncertainty and risk inherent in any litigation. If the settlement somehow does not become final and no longer subject to potential appeal, the Company intends to defend against the claims in the Litigation vigorously.

Fraudulent transfers or conveyances include transfers made or obligations incurred with the actual intent to hinder, delay or defraud current or future creditors, or transfers made or obligations incurred in exchange for less than reasonably equivalent value when the debtor was, or was rendered, insolvent, inadequately capitalized or unable to pay its debts as they become due. To remedy a fraudulent conveyance, a court could void the challenged transfer or obligation, requiring us to return consideration that we received, or impose substantial liabilities upon us for the benefit of unpaid creditors of the debtor that made the fraudulent conveyance, which could adversely affect our financial condition and our results of operations. Among other things, a court could require our shareholders to return to Sears Holdings or its creditors some or all of the securities issued in the distribution made in connection with the formation of Seritage.

Although we believe that the claims against us in the Litigation are without merit and intend, if the settlement agreement is somehow does not become final and no longer subject to potential appeal to defend against them vigorously, we are not able to predict the ultimate outcome of the Litigation, the magnitude of any potential losses or the effect such litigation may have on us or our operations. if the settlement agreement is not approved by the Court, it is possible that the Litigation could cause us to incur substantial costs and that one or more of the claims against us could be resolved adversely to us, result in substantial damages or other forms of relief, result in or be connected to additional claims, affect our relations with counterparties to commercial transactions and divert management’s attention and resources, any of which could harm our business. Protracted litigation, including any adverse outcomes, may have an adverse impact on our business, results of operations or financial condition and could subject us to adverse publicity and require us to incur significant legal fees.

If the settlement agreement is somehow does not become final and no longer subject to potential appeal the Consolidated Litigation might prevent or delay the Company from making shareholder distributions in the amounts contemplated, or at all. Any of these claims, if resolved unfavorably for the Company, could have a material adverse impact on the timing or amount of any shareholder distributions, or could prevent the Company from making any such shareholder distributions altogether.

Decreases in property values may reduce the amount we receive upon a sale of our assets, which would reduce the amount you receive in shareholder distributions.

The plan of sale provides for the sale of all of our assets, all of which are real estate investments, and we cannot predict whether we will be able to do so at prices or on terms and conditions acceptable to us. Investments in real properties are relatively illiquid. The amount we receive upon sale of our assets depends on the underlying value of our assets, and the underlying value of our assets may be reduced by a number of factors, including factors that are beyond our control, including, without limitation, the following:

•	changes in the economic viability of our tenants and events triggering tenant default;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates or availability of mortgage funds that may render the sale of a property difficult or unattractive;

•	increases in operating expenses;

•	the financial performance of our tenants, and the ability of our tenants to satisfy their obligations under their leases and otherwise;

•	vacancies and inability to lease or sublease space;

•	potential major repairs which are not presently contemplated or other contingent liabilities associated with the assets;

•	our ability to enact our plans with respect to improvements, zoning or related matters with respect to any of our assets prior to sale;

•	competition;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Certain assets of the Company are encumbered or subject to litigation or are expected to need to receive new entitlements, and there is no assurance if failure or delays resulting from such encumbrances, litigation or in receipt of the expected new entitlements may delay or prevent the sale of these assets.

Certain assets of the Company are subject to encumbrances and litigation. The planned use of other assets is subject to receipt of new entitlements. Any delay or failure in eliminating such encumbrances or resolving such litigation or obtaining the necessary new entitlements may delay or prevent sale of the applicable assets or result in the value of such assets being significantly reduced.

If our plan of sale costs or unpaid liabilities are greater than we expect, our shareholder distributions may be delayed or reduced.

Before making the final shareholder distribution, we will need to pay or arrange for the payment of all of our transaction costs in the plan of sale, all other costs and all valid claims of our creditors, as well as payment of any required distributions to holders of our Series A Preferred Shares. Our Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us and/or our Board, for which we would pay a premium which has not yet been determined. Our Board may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs that we will incur in the plan of sale are not yet final, so we have used estimates of these costs in calculating our Estimated Total Shareholder Distributions Range. To the extent that we have underestimated these costs in calculating our Estimated Total Shareholder Distributions Range, our actual shareholder distributions may be lower than our estimated distributions. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our shareholder distributions may be delayed or reduced. Further, if a reserve fund is established, payment of shareholder distributions to our shareholders may be delayed or reduced. Also, the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to pending and any future litigation, including the Consolidated Litigation, which could adversely impact the timing or amount of distributions.

Defaults under future sale agreements may delay or reduce shareholder distributions.

If you approve the plan of sale and it is implemented, we will seek to enter into binding sale agreements for each of our properties. The consummation of the potential sales for which we will enter into sale agreements in the future will be subject to satisfaction of closing conditions. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we may not be able to enter into a new agreement on a timely basis or on terms that are as favorable as the original sale agreement. Any delay in the completion of asset sales could delay our payment of shareholder distributions to our shareholders. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for this asset. These additional costs are not included in our Estimated Total Shareholder Distributions Range. If we incur these additional costs, our shareholder distributions to our shareholders would be reduced.

If we are unable to maintain the occupancy rates of currently leased space and lease currently available space or if tenants default under their leases or other obligations to us during the plan of sale process, our cash flow will be reduced and our shareholder distributions may be reduced or delayed.

We depend on tenants for revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants. In calculating the Estimated Total Shareholder Distributions Range, we assumed that we would maintain the occupancy rates of currently-leased space, that we would be able to rent certain currently available space and that we would not experience any significant tenant defaults during the plan of sale process that were not subsequently cured. Negative trends in one or more of these factors during the plan of sale process may adversely affect the sales price of the impacted assets, which would reduce or delay our shareholder distributions. Moreover, to the extent that we receive less rental income than we expect during the plan of sale process, our shareholder distributions will be reduced or delayed. We may also decide in the event of a tenant default to restructure the lease, which could require us to substantially reduce or delay the rent payable to us under the lease, or make other modifications that are unfavorable to us. Any reduction in our operating cash flow could cause the payment of shareholder distributions to our shareholders to be delayed or reduced.

Our entity value may be adversely affected by adoption of the plan of sale.

Once our shareholders approve the plan of sale and we commence implementing the plan of sale, it may dissuade parties that might have an interest in acquiring our Company as a whole by means of a merger transaction or otherwise from pursuing such an acquisition and may, especially as the process progresses and draws closer to completion, also preclude other possible courses of action not yet identified by our Board.

Our Board may terminate the plan of sale without shareholder approval at the Board’s discretion, and may also otherwise modify or amend the plan of sale at any time before or after it is approved by our shareholders.

Our Board has adopted and approved the plan of sale. Nevertheless, our Board may terminate the plan of sale without shareholder approval at the Board’s discretion and authorize us to continue to operate and engage in business activities. This power of termination may be exercised up to the time that the Notice of Termination of Existence has been accepted for record by the SDAT. Notwithstanding approval of the plan of sale by our shareholders, our Board may modify or amend the plan of sale without further action by our shareholders to the extent permitted under then current law. Subject to the conditions described above, the members of our Board may conclude either that their duties under applicable law require them to cause the Company to pursue business opportunities that present themselves or that abandoning the plan of sale is otherwise in the best interests of the Company. If our Board elects to pursue any alternative to the plan of sale, our shareholders may not receive any shareholder distributions.

Even if we receive the approval of the Plan of Sale Proposal, a merger transaction may require another shareholder approval under Maryland law or the Company organizational documents.

As noted elsewhere in this proxy statement, in connection with the Special Committee’s review of the Company’s strategic alternatives with its advisors, the Special Committee and the Board believe that obtaining the approval of the Plan of Sale Proposal will provide us with optimal flexibility in our pursuit of value-maximizing strategic alternatives, including allowing us to explore sales of assets through individual-asset, multiple-asset or portfolio sales without potentially requiring shareholder approval in connection with such future sales. However, even if the Plan of Sale Proposal is approved by our shareholders, the Board may approve a merger transaction that it believes is in our best interests and the best interests of our shareholders which may require shareholder approval under Maryland law, including requiring the approval of two-thirds of the outstanding Class A common shares. In connection therewith, regardless of whether the Company’s shareholders approve the plan of sale, the Company will not effect a merger or other transaction that would require shareholder approval under Maryland law (excluding a merger that the Board concludes in its sole discretion is for the primary purpose of establishing a liquidating entity) without circulating a proxy statement that would comply with Item 14 of Schedule 14A of the SEC and seeking and obtaining approval of that transaction from the Company’s shareholders. In addition, as of the date of this proxy statement, neither Mr. Lampert nor any of its affiliates has expressed interest as a potential bidder in the purchase of any assets of the Company, However, if Mr. Lampert or any of his affiliates were to propose a transaction with the Company that would constitute a Rule 13e-3 transaction under the rules of the SEC and the Company were to decide to engage in such a transaction with Mr. Lampert or any of his affiliates, the Company would circulate a proxy statement, which would comply with the requirements of SEC Rule 13e-3 and seek separate shareholder approval for that transaction, regardless of whether the Company’s shareholders approve the plan of sale. In any such case, the perceived benefits of obtaining the approval for the Plan of Sale Proposal may be reduced or eliminated, including, for example, increasing the time necessary to consummate the sale and dissolution of the Company, introducing additional uncertainty and conditionality to potential transactions, and discouraging certain potential buyers from participating in a potential transaction, any of which could adversely affect the Company’s ability to maximize value to its shareholders.

Because shareholder distributions may be made in multiple tax years, if we were to terminate the plan of sale in a tax year subsequent to one in which we had already made shareholder distributions, the timing and character of your taxation with respect to shareholder distributions made to you in the prior tax year could change, which may subject you to tax liability (which tax liability could be at ordinary income rather than capital gains rates) in the prior tax year that you would not otherwise have been subject to.

The U.S. federal income tax consequences of terminating the plan of sale are not entirely clear once we have begun making shareholder distributions, in particular because shareholder distributions could be made in multiple tax years to complete our plan of sale after the plan of sale has been approved by our shareholders. In general, distributions to you under the plan of sale should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of shareholder distributions to you exceeds your adjusted tax basis in your common shares, and then should be taxable to you as capital gain (assuming you hold your shares as a capital asset). However, if we terminate the plan of sale, the U.S. federal income tax treatment of any shareholder distributions already made pursuant to the plan of sale would change because they would no longer be treated as having been made as part of our complete liquidation. Instead, any such distributions would be treated as either a distribution made with respect to the shares you hold, subject to the normal rules of U.S. federal income tax the distributions you currently receive are subject to, or as payment to you for the sale or exchange of your shares in partial redemption of them. Whether sale or distribution treatment would apply to you would depend on your particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least be partially taxable to you. Accordingly, if we were to make shareholder distributions beginning with the tax year we adopted the plan of sale which did not exceed your tax basis in your shares (and therefore were not taxable to you), and then we were to terminate the plan of sale in a subsequent tax year, you may have a tax liability with respect to the distributions that were made to you in the prior tax years, and, if they are treated as distributions rather than a sale or exchange, such distributions may be subject to U.S. federal income tax on higher amounts of income and/or at higher rates than would have been applicable if we had not terminated the plan of sale. Certain shareholders may be subject to special rules. Please see the section entitled “Material U.S. Federal Income Tax Consequences” and consult your tax advisor as to the tax consequences applicable to your particular circumstances.

Distributing interests in a liquidating trust or conversion to another form of liquidating entity may cause you to recognize gain prior to the receipt of cash.

Our Board may cause the Company to transfer its remaining assets and liabilities to a liquidating trust or to convert the Company to another liquidating entity if our Board determines, in its discretion, that it is advantageous or appropriate to do so. Such a transfer or conversion would be treated as a distribution of our remaining assets to our shareholders, together with a contribution of the assets to the liquidating trust or other liquidating entity. As a result, you would recognize gain to the extent that your share of the cash and the net fair market value of any assets (less liabilities assumed) received or initially held by the liquidating trust or other liquidating entity was greater than your basis in your Company common shares, regardless of whether you contemporaneously receive a distribution of cash with which to satisfy any resulting tax liability, and the Company may have withholding tax obligations with respect to foreign shareholders. See “Tax Consequences of the Liquidating Trust” and “Tax Consequences of the Successor Liquidating Entity.” In addition, it is possible that the fair market value of the assets received or initially held by the liquidating trust or other liquidating entity, as estimated for purposes of determining the extent of your gain at the time at which interests in the liquidating trust or other liquidating entity are distributed to the shareholders, will exceed the cash or fair market value of property received by the liquidating trust or other liquidating entity on a later sale of the assets. In this case, you could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, the deductibility of which may be limited under the Code. The distribution to shareholders of interests in a liquidating trust or the conversion of the Company to another liquidating entity may also cause ongoing adverse tax consequences (particularly to tax-exempt and foreign shareholders, which may be required to file U.S. tax returns with respect to their share of income generated by the liquidating trust or other liquidating entity).

Our Board will have the authority to cause us to sell our assets under terms less favorable than those assumed for the purpose of estimating our Estimated Total Shareholder Distributions Range.

If the Plan of Sale Proposal is approved, our Board will have the authority to cause us to sell any and all of our assets on such terms and to such parties as our Board determines in its sole discretion. Notably, you will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

Shareholder litigation related to the plan of sale could result in substantial costs and distract our management.

Historically, extraordinary corporate actions by a company, such as our proposed plan of sale, often lead to securities class action lawsuits being filed against that company. This litigation may be expensive and, even if we ultimately prevail, the process of defending against lawsuits will divert management’s attention from implementing the plan of sale and otherwise operating our business. If we do not prevail in any lawsuit, we may be liable for damages. We cannot predict the amount of any such damages, however, if applicable, they may be significant and may cause shareholder distributions to our shareholders to be delayed.

Our trustees and executive officers may have conflicts of interest that may influence their support of the plan of sale.

Our trustees and executive officers may be deemed to have interests in the plan of sale that are in addition to, or different from, your interests as a shareholder, in light of the trustees’ share ownership, if any, and our executive officers’ share ownership, employment-related agreements with the Company and equity compensation awards they have received, each of which may entitle the trustees and executive officers to certain payments in connection with or following the transactions contemplated by the plan of sale. The impact of the proposed plan of sale on our trustees and executive officers is described more fully above under the heading “Proposal Four: Plan of Sale and Dissolution — Interests of Certain Persons in the Plan of Sale.”

Our basis of accounting is likely to change at some point, which could require us to write-down our assets.

At some point in the sale of assets, we must change our basis of accounting from the going-concern basis to the liquidation basis of accounting. In order for our financial statements to be in accordance with GAAP under the liquidation basis of accounting, all of our assets must be stated at the amount of consideration the entity expects to collect, and all of our liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled. Based on the most recent available information, if the plan of sale is adopted, we currently expect to make shareholder distributions that exceed the amount of our net assets as reported in our March 31, 2022 financial statements which were prepared in accordance with GAAP for a going concern. However, we cannot assure you what the ultimate amounts of such shareholder distributions will be. Therefore, there is a risk that the liquidation basis of accounting may entail write-downs of certain of our assets to values substantially less than their respective current carrying amounts, and may require that certain of our liabilities be increased or certain other liabilities be recorded to reflect the anticipated effects of an orderly plan of sale.

For as long as appropriate, we will continue to use the going-concern basis of accounting. If our shareholders do not approve the plan of sale, we will continue to account for our assets and liabilities under the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold or disposed of should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all of the available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets has occurred and the assets should be written down to their estimated fair value.

In addition, write-downs in our assets could reduce the prices that a third party would be willing to pay to acquire your shares or our assets.

Shareholders could be liable to creditors to the extent of shareholder distributions received if contingent reserves are insufficient to satisfy our liabilities.

If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of Company, our creditors could seek an injunction to prevent us from making distributions under the plan of sale on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders under the plan of sale.

If our plan of sale is approved, our common shares may be delisted from the NYSE.

Under the rules of the NYSE, the exchange has discretionary authority to delist our common shares if we proceed with the plan of sale. In addition, the exchange may commence delisting proceedings against us if (i) the average closing price of our common shares falls below $1.00 per share over a 30-day consecutive trading period or (ii) our average market capitalization falls below $15 million over a 30-day consecutive trading period. Even if the NYSE does not move to delist our common shares, we may voluntarily delist our common shares from the NYSE in an effort to reduce our operating expenses and maximize our shareholder distributions. If our common shares are delisted, you may have difficulty trading common shares on the secondary market. Moreover, if we establish a liquidating trust or other liquidating entity, our common shares (and interest in the liquidating trust or other entity) will not be transferable (except by will, intestate succession or operation of law).

If our plan of sale is approved, we will continue to incur the expenses of complying with public company reporting requirements during the implementation of the plan of sale.

Through the implementation our plan of sale, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. In order to curtail expenses, we may, after filing our Notice of Termination of Existence, seek relief (or rely on previously granted relief) from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we (or the liquidating trust or other liquidating entity we may establish) would continue to file current reports on Form 8-K to disclose material events relating to our plan of sale and dissolution, along with any other reports that the SEC might require, but would discontinue filing Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

As a result of the plan of sale, certain institutional shareholders may be required to sell their common shares or our common shares may fail to meet the requirements to be eligible for inclusion on certain indexes.

Upon the adoption of the plan of sale, the governing documents of certain of our institutional investors may prohibit them from holding common shares or interest in a liquidating trust or similar liquidating entity. Similarly, any index of which our common shares are a member, such as the Russell 2000, may have restrictions that would require our common shares to no longer be part of such index. If either or both of these were to be the case, such institutional investors and other investors that invest in stocks included on such index would be required to divest our common shares that they hold, which would create downward pressure on the trading price of our common shares. If this were to occur, shareholders that sell common shares prior to the completion of the plan of sale may receive less than shareholders that receive all shareholder distributions ultimately made.

There can be no assurance that our adoption of the plan of sale will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives at this time.

If our shareholders approve the plan of sale, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. While our Board believes that a plan of sale at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives at this time, such belief depends on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives could provide you with a greater return within a reasonable period of time. In that case, you will be foregoing those attractive opportunities if we implement the plan of sale. If the plan of sale is not approved by you and our other shareholders, our Board will evaluate other strategies or alternatives and we may, depending on the facts and circumstances, need to obtain the approval of our shareholders for sales of any substantial portion of the Company’s assets in accordance with Maryland law and our declaration of trust, which our advisors have informed us may deter participation by potential buyers and reduce shareholder value.

Even if you receive total shareholder distributions within the estimated range of $18.50 to $29.00 per share of the Company’s common shares, there can be no assurance regarding the total return you will realize or when you will realize it.

Although we have provided an estimated range of total shareholder distributions of $18.50 to $29.00 per share of the Company’s common shares, there can be no assurances regarding the amounts of any shareholder distributions or the timing thereof. Your total return will depend on the amount you paid for your shares and the date on which you purchased such shares. Please consult with your financial advisor for more information about your potential total return.

The bankruptcy or insolvency of a major tenant may adversely impact our operations, our ability to pay shareholder distributions and the resale value of our properties.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may cause the future rental income that we presently expect to receive to be reduced and may have an adverse impact on the resale value of our properties, which would reduce the amount of shareholder distributions we would be able to pay. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owed for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owed under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owed under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full. Consequently, the amount available to pay shareholder distributions to our shareholders could be significantly reduced.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters. We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property. Consequently, the amount available for distribution to our shareholders could be significantly reduced.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

If any of our properties has or develops mold, we may be required to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. We may become liable to our tenants, their employees and others if property damage or health concerns arise. Consequently, the amount available for distribution to our shareholders could be significantly reduced.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. While we have invested primarily in institutional-quality office properties, we also have made investments in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, which may include mold, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property as collateral for future borrowings and in which case the amount available for distribution to our shareholders could be significantly reduced.

Our costs associated with complying with the Americans with Disabilities Act (which we refer to in this proxy statement as the “ADA”) may affect cash available for distributions.

Our properties are generally subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We have attempted to acquire properties that comply with the ADA or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA. However, we may not be able to allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distributions and reduce the amount of distributions to our shareholders.

If the Company or the OP is required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the additional expenses and operational limitations associated with such registration may impair our ability to conduct our business as planned.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under the Investment Company Act, and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets, we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Material U.S. Federal Income Tax Consequences

The following summary discusses the material U.S. federal income tax consequences of the transactions contemplated by the plan of sale to a holder of our common shares who holds our common shares as a capital asset within the meaning of section 1221 of the Code, including the possible receipt by shareholders of interests in a liquidating trust, and of our possible conversion to another liquidating entity that is a limited liability company, partnership or trust (a “Successor Liquidating Entity”). The discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”), and judicial and administrative rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change or to different interpretations, possibly with retroactive effect. Any such change could affect the validity of this discussion.

The discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address all U.S. federal income tax consequences that may be relevant to you (including the potential application of the Medicare contribution tax) in light of your particular circumstances. Your tax treatment may vary depending upon your particular situation. The discussion below does not address the U.S. federal income tax consequences of the transactions contemplated by the plan of sale to all categories of shareholders, including shareholders subject to special treatment under U.S. federal income tax laws, including, for example:

•	banks and other financial institutions;

•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;

•	insurance companies;

•	pension plans, tax-exempt entities, or persons holding our common shares in a tax-deferred or tax advantaged account;

•	“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold their common shares as part of a straddle, hedge, constructive sale or conversion transaction;

•	REITs and regulated investment companies;

•	persons that directly, indirectly and/or constructively own 5% or more of our common shares;

•	U.S. expatriates;

•	U.S. holders whose “functional currency” is not the U.S. dollar;

•	persons who acquired our common shares through the exercise of an employee stock option or otherwise as compensation;

•

“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax, and in each case, shareholders of such corporations.

If any partnership, or entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the entity. If you are a partnership that holds our common shares, or a partner in such a partnership, you should consult your tax advisor regarding the tax consequences of the plan of sale.

We did not obtain an opinion of legal counsel and we did not request, and do not plan to request, a ruling from the Internal Revenue Service (“IRS”) or other tax authority on the U.S. federal, state or local tax consequences relevant to the plan of sale, and the statements in this proxy statement are not binding on the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

The discussion is based on the fact that we have revoked our election to qualify as a REIT and became taxable as a C corporation for U.S. federal income tax purposes effective as of January 1, 2022. This U.S. federal income tax discussion is for general information only and is not tax advice. This discussion may not address all the tax considerations that may be significant to a holder of our common shares. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO YOU OF THE PLAN OF SALE.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common shares that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Tax Consequences to the Company

If the plan of sale is adopted, any sale or other disposition of our assets will be a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset (including any deemed sale of a particular asset) will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken by the purchaser. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Code. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. We will be subject to tax on our taxable income until our plan of sale is complete. This liability would reduce the assets available for distribution to our shareholders pursuant to our plan of sale. We have certain tax attributes, including net operating loss carryforwards and capital loss carryforwards, which may reduce the amount of tax that we would otherwise be required to pay on gain that we recognize from the sale of our assets. The determination of whether and to what extent our tax attributes will be available, however, is highly complex and is based in part upon facts that will not be known until the completion of the asset sale.

The sale or other disposition of our assets will not be taxable to holders of our common shares, although as discussed below, any distribution made to holders of our common shares will be a taxable event to such holders.

Tax Consequences to the Shareholders

Before we make distributions to holders of our common shares, we expect that our Board will have approved and adopted a plan of sale and that our shareholders will have approved such plan. Accordingly, we intend that the plan of sale constitute a plan of “complete liquidation,” and that distributions made pursuant to the plan of sale constitute distributions made in “complete liquidation” of the Company. The approval of the plan of sale, however, does not ensure that any distributions we make will be treated as distributions in “complete liquidation” by the IRS. Unless otherwise specified, the remainder of this summary assumes that all distributions made to our shareholders after a vote of the shareholders approving the plan of sale will be treated for U.S. federal income tax purposes as distributions in complete liquidation of the Company. If distributions do not so qualify, they will be treated as dividends to our shareholders to the extent of our current and accumulated earnings and profits. As discussed below, if the Board were to terminate the plan of sale, the treatment of distributions made prior to such termination is uncertain, and such distributions may be subject to U.S. federal income tax on higher amounts of income and/or at higher rates than would have been applicable if the Board had not terminated the plan of sale.

U.S. Holders

If we consummate the plan of sale and liquidate, a U.S. holder will recognize gain or loss with respect to distributions made on our common shares pursuant to the plan of sale (“Liquidating Distributions”) equal to the difference between (i) the sum of the amount of cash and the fair market value of property (other than cash) distributed to such U.S. holder, and (ii) such U.S. holder’s adjusted tax basis in our common shares. A U.S. holder’s adjusted tax basis in our common shares will depend upon various factors, including the price paid by such U.S. holder for our common shares and the amount and nature of any prior distributions received with respect to such common shares. Any gain or loss so recognized generally would be capital gain or loss, and would be long-term capital gain or loss if the U.S. holder has held our common shares for more than one year. Long-term capital gains of non-corporate U.S. holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. The tax basis of any property other than cash distributed to a U.S. holder pursuant to the plan of sale will be the fair market value of the property at the time of the distribution.

If we consummate the plan of sale and liquidate, U.S. holders may receive one or more Liquidating Distributions. A U.S. holder’s gain or loss will be computed on a “per share” basis so that gain or loss is calculated separately for blocks of our common shares acquired at different dates and different prices. Each Liquidating Distribution will be allocated proportionately to each share of our common shares owned by a U.S. holder. Gain will be recognized in connection with a Liquidating Distribution only to the extent that the aggregate value of all Liquidating Distributions received by a U.S. holder with respect to a share exceeds the U.S. holder’s tax basis for that share. If the amount of the Liquidating Distributions is less than the U.S. holder’s basis in our common shares, the U.S. holder will generally recognize a loss in the year the final Liquidating Distribution is received.

If the plan of sale is not approved (or if it is approved, but one or more distributions are made to U.S. holders that are not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions by the Company to U.S. holders. Rather, such distributions will be treated as dividends to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in our common shares, which will reduce such tax basis (but not below zero). Any remaining excess will be treated as a capital gain. Dividends received by a corporate U.S. holder may qualify for a dividends-received deduction. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied. Until we are dissolved, the Board may terminate the plan of sale without shareholder approval at the Board’s discretion to the extent permitted under applicable law and authorize us to continue to operate and engage in business activities. If the Board were to terminate the plan of sale, Liquidating Distributions previously made to a U.S. holder could be recharacterized as distributions with respect to such U.S. holder’s common shares subject to the rules described in this paragraph or as payment to such U.S. holder for the sale or exchange of its common shares in partial redemption of them. Whether sale or distribution treatment would apply to a U.S. holder would depend on such U.S. holder’s particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least be partially taxable to U.S. holders, in which case U.S. holders would have to file amended returns and pay any additional taxes that may be due.

Liquidating Distributions made by us generally will not be unrelated business taxable income (UBTI”) to a tax-exempt U.S. holder that does not hold its Company common shares as “debt-financed property” within the meaning of the Code. However, tax-exempt U.S. holders may recognize UBTI with respect to assets (if any) transferred to a liquidating trust or Successor Liquidating Entity; see “Tax Consequences of the Liquidating Trust” and “Tax Consequences of the Successor Liquidating Entity” below.

Non-U.S. Holders

If we consummate the plan of sale and liquidate, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon receipt of Liquidating Distributions unless one of the following applies:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the non-U.S. holder’s common shares constitute a “United States real property interest” as defined in the Code (a “USRPI”).

Gain described in the first bullet above generally will be subject to U.S. federal income tax on a net basis at regular graduated income tax rates in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on its effectively connected earnings and profits that are attributable to such gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such gain, which may be offset by certain U.S.-source capital losses of the non-U.S. holder.

With respect to the third bullet, the non-U.S. holder’s common shares generally will be treated as a USRPI if the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the distribution and such non-U.S. holder’s holding period in its common shares and either (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of the total fair market value of our common shares at any time during such time period, or (ii) the common shares are not considered to be regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe we currently are a USRPHC and we expect to continue to be a USRPHC in the future. We believe our common shares currently are regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code; however, in connection with implementing the plan of sale, our Board would be authorized to terminate the registration of our common shares under the Exchange Act at such time as our Board considers appropriate, after which time our common shares may no longer be considered regularly traded on an established securities market. Even prior to the termination of the registration of our common shares, there is no assurance that our common shares will continue to be considered regularly traded on an established securities market. If a non-U.S. holder’s common shares constitute a USRPI, such non-U.S. holder generally will be subject to U.S. federal income tax in the same manner as if the non-U.S. holder was a U.S. holder, and such non-U.S. holder will be required to file a U.S. tax return with respect thereto. In addition, we would be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount of Liquidating Distributions made to the non-U.S. holder on its common shares. Non-U.S. holders should consult their tax advisors to determine the possible application of these USRPI rules to them.

If the plan of sale is not approved (or if it is approved, but one or more distributions are made to non-U.S. holders that are not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions by the Company to non-U.S. holders. Rather, such distributions will be treated as dividends to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any dividends on our common shares paid to a non-U.S. holder generally will be subject to U.S. withholding tax at a 30% rate, unless such non-U.S. holder provides to the Company or its paying agent a properly executed (1) IRS Form W-8ECI (or applicable successor form) certifying that the distribution is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States, or (2) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or in either case an applicable successor form), certifying its entitlement to an exemption from, or reduction in, withholding under an applicable income tax treaty. If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above (provided the non-U.S. holder provides the appropriate certification, as described above) but generally will be subject to U.S. federal income tax on such dividends at regular graduated income tax rates in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on its effectively connected earnings and profits that are attributable to such dividends, as adjusted for certain items. Until we are dissolved, the Board may terminate the plan of sale without shareholder approval at the Board’s discretion to the extent permitted under applicable law and authorize us to continue to operate and engage in business activities. If the Board were to terminate the plan of sale, Liquidating Distributions previously made to a non-U.S. holder could be recharacterized as distributions with respect to such non-U.S. holder’s common shares subject to the rules described in this paragraph or as payment to such non-U.S. holder for the sale or exchange of its common shares in partial redemption of them. Whether sale or distribution treatment would apply to a non-U.S. holder would depend on such non-U.S. holder’s particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, such distributions may be taxable to non-U.S. holders, in which case non-U.S. holders would have to file amended returns and pay any additional taxes that may be due.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to distributions pursuant to the plan of sale. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Tax Consequences of the Liquidating Trust

Our Board may at any time transfer our remaining assets and obligations to a liquidating trust if it determines that such a contribution is advisable. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to our shareholders, this will be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our shareholders. Accordingly, each holder will be treated as receiving a Liquidating Distribution from us equal to such holder’s share of the cash and the fair market value of the assets (less liabilities) transferred to the liquidating trust, and may recognize gain (or loss), and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a current distribution of such cash or other assets.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the liquidating trust will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit or interest in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a holder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder will be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to holders, the holders will recognize no additional gain or loss.

A holder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust which are attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the holder, which value will be determined by us and reported to the holders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust will provide to each holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its own U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to holders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the trust would be reduced by this additional level of tax, and a holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. We intend to take all available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.

Because holders would be treated as owning their respective shares of the liquidating trust’s assets, they would be treated as directly engaging in the operations of the liquidating trust. As such, tax-exempt U.S. holders holding interests in the liquidating trust may realize UBTI with respect to the trust’s operations, and non-U.S. holders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. holders would be subject to U.S. federal income tax and, for corporate non-U.S. holders, branch profits tax. Accordingly, the liquidating trust is expected to withhold at the applicable rate on any distributions made to non-U.S. holders. That amount will be creditable against the non-U.S. holder’s U.S. federal income tax liability. Tax-exempt U.S. shareholders and non-U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

Tax Consequences of the Successor Liquidating Entity

Pursuant to the plan of sale, our Board may at any time convert the Company into a Successor Liquidating Entity if it determines that such a conversion is advisable. If the Successor Liquidating Entity is organized as a trust that satisfies the requirements of a “liquidating trust” for U.S. federal income tax purposes as described above in “—Tax Consequences of the Liquidating Trust,” the Successor Liquidating Entity would be taxed as described above in that section. The following discussion assumes that the Successor Liquidating Entity is organized as a limited liability company, partnership or trust that is treated as a partnership for U.S. federal income tax purposes.

Under the Code, the conversion to a Successor Liquidating Entity should be treated as a deemed taxable liquidation of the Company under Section 331 of the Code and distribution of all of our assets and liabilities to our shareholders, immediately followed by a deemed contribution by our shareholders of our assets and liabilities to a newly formed partnership in exchange for equity in the partnership in a tax-free transaction under Section 721 of the Code. Accordingly, each holder may recognize gain (or loss), and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a current distribution of such cash or other assets. The deemed receipt of our assets in a deemed taxable liquidation is expected to be treated in the same manner as the receipt of Liquidating Distributions, as described above in “—Tax Consequences to the Shareholders.”

The Successor Liquidating Entity is expected to be treated as a partnership for U.S. federal income tax purposes, and due to the expected imposition of certain transfer restrictions on the holders of its interests, the Successor Liquidating Entity is not expected to be a “publicly traded partnership” for U.S. federal income tax purposes. As a result, the Successor Liquidating Entity generally is not itself expected to be subject to U.S. federal income tax, but each holder will be required to take into account its allocable share of the Successor Liquidating Entity’s items of income, gain, loss, deduction and/or credit for the taxable year of the Successor Liquidating Entity ending within or with the taxable year of the holder, without regard to whether such holder has received or will receive corresponding distributions from the Successor Liquidating Entity. Each item generally will have the same character and source as though the holder realized the item directly. A holder’s tax basis in its interests in the Successor Liquidating Entity will be equal to the fair market value of such interest on the date that it is distributed to the holder. A holder’s ability to use its share of the Successor Liquidating Entity’s losses and to deduct its share of the Successor Liquidating Entity’s expenses is subject to certain limitations.

If a holder receives a cash distribution (or deemed cash distribution) in an amount that exceeds such holder’s adjusted tax basis in its interest in the Successor Liquidating Entity, such holder would be required to recognize, for U.S. federal income tax purposes, gain to the extent of that excess. Such amount would generally be treated as gain from the sale or exchange of its interest in the Successor Liquidating Entity.

The Successor Liquidating Entity expects to file annually a U.S. federal income tax information return on IRS Form 1065 and will provide an IRS Schedule K-1 (or equivalent) to holders as soon as practicable following the end of each fiscal year. For any given year, the Successor Liquidating Entity may be unable to provide this information to its holders prior to the due date for the filing of tax returns with respect to that year. Each holder will be responsible for the preparation and filing of such holder’s own income tax returns, and each holder should be prepared to obtain extensions of the filing date for its income tax returns at the U.S. federal, state and local levels.

The Successor Liquidating Entity may be subject, or required, to withhold and pay over any U.S. or non-U.S. withholding taxes (including interest and penalties thereon) directly or indirectly imposed with respect to any holder or other taxes imposed on the Successor Liquidating Entity (including pursuant to a Successor Liquidating Entity-level audit). Without limiting the foregoing, if a non-U.S. holder receives a distribution that exceeds such holder’s adjusted tax basis in its interest in the Successor Liquidating Entity, such holder generally will be subject to the applicable U.S. withholding tax on such excess (subject to certain exceptions). The amount of any withholding or other taxes withheld will be deemed distributed to the relevant holder and deemed paid by that holder to the relevant taxing jurisdiction. Due to the complexity of the application of withholding tax rules, holders may be subject to under-withholding or over-withholding.

Under the Code, adjustments in tax liability with respect to the Successor Liquidating Entity’s items generally will be made at the Successor Liquidating Entity-level in a partnership proceeding which the Successor Liquidating Entity’s “partnership representative” will control, rather than by individual audits of the holders. Any audit adjustment that results in additional tax (including interest and penalties thereon) generally will be assessed and collected at the Successor Liquidating Entity-level in the taxable year of adjustment unless the Successor Liquidating Entity makes an election to issue adjusted tax information to those persons that were holders in the taxable year subject to audit. In general, the Successor Liquidating Entity may enter into a settlement agreement with the IRS on behalf of, and binding upon, the holders. It is possible that holders will be directly subject to audit of Successor Liquidating Entity items, or that a Successor Liquidating Entity-level audit will result in an audit of the holder’s own returns, which may give rise to additional taxation on a current or retroactive basis. The general partner of the Successor Liquidating Entity may be authorized to make, on behalf of the Successor Liquidating Entity, all tax determinations and elections in its discretion.

Tax-exempt U.S. holders holding interests in the Successor Liquidating Entity may realize UBTI with respect to the Successor Liquidating Entity’s operations, and non-U.S. holders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. holders would be subject to U.S. federal income tax and, for corporate non-U.S. holders, branch profits tax. Accordingly, the Successor Liquidating Entity is expected to withhold at the applicable rate on any distributions made to non-U.S. holders. That amount will be creditable against the non-U.S. holder’s U.S. federal income tax liability. Tax-exempt U.S. holders and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if we were to convert into a Successor Liquidating Entity.

Upon a U.S. holder’s subsequent sale, exchange or other taxable disposition of interests in the Successor Liquidating Entity, the U.S. holder should recognize gain or loss in an amount equal to the difference between the amount realized and its adjusted tax basis in the transferred interests. The amount realized will generally include the U.S. holder’s share of the Successor Liquidating Entity’s liabilities outstanding at the time of the disposition. Gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Successor Liquidating Entity would qualify for such treatment. Capital gain will be long-term capital gain if at the time of the sale, exchange or other disposition the U.S. holder held its interests in the Successor Liquidating Entity for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Upon a non-U.S. holder’s subsequent sale, exchange or other taxable disposition of interests in the Successor Liquidating Entity, such non-U.S. holder’s gain or loss would generally be treated as effectively connected income and subject to U.S. federal income tax. Further, the purchaser of an interest in the Successor Liquidating Entity is required to withhold (subject to certain exceptions) 10% of the amount realized (which generally includes the non-U.S. holder’s share of the Successor Liquidating Entity’s liabilities at the time of the disposition) by a non-U.S. holder in connection with the disposition of an interest in the Successor Liquidating Entity, or (subject to certain exceptions) 15% in the case of certain amounts relating to any “United States real property interest” under the Foreign Investment in Real Property Tax Act of 1980.

State and Local Tax

Holders may be required to file income tax returns in states or localities in which a liquidating trust or Successor Liquidating Entity owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its tax advisors regarding state and local tax consequences of owning units in a liquidating trust or interests in a Successor Liquidating Entity.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common shares) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including Liquidating Distributions paid on our common shares). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. An intergovernmental agreement between the jurisdiction of a recipient and the United States may modify the rules described in this paragraph. You should consult your tax advisor regarding the effect, if any, of the FATCA rules for you based on your particular circumstances.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO HOLDERS OF OUR COMMONS SHARES. THE TAX CONSEQUENCES OF THE DISTRIBUTIONS ON OUR COMMON SHARES AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST OR A SUCCESSOR LIQUIDATING ENTITY MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, NON-US OR OTHER TAX CONSEQUENCES TO YOU OF THE DISTRIBUTIONS ON OUR COMMON SHARES AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST OR A SUCCESSOR LIQUIDATING ENTITY.

PROPOSAL 5: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER SALE-RELATED COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide Company shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to our named executive officers in connection with the transactions contemplated by the plan of sale, as disclosed in this proxy statement, including as described in the section entitled “Proposal Four: Plan of Sale and Dissolution – Interests of Certain Persons in the Plan of Sale – Golden Parachute Compensation.” This vote is commonly referred to as a “say on golden parachute” vote. This non-binding, advisory proposal relates only to contractual obligations of the Company that may result in a payment to our named executive officers in connection with, or following, the consummation of the transactions contemplated by the plan of sale, and does not relate to any new compensation or other arrangements between our named executive officers. Further, this proposal does not relate to any compensation arrangements that are or may become applicable to our directors or executive officers who are not named executive officers.

As an advisory vote, this proposal is not binding upon the Company and the Company’s Board. Approval of this proposal is not a condition to completion of any of the transactions contemplated by the plan of sale, and this vote is separate from the other proposals to be voted on at the Annual Meeting. Accordingly, you may vote to approve such other proposals to be considered and vote not to approve the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the transactions contemplated by the plan of sale, and vice versa.

To the extent that we are contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote. These payments are a part of our comprehensive executive compensation program and are intended to align our named executive officers’ interests with yours as shareholders by ensuring their continued retention by the Company and commitment to the sale process during critical events, such as the potential transactions contemplated by the plan of sale, which may create significant personal uncertainty for them.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE FOLLOWING RESOLUTION, ON A NON-BINDING, ADVISORY BASIS:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the transactions contemplated by the plan of sale, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in Proposal Four: Plan of Sale and Dissolution – Interests of Certain Persons in the Plan of Sale The Sale — Golden Parachute Compensation.”

PROPOSAL 6: AMENDMENT DECLASSIFYING THE BOARD OF TRUSTEES

In response to shareholder input and after considering best practices with respect to corporate governance, the Board has determined that the annual election of all trustees is in the best interests of the Company and our shareholders.

The Board has approved and declared advisable, now seeks your approval of an amendment to our Declaration of Trust to declassify our Board, and provide for the annual election of our trustees. If this Declaration of Trust amendment is approved, then all of our trustees will stand for election at the 2023 annual meeting of shareholders and at each annual meeting thereafter and each trustee elected at any such annual meeting will be elected to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualify. All of our trustees whose terms in office would otherwise extend beyond the 2023 annual meeting of shareholders have confirmed that, if the Declassification Proposal is approved, they will stand for election at the 2023 annual meeting.

The proposed amendment to the Amended and Restated Declaration of Trust is attached to this Proxy Statement as Appendix B, which we would file promptly following the Annual Meeting if our shareholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE DECLARATION OF TRUST TO DECLASSIFY THE BOARD OF TRUSTEES.

PROPOSAL 7: AMENDMENT ON THE TIMING OF ANNUAL MEETINGS

In response to shareholder input, the Board has determined that it is the best interest of our shareholders to amend our Declaration of Trust to provide shareholders with the express right to seek the holding of an annual meeting of shareholders in any year if we have not held an annual meeting by the earlier of June 15 of that year or 13 months after the prior year’s annual meeting. This amendment is intended to provide shareholders with a right with respect to the calling of annual meetings similar to a right enjoyed by shareholders of a Delaware corporation.

If this Declaration of Trust amendment is approved, it will go into effect immediately. This amendment will help ensure that annual meetings of shareholders are held a in a timely manner.

The proposed amendment to the Amended and Restated Declaration of Trust is attached to this Proxy Statement as Appendix B, which we would file promptly following the Annual Meeting if our shareholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE DECLARATION OF TRUST TO PROVIDE FOR THE TIMING OF ANNUAL MEETINGS.

OTHER BUSINESS THAT MAY COME BEFORE THE MEETING

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business is properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2023 ANNUAL MEETING OF SHAREHOLDERS

Procedures for Submitting Shareholder Proposals

The Company currently expects to have its 2023 Annual Meeting of shareholders in May of 2023, more than 30 days before the anniversary of our Annual Meeting of Shareholders. Accordingly, under SEC Rule 14a-8, any proposal of a shareholder intended to be included in our proxy statement for the 2023 Annual Meeting pursuant to SEC Rule 14a-8 must be received by a deadline established by the Company that is a reasonable time before we begin to print and mail our 2023 proxy materials. The Company has set December 12, 2022 as the deadline for inclusion in the 2023 proxy statement. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2023 Annual Meeting of Shareholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws. Because, as noted above, the Company expects to hold its 2023 Annual Meeting more than 30 days before the anniversary of the 2022 Annual Meeting, pursuant to Section 12 of Article II of our current Bylaws. For notice by a shareholder to be timely, it must be received no earlier than the 150th day prior to the date of our 2023 Annual Meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of our 2023 Annual Meeting or the tenth day following the date of first public announcement of the date of our 2023 Annual Meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our trustees and executive officers and the beneficial holders of more than 10% of our Class A Shares to file reports of ownership and changes in ownership with respect to our Class A Shares with the SEC and to furnish copies of these reports to us.

Based solely on a review of the reports filed with the SEC and written representations from our trustees and executive officers that no other reports were required, the Company is not aware of any failures to file reports or report transactions in a timely manner during the year ended December 31, 2021, other than one transaction on one Form 4 filing for Mr. Dinenberg in connection with a grant made upon his promotion to Chief Operating Officer.

SOLICITATION OF PROXIES

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
Chief Legal Officer and Corporate Secretary

EXHIBIT A

PLAN OF SALE AND DISSOLUTION

1.

This Plan of Sale and Dissolution (the “Plan”) of Seritage Growth Properties, a Maryland real estate investment trust (the “Company”), has been approved by the Company’s Board of Trustees (the “Board”) as being advisable and in the best interests of the Company. The Board has directed that the Plan, including the sale of all or substantially all of the Company’s assets, the Company’s complete liquidation and the Company’s dissolution (in accordance with Section 331, Section 336 and Section 346(a) of the Internal Revenue Code of 1986, as amended), be submitted for approval to the holders (the “Common Shareholders”) of the outstanding Class A common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company. The Plan shall become effective upon approval of the Plan by the Common Shareholders holding at least a two-thirds of all the votes entitled to be cast on the matter. The date of the Common Shareholders’ approval is hereinafter referred to as the “Effective Date.”

2.

Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the Common Shareholders.

3.

Pursuant to the Plan, the Board shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself and/or in its capacity as the general partner of Seritage Growth Properties, L.P. (the “OP”), cause the OP to sell, convey, transfer and deliver or otherwise dispose of any or all assets of the OP in one or more transactions, in each case without further approval of the Shareholders (as defined herein).

The Company, acting for itself or in its capacity as the general partner of the OP, as appropriate, shall be authorized to engage in the winding up the Company’s business and affairs, discharging, paying or setting aside reserves for all Company liabilities, including but not limited to contingent liabilities and the liabilities of the OP or its subsidiaries, distributing its assets, including, but not limited to, the assets of the Company, and distributing the Company’s assets to its holders (together with the Common Shareholders, the “Shareholders”) of the outstanding 7.00% Series A cumulative redeemable preferred shares of beneficial interest (the “Series A Preferred Shares”) and its Common Shareholders, all in accordance with the Company’s Declaration of Trust, including the Articles Supplementary classifying and designating the Series A Preferred Shares, and the Company’s Bylaws (collectively, the “Governing Documents”), and the Plan, including to satisfy any contractual obligations including any capital call requirements and acquisitions or dispositions pursuant to buy-sell provisions under existing joint venture documentation, pay for tenant improvements and capital expenditures at the Company’s real estate properties (including real estate properties owned by joint ventures in which the Company owns an interest) if the Board so chooses and make protective acquisitions or advances with respect to the Company’s assets. Each Series A Preferred Share shall remain outstanding and entitled to receive distributions in accordance with the terms of such Series A Preferred Shares, until the holders thereof are paid the full liquidation preference therefor, which payment shall be made in a final amount determined in accordance with the Governing Documents and made not later than immediately prior to any distribution to the holders of the Common Shares.

4.

The appropriate officers of the Company shall take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or other form as may be conveniently distributed to the Shareholders.

5.

The Company shall (i) pay or make reasonable provision to pay all claims and obligations of the Company, the OP and its and their subsidiaries including all contingent, conditional or contractual claims known to the Company, the OP or its and their subsidiaries and (ii) make all provisions that are reasonably likely to be sufficient to provide compensation for any claim against the Company, the OP or its or their subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, the OP or its subsidiaries is a party. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company, the OP and its or their subsidiaries on the one hand and the applicable creditor on the other hand). The Company, acting for itself or in its capacity as the general partner of the OP, as appropriate, is authorized, but not required, to establish, or to cause the OP to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Company is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Company or such other successor-in-interest to the Company as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Company may also create a reserve fund by any other reasonable means.

6.

Subject to Section 7 below and the Governing Documents, the distributions contemplated by the Plan shall be in complete liquidation of the Company and, following the dissolution of the Company, all certificates evidencing the issued and outstanding Common Shares shall thereupon be canceled. The Board shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates evidencing the Common Shares outstanding.

7.

Upon the complete distribution of all assets of the Company to the holders of outstanding Common Shares and the dissolution of the Company, all Common Shares will be canceled and no longer deemed outstanding and all rights of the holders thereof as shareholders of the Company shall cease and terminate.

8.

In the event that the Board deems it necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or the Board determines in its discretion that it is otherwise advantageous or appropriate to do so, the Board may cause the Company to make the final distribution to Shareholders as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its discretion, substantially as follows:

(a)

The Company may create the Liquidating Trust under statutory or common law of Maryland or any other state of the United States and may transfer and assign all or substantially all of the remaining assets of the Company, the OP and its or their subsidiaries of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b)

Simultaneously with such transfer and assignment, and assuming no Series A Preferred Shares are longer outstanding, shares of common beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of Common Shares, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of common beneficial interest in the Liquidating Trust. Such deemed distribution of shares of common beneficial interest shall constitute the final distribution of all of the assets of the Company to the Shareholders under this Plan.

(c)

The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust of the Liquidating Trust”) in such form and contain such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Declaration of Trust of the Liquidating Trust shall provide: (i) that shares of common beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession or operation of law); (ii) that beneficial interests in the Liquidating Trust will not be represented by certificates; (iii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Trust’s assets were first transferred to it, subject to extensions of determinate duration; and (iv) that the Liquidating Trust may disclose annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Company’s Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

(d)	The initial trustees of the Liquidating Trust shall be subject to approval of the holders of Common Shares, by plurality vote.

(e)

Approval of this Plan and the transactions contemplated hereby shall constitute the approval by the Common Shareholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust of the Liquidating Trust, as approved by the Board and the appointment of trustees designated by the Board.

9.

In the event that (i) the Board determines it necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Commission or (ii) the Board determine in its discretion that it is otherwise advantageous or appropriate to do so, the Board may, instead of terminating the existence of the Company by voluntary dissolution under Maryland law pursuant to the Governing Documents, but nonetheless in furtherance of the liquidation of the Company, cause the Company to convert, by merger or otherwise, to a newly formed limited liability company, a partnership or a business trust (an “Other Liquidating Entity”) in accordance with Maryland law, at such time as the Board deems appropriate in its discretion, substantially as follows:

(a)	The Other Liquidating Entity to which the Company converts shall be organized under statutory or common law of Maryland or another U.S. state;

(b)

The Board shall, in its discretion, determine the effective time for the conversion of the Company, and shall file, or cause to be filed, for record with the State Department of Assessments and Taxation of Maryland appropriate articles (“Articles”) providing for such effective date and otherwise complying with Maryland law and other applicable law and shall file with the State Department of Assessments and Taxation of Maryland and other governmental authorities such other filings and documents as shall be necessary or appropriate to effect the conversion;

(c)

Upon the effective time of the conversion of the Company, and assuming no Series A Preferred Shares are then outstanding, in the conversion, the Common Shares shall be automatically converted into or exchanged for corresponding ownership or beneficial interests in the Other Liquidating Entity. Such conversion shall have the effects provided for under applicable Maryland or other applicable law.

(d)

The Other Liquidating Entity shall be constituted pursuant to articles of organization, certificate of limited partnership, a certificate of trust, a limited liability company agreement, a partnership agreement or other instrument or instruments governing the Other Liquidating Entity (the “Organizational Documents”) in such form and contain such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Organizational Documents shall provide: (i) that ownership or beneficial interests in the Other Liquidating Entity shall not be transferable (except by will, intestate succession or operation of law); (ii) that ownership or beneficial interests in the Other Liquidating Entity will not be represented by certificates; (iii) that the Other Liquidating Entity will have a finite life and will terminate upon the earlier of the complete distribution of the assets of the Other Liquidating Entity or a specified number of years from the date of the conversion, subject to extensions of determinate duration; and (iv) that the Other Liquidating Entity may disclose annual financial statements, which need not be audited, to holders of its ownership or beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Trust’s Commission file number to the extent the Other Liquidating Entity is eligible to do so) but need not prepare or distribute any quarterly financial statements.

(e)	The Articles and/or the Organizational Documents shall include provisions reasonably necessary to provide that this Plan shall be substantially applicable to the Other Liquidating Entity.

(f)	The initial directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity shall subject to approval of the holders of Common Shares, by plurality vote.

(g)

Approval of this Plan and the transactions contemplated hereby shall constitute the approval by the Common Shareholders of the conversion of the Company to an Other Liquidating Entity, the form and substance of the Organizational Documents of the Other Liquidating Entity, as approved by the Board and the appointment of directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity designated by the Board.

10.

Upon assignment and conveyance of the assets of the Company to the Common Shareholders, in complete liquidation of the Company as contemplated hereby, and the taking of all actions required under the law of the State of Maryland in connection with the plan of sale and dissolution of the Company, the proper officers of the Company shall execute and cause to be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence.

11.

Immediately prior to the transfer of the assets of the Company to the Shareholders, or at such other time as the Board considers appropriate, the Board and proper officers of the Company are authorized to cause the Company to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Shares under the Securities Exchange Act of 1934, as amended.

12.

The Board and the officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take any further actions, to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company, the OP and its and their subsidiaries and complete the plan of sale thereof, including, without limitation, (i) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, the OP and its and their subsidiaries whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in any medium as the Board may deem appropriate, (iv) the entering into of agreements with, or modifying or amending existing agreements with any advisor, agent, employee, officer, trustee or representative of the Company, the OP or its and their subsidiaries and (v) the modification of the Plan as may be necessary to implement the Plan. The death, resignation or other disability of any trustee or officer of the Company shall not impair the authority of the surviving or remaining trustees or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon the death, resignation or other disability, the surviving or remaining trustees shall have the authority to fill the vacancy or vacancies so created, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan.

13.	The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.

14.

Until the filing of the Certificate of Notice of Termination with and acceptance for record of the Certificate of Notice of Termination by the SDAT, the Board may terminate the Plan without approval by the Shareholders at the Board’s discretion to the extent permitted under applicable law. Notwithstanding approval of Plan by the Common Shareholders, until the filing of the Certificate of Notice of Termination with and acceptance for record of the Certificate of Notice of Termination by the SDAT, the Board may modify or amend the Plan without further action by the Shareholders to the extent permitted under then current law.

EXHIBIT B

PROPOSED AMENDMENTS TO THE DECLARATION OF TRUST

Amendment to Declaration of Trust Subject to Proposal 6

The second paragraph of Section 5.2 of Article V, which reads as follows, will be deleted:

On the first date after which the Trust has more than one holder of Common Shares (as defined below), the Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares (as defined below)) shall be classified, with respect to the terms for which they severally serve, into three classes, one class to serve initially for a term expiring at the next succeeding annual meeting of shareholders, another class to serve initially for a term expiring at the second succeeding annual meeting of shareholders and another class to serve initially for a term expiring at the third succeeding annual meeting of shareholders, with the Trustees of each class to serve until their successors are duly elected and qualify. At each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualify.

The second paragraph of Section 5.2 of Article V will be replaced with the following:

From and after the annual meeting of shareholders held in 2023, all Trustees shall be elected to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualify.

Amendment to Declaration of Trust Subject to Proposal 7

The first sentence of Section 8.1 of Article VIII will be amended to include the underlined language below:

There shall be an annual meeting of the shareholders, to be held on proper notice at such time and location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust, provided that if in any year there shall be a failure to hold an annual meeting of the shareholders on or prior to the earlier of June 15th of that year and 13 months after the last annual meeting of the shareholders, the Circuit Court for Baltimore City, Maryland may summarily order an annual meeting of shareholders to be held upon the petition of any shareholder.

B-1

C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD ADD 2 3 Your vote matters – here’s how to vote! ADD ADD 4 5 You may vote online or by phone instead of mailing this card. MMMMMMMMM ADD 6 Online Go to www.meetnow.global/MR25HDD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.meetnow.global/MR25HDD Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Trustees recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, 6, and 7: 1. The election of Adam Metz and Mitchell Sabshon as Class I trustees, to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified; + For Against Abstain For Against Abstain 01 - Adam Metz 02 - Mitchell Sabshon For Against Abstain For Against Abstain 2. The ratification of the appointment of Deloitte & Touche LLP as 3. An advisory, non-binding resolution to approve the Company’s our independent registered public accounting firm for fiscal executive compensation program for our named executive officers; year 2022; 4. The approval of the plan of sale of all of the assets and dissolution 5. An advisory, non-binding resolution to approve the compensation of the Company granting the Company the authority to sell all of that may become payable to our named executive officers in our assets, pay our liabilities, distribute the net proceeds to our connection with the transactions contemplated by the plan of sale; shareholders and liquidate, dissolve and wind up the Company; 6. The approval of an amendment to our Declaration of Trust to 7. The approval of an amendment to our Declaration of Trust to declassify our Board of Trustees; allow shareholders to seek a judicial order requiring the holding of an annual meeting of shareholders in future years if it is not held by the earlier of June 15 of that year or 13 months of the Any other business that may properly come before the meeting or prior year’s annual meeting; and any postponement or adjournment of the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 5 4 8 0 2 8 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2022 Annual Meeting of Seritage Growth Properties Shareholders will be held on Monday, October 24, 2022, 10:00 a.m. Eastern Time, virtually via the Internet at www.meetnow.global/MR25HDD To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.meetnow.global/MR25HDD IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Seritage Growth Properties + Proxy Solicited by Board of Trustees for Annual Meeting – October 24, 2022 Andrea Olshan, John Garilli, and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on [Month and Date], 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, 6, and 7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +